As filed with the Securities and Exchange Commission on June 12 , 2017

Registration No. 333- 217324

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ICTV Brands Inc.

(Exact name of registrant as specified in its charter)

Nevada	3845	76-0621102
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

489 Devon Park Drive, Suite 306

Wayne, PA 19087

(484) 598-2300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Ransom, President

489 Devon Park Drive, Suite 306

Wayne, PA 19087

(484) 598-2300

(Names, addresses and telephone numbers of agents for service)

Copies to:

Louis A. Bevilacqua, Esq.

BEVILACQUA PLLC

1050 Connecticut Avenue, NW,

Washington, DC 20036

(202) 869-0888

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company , or an emerging growth company . See the definitions of “large accelerated filer,” “accelerated filer , ” “smaller reporting company , ” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common Stock, $0.001 par value (4)	20,588,243	$0.57	$11,735,298.51	$1,360.12

(1)	Pursuant to Rule 416(b) under the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of any stock split, dividend or other distribution, recapitalization or similar event, or any price adjustment as a result of such stock splits, reverse stock splits or similar events with respect to any of the common stock offered hereby.
(2)	Estimated solely for the purpose of calculating the registration fee and based upon the average high and low sale price of the registrant’s common stock as reported on the OTCQX Marketplace on April 12, 2017, in accordance with Rule 457(c) under the Securities Act.
(3)	Registration fee previously paid.
(4)	The shares of common stock will be offered under the secondary offering prospectus relating to resales by the selling stockholders of the shares of common stock issued to such selling stockholders. The shares were issued to the selling stockholders in January 2017 in a private placement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to completion, dated June 12, 2017

ICTV Brands Inc.

20,588,243 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 20,588,243 shares of our common stock, par value $0.001 per share, issued to various stockholders in an exempt private placement completed on January 23, 2017.

All the shares of common stock offered by this prospectus are being sold by the selling stockholders. It is anticipated that the selling stockholders will sell the shares of common stock from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or at prices otherwise negotiated. For additional information on the possible methods of sale that may be used by the selling stockholders, see “Plan of Distribution” which begins on page 63.

We will not receive any of the proceeds from the sale of these shares of common stock by the selling stockholders. All expenses of registration incurred in connection with this offering are being borne by us; however, we are not responsible for any broker or similar commissions incurred by any selling stockholder.

Our common stock is traded in the OTCQX marketplace under the symbol “ICTV” and on the Canadian Securities Exchange under the symbol “ITV.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE “RISK FACTORS” BEGINNING ON PAGE 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2017.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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SUMMARY

The items in the following summary are described in more detail later in this prospectus. This summary provides an overview of selected information and does not contain all the information you should consider. Therefore, you should also read the more detailed information set out in this prospectus, including the financial statements, the notes thereto and matters set forth under “Risk Factors” on page 6. References in this prospectus to “ICTV Brands,” “we,” “our,” and “us” refer to ICTV Brands Inc.

The Company

We develop, market and sell our products through a multi-channel distribution strategy, including direct response television, or DRTV, digital marketing campaigns, live home shopping, traditional retail and e-commerce market places, and our international third party distributor network. We offer primarily health, beauty and wellness products as well as various consumer products, including:

●	DermaWandTM, a skin care device that reduces the appearance of fine lines and wrinkles, and helps improve skin tone and texture;

●	DermaVital®, a professional quality skin care line that effects superior hydration;

●	CoralActives® brand of acne treatment and skin cleansing products;

●	Derma Brilliance®, a skin care resurfacing device that helps reduce visible signs of aging;

●	JidueTM, a facial massager device which helps alleviate stress; and

●	Good Planet Super SolutionTM, a multi-use cleaning agent.

We acquire the rights to the products that we market primarily via licensing agreements, acquisition and in-house development and sell both domestically and internationally. We are presently exploring other devices and consumable product lines currently under licensing agreements.

As described below under “Recent Transactions,” we recently acquired several new brands, related intellectual property, inventory and other assets and have begun (or, will shortly begin) marketing and selling the following new products:

●	no!no!® Hair, a home use hair removal device;

●	no!no!® Skin, a home use device that uses light and heat to calm inflammation and kill bacteria in pores to treat acne;

●	no!no!® Face Trainer, a home use mask that supports a series of facial exercises;

●	no!no!® Glow, a home use device that uses light and heat energy to treat skin;

●	Made Ya Look, a heated eyelash curler;

●	no!no!® Smooth Skin Care, an array of skin care products developed to work with the devices to improve the treated skin;

●	Kryobak®, a home use device for the treatment of non-specific lower back pain;

●	ClearTouch®, a home use device for the safe and efficient treatment of nail fungus; and

●	Ermis Labs acne treatment cleansing bars.

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Competitive Strengths

We believe that our competitive strengths include the decades of management experience and strong industry relationships of our management team; our ability to associate our products with brands and then focus on traditional retail environments for the sales of those products; and our strong intellectual property portfolio.

Our Growth Strategy

We will implement the following strategic plans to take advantage of industry opportunities and our competitive strengths:

●	Capitalize on our multi-channel marketing approach;

●	Develop, acquire or obtain the license to consumer products that can be distributed and marketed profitably through a distribution network;

●	Research and develop new products that are unique and that will be suitable for direct response marketing;

●	Expand our proprietary product categories organically and through acquisitions;

●	Create brand awareness and further strengthen our brands through comprehensive marketing efforts;

●	Develop complementary products under existing brands;

●	Expand retail distribution of products initially marketed through DRTV;

●	Realize process; and

●	Expand into new international markets.

Risks Related to Our Business

Our business is subject to numerous risks, which are described in the section entitled “Risk Factors” immediately following this prospectus summary. Some of these risks include:

●	Lower than expected infomercial response rates or unsuccessful infomercials may result in a failure to achieve the customer base necessary to become or remain profitable.

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●	Failure to source new products may inhibit our ability to compete effectively.

●	Inability to effectively integrate the business that we acquired from PhotoMedex and its affiliates or additional businesses that we may acquire in the future may negatively affect our financial condition and results of operations.

●	Loss of key management may prevent us from implementing our business plan, limit our profitability and decrease the value of your stock.

●	Failure to protect our intellectual property rights could negatively affect our operating results.

●	The international nature of our business exposes us to certain business risks that could limit the effectiveness of our growth strategy and cause our results of operations to suffer.

●	We may encounter difficulties in quality testing and the manufacturing of our products in commercial quantities, which could adversely impact the rate at which we grow.

●	Failure to manage and protect our network security and underlying data effectively could harm our operating results.

●	We are exposed to risks associated with credit card and payment fraud and with credit card processing, which could cause us to lose revenue.

●	Any significant interruptions in the operations of our third-party call centers could cause us to lose sales and disrupt our ability to process orders and deliver our solutions in a timely manner.

●	A higher than anticipated level of product returns may adversely affect our business and our customers may misuse certain of our products, and product and other damages imposed on us may exceed our insurance coverage, or we may be subject to claims that are not covered by insurance.

●	We may be subject to product liability claims from time to time.

●	Our costs could substantially increase if we experience a significant number of warranty claims.

●	Our failure to obtain and maintain FDA clearances or approvals on a timely basis, or at all, would prevent us from commercially distributing and marketing current or upgraded products in the United States, which could severely harm our business.

●	We may need to raise additional funds to pursue its growth strategy or continue our operations, and we may be unable to raise capital when needed.

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The Offering

Common stock offered:	20,588,243 shares by the selling stockholders.

Common stock outstanding before and after this offering:	52,053,725 shares.

Common stock outstanding after this offering:	52,053,725 shares.

Use of proceeds:	We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. See Use of Proceeds on page 19.

Risk Factors:	See “Risk Factors” beginning on page 6 and the other information included in this prospectus for a discussion of some of the factors you should consider before deciding to purchase shares of our common stock.

Trading market:	Our common stock is traded in the OTCQX marketplace under the symbol “ICTV” and on the Canadian Securities Exchange under the symbol “ITV.”

The number of shares of our common stock outstanding after this offering is based on 52,053,725 shares of our common stock outstanding as of March 31, 2017, and excludes:

●	3,640,002 shares of our common stock issuable upon exercise of outstanding options with a weighted-average exercise price of $0.24 per share under the 2001 and 2011 Stock Option Plan and 2,193,334 shares of our common stock issuable upon exercise of outstanding options with a weighted average exercise price of $0.35 per share for stock options outside the 2011 Stock Option Plan; and

●	2,476,665 shares of our common stock reserved for future grants pursuant to our 2011 Stock Option Plan, as amended.

Recent Transactions

PhotoMedex Acquisition

On October 4, 2016, we, and our wholly-owned subsidiary ICTV Holdings, entered into an asset purchase agreement, pursuant to which we agreed to acquire substantially all of the assets of PhotoMedex and its subsidiaries, Radiancy, PhotoTherapeutics and Radiancy (Israel). The transaction was completed on January 23, 2017.

Ermis Labs Acquisition

On October 4, 2016, we, and our wholly-owned subsidiary Ermis Lab, Inc., entered into an asset purchase agreement with LeoGroup Private Debt Facility and Ermis Labs, pursuant to which our subsidiary agreed to acquire substantially all of the assets of Ermis Labs. The transaction was completed on January 23, 2017.

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Private Placement

On October 4, 2016, we entered into a securities purchase agreement with several accredited investors and on January 23, 2017 we sold 8,823,530 shares of common stock to such investors at a price of $0.34 per share, for aggregate gross proceeds of $3,000,000. Thereafter, on February 1, 2017 we completed a second and final closing under the securities purchase agreement in which we sold an additional 11,764,713 shares of our common stock to such investors at a price of $0.34 per share, for aggregate gross proceeds of $4,000,000.

We also entered into a registration rights agreement with the investors who participated in the private placement pursuant to which we are required to file this registration statement to register for re-sale the shares of our common stock that we sold in the private placement.

See Unaudited Financial Statements for the Three Months Ended March 31, 2017  for more information about the PhotoMedex acquisition, the Ermis Labs acquisition and the private placement.

Corporate Information

Our principal executive offices are located at 489 Devon Park Drive, Suite 306, Wayne, PA 19087 and our telephone number is (484) 598-2300. We maintain a website at www.ictvbrands.com. Information available on our website is not incorporated by reference in and is not deemed a part of this prospectus.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully read and consider all of the risks described below, together with all of the other information contained or referred to in this prospectus, before making an investment decision with respect to our common stock or our company. If any of the following events occur, our financial condition, business and results of operations (including cash flows) may be materially adversely affected. In that event, the market price of our common stock could decline, and you could lose all or part of your investment.

If the response rates to our infomercials are lower than we predict, we may not achieve the customer base necessary to become or remain profitable, and the value of your investment may decrease.

Our revenue projections assume that a certain percentage of viewers who see our infomercials will purchase our products. If a lower percentage of these viewers purchase our products than we project, we will not achieve the customer base necessary to become or remain profitable, and the value of your investment may decrease.

If our infomercials are not successful, we will not be able to recoup significant advance expenditures spent on production and media times, and our business plan may fail.

Our business involves several risks inherent in operating a direct response television business. The production of infomercials and purchase of media time for television involves significant advance expenditures. A short-form infomercial generally costs around $35,000-$50,000 to produce, while production costs for a long-form infomercial are generally around $150,000-$200,000. We are dependent on the success of the infomercials we produce and the public’s continued acceptance of infomercials in general. If our infomercials do not generate consumer support and create brand awareness and we cannot recover the initial money we spend on production and media time, we will not be able to recoup the advance expenditures and may go out of business if new products and additional capital are not available.

If we do not continue to source new products, our ability to compete will be undermined, and we may be unable to implement our business plan.

Our ability to compete in the direct marketing industry and to expand into the traditional retail environment depends on our ability to develop or acquire new innovative products under brands and to complement these products with related families of products under those brands. If we do not source new products as our existing products mature through their product life cycles, or if we do not develop related families of products under our brands, we will not be able to implement our business plan, and the value of your investment may decrease.

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A significant portion of our DermaWandTM sales depend on search engines and other online sources to attract visitors to our websites, and if we are unable to attract these visitors and convert them into customers in a cost-effective manner, our business and financial results may be harmed.

With a significant portion of our DermaWandTM sales being derived from e-commerce sites, our sales depend on our ability to attract online consumers to our websites and convert them into customers in a cost-effective manner, which depends, in part, on website design, search engines and other online sources for our website traffic. If our television media does not drive a sufficient amount of visits to our websites, if one or more of our competitors outbids us for specific search terms or utilizes search terms which are similar to those purchased by us, or if one or more of the website development companies or other online sources on which we rely for purchased listings, modifies or terminates its relationship with us, our expenses could rise, we could lose customers, traffic to our websites could decrease and our web sales and financial results could be negatively impacted.

We generate a significant portion of our direct response television revenue through long form infomercials, and the reduction in availability of such advertising or loss of advertising outlets could seriously harm our business.

We generate a significant portion of DermaWandTM sales using long form 30-minute infomercials. If we cannot purchase an adequate amount of advertising time, deliver our advertising in an appropriate and effective manner, and/or reach an acceptable rate of return on our advertising spend, we will continue to receive lower levels of sales leads and ultimately customers, and will generate less revenue, which could have a material impact on our business and our revenues.

We may not be able to effectively integrate the business that we acquired from PhotoMedex and its affiliates or additional businesses that we may acquire in the future.

Our ability to realize the anticipated benefits of the PhotoMedex acquisition will depend on our ability to integrate that business with our own. The combination of two independent businesses is a complex, costly and time-consuming process and there can be no assurance that we will be able to successfully integrate the PhotoMedex business into our business, or if such integration is successfully accomplished, that such integration will not be costlier or take longer than presently contemplated. Integration of the PhotoMedex acquisition may include various risks and uncertainties, including the factors discussed in the paragraph below. If we cannot successfully integrate and manage the PhotoMedex business within a reasonable time, we may not be able to realize the potential and anticipated benefits of the such acquisition, which could have a material adverse effect on our share price, business, cash flows, results of operations and financial position. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Transactions” for more information about the PhotoMedex acquisition.

We may also consider other strategic transactions, including acquisitions that we believe will complement, strengthen and enhance growth in our consumer products direct marketing business. We evaluate opportunities on a preliminary basis from time to time, but these transactions may not advance beyond the preliminary stages or be completed. Such acquisitions are subject to various risks and uncertainties, including:

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●	The inability to integrate effectively the operations, products, technologies and personnel of the acquired companies (some of which are in diverse geographic regions) and achieve expected synergies;

●	The potential disruption of existing business and diversion of management’s attention from day-to-day operations;

●	The inability to maintain uniform standards, controls, procedures and policies;

●	The need or obligation to divest portions of the acquired companies;

●	The potential impairment of relationships with customers;

●	The potential failure to identify material problems and liabilities during due diligence review of acquisition targets;

●	The potential failure to obtain sufficient indemnification rights to fully offset possible liabilities associated with acquired businesses; and

●	The challenges associated with operating in new geographic regions.

In addition, we cannot make assurances that the integration and consolidation of newly acquired businesses will achieve any anticipated cost savings and operating synergies.

We depend on key management and employees, the loss of whom may prevent us from implementing our business plan, limit our profitability and decrease the value of your stock.

We are dependent on the talent and resources of our key executives and employees. The success of our business depends on Kelvin Claney, our Chief Executive Officer and a member of our Board of Directors, and Richard Ransom, our President. Both Mr. Claney and Mr. Ransom have extensive experience in the direct response industry, and their services are critical to our success. The market for persons with experience in the direct response television industry is very competitive, and there can be no guarantee that we will be able to retain their services. The loss of either Mr. Claney or Mr. Ransom may prevent us from implementing our business plan, which may limit our profitability and decrease the value of your stock.

If we cannot protect our intellectual property rights, our operating results will suffer, and you could ultimately lose your investment.

We seek to protect our proprietary rights to our products through a combination of patents, trademarks, copyrights and design registrations. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our products or obtain and use information that we consider proprietary. Litigation may be necessary to enforce our intellectual property rights and to determine the validity and scope of the proprietary rights of others. Any litigation could result in substantial costs and diversion of management and other resources with no assurance of success and could seriously harm our business and operating results. Investors could lose their entire investment.

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The markets for our products are intensely competitive and we may not be able to compete effectively against the larger, more well-established companies that dominate this market or emerging, and small, innovative companies that may seek to obtain or increase their share of the market.

The markets for our products are intensely competitive and many of our competitors are much larger and have substantially more financial and human resources than we do. Many have long histories and strong reputations within the industry and a relatively small number of companies dominate these markets.

We compete directly with branded, premium retail products. In addition, due to regulatory restrictions concerning claims about the efficacy of personal care products, we may have difficulty differentiating our products from other competitive products, and competing products entering the personal care market could harm our revenue.

Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Our commercial opportunity will be reduced or eliminated if we are unsuccessful in convincing physician and patient customers and consumers to use our products or if our competitors develop and commercialize products that are safer and more effective than any products that we may develop.

The international third party distributor segment is exposed to business and macro-economic risks, which could cause results of our operations to suffer.

Expanding into new international markets and bringing new brands to our international distributor network is a major element of our growth strategy. Factors such as compliance with foreign laws regarding manufacture, importation and registration of our products, currency fluctuations including the impact of the strengthening of the U.S. dollar, competition from entrenched local companies, and product integration issues may have an adverse impact on our financial condition.

The international nature of our business exposes us to certain business risks that could limit the effectiveness of our growth strategy and cause our results of operations to suffer.

Continued expansion into international markets is an element of our growth strategy. Introducing and marketing our services internationally, developing direct and indirect international sales and support channels and managing foreign personnel and operations will require significant management attention and financial resources. We face several risks associated with expanding our business internationally that could negatively impact our results of operations, including:

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●	management, communication and integration problems resulting from cultural differences and geographic dispersion;

●	compliance with foreign laws, including laws regarding importation and registration of products;

●	compliance with foreign regulatory requirements and the ability to establish additional regulatory clearances necessary to expand distribution of our products in countries outside of the United States;

●	competition from companies with international operations, including large international competitors and entrenched local companies;

●	difficulties in protecting intellectual property rights in international jurisdictions;

●	political and economic instability in some international markets;

●	sufficiency of qualified labor pools in various international markets;

●	currency fluctuations and exchange rates; and

●	potentially adverse tax consequences or an inability to realize tax benefits.

We may not succeed in our efforts to expand our international presence as a result of the factors described above or other factors that may have an adverse impact on our overall financial condition and results of operations.

We may encounter difficulties in quality testing and the manufacturing of our products in commercial quantities, which could adversely impact the rate at which we grow.

There can be no guarantee that our quality assurance testing programs will be adequate to detect all defects, either ones in individual products or ones that could affect numerous shipments, which might interfere with customer satisfaction, reduce sales opportunities, or affect gross margins. In the future, we may need to replace certain of our product’s components and provide remediation in response to the discovery of defects or bugs in such products that we have shipped. There can be no assurance that such a remediation, depending on the product involved, would not have a material impact. An inability to cure a product defect could result in the failure of a product line, temporary or permanent withdrawal from a product or market, damage to our reputation, inventory costs or product reengineering expenses, any of which could have a material impact on our revenue, margins and net income.

Further, we may encounter difficulties manufacturing our line of products because we have limited experience manufacturing such products in significant commercial quantities. Thus, we will, in order to increase its manufacturing output significantly, have to attract and retain qualified employees for such assembly and testing operations.

Some of the components necessary for the assembly of our products are currently provided to us by third-party suppliers. While alternative suppliers exist and could be identified, the disruption or termination of the supply of components could cause a significant increase in the costs of these components, which could affect our operating results. Our dependence on a limited number of third-party suppliers and the challenges we may face in obtaining adequate supplies involve several risks, including limited control over pricing, availability, quality and delivery schedules. A disruption or termination in the supply of components could also result in our inability to meet demand for its products, which could harm our ability to generate revenues, lead to customer dissatisfaction and damage its reputation. Furthermore, if we are required to change the manufacturer of a key component of our products, we may be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations and guidelines including Quality Systems Regulations, or QSR requirements and performance standards. Failure to do so could result in the FDA taking legal or regulatory enforcement action against us and/or our products (e.g. recalls, fines, penalties, injunctions, seizures, prosecution or other adverse actions). The delays associated with the verification of a new manufacturer could delay our ability to manufacture our products.

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If we fail to manage and protect our network security and underlying data effectively our businesses could be disrupted which could harm our operating results.

Our possession and use of personal information presents risks and expenses that could harm our business. Unauthorized disclosure or manipulation of such data, whether through breach of our network security or otherwise, could expose us to costly litigation, damage our reputation and possibly result in a lower revenue stream and the loss of some of our customers.

Maintaining our network security is of critical importance because the online e-commerce systems store proprietary and confidential customer data such as names, addresses, other personal information and credit card numbers. We use commercially available encryption technology to transmit personal information when taking orders. However, third parties may be able to circumvent these security and business measures by developing and deploying viruses, worms and other malicious software programs that are designed to attack or attempt to infiltrate our systems and networks. In addition, employee error, malfeasance or other errors in the storage, use or transmission of personal information could result in a breach of customer or employee privacy. We employ contractors and temporary and part-time employees who may have access to the personal information of customers and employees. It is possible such individuals could circumvent its controls, which could result in a breach of customer privacy.

Possession and use of personal information in conducting our business subject us to legislative and regulatory burdens that could require notification of data breach, restrict our use of personal information and hinder its ability to acquire new customers or market to existing customers. We have incurred, and will continue to incur, expenses to comply with privacy and security standards and protocols imposed by law, regulation, industry standards or contractual obligations.

If third parties improperly obtain and use the personal information of our customers, we may be required to expend significant resources to resolve these problems. A major breach of our network security and systems could have serious negative consequences for our businesses, including possible fines, penalties and damages, reduced customer demand for our products and services, harm to its reputation and brand and loss of our ability to accept and process customer credit card orders.

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We are exposed to risks associated with credit card and payment fraud and with credit card processing, which could cause us to lose revenue.

A significant part of our sales is processed through credit cards or automated payment systems to pay for our products and services. We have suffered losses, and may continue to suffer losses, because of orders placed with fraudulent credit cards or other fraudulent payment data. For example, under current credit card practices, we may be liable for fraudulent credit card transactions if we do not obtain a cardholder’s signature, a frequent practice in internet sales. We employ technology solutions to help us detect fraudulent transactions. However, the failure to detect or control payment fraud could cause us to lose sales and revenue.

Any significant interruptions in the operations of our third-party call centers could cause us to lose sales and disrupt our ability to process orders and deliver our solutions in a timely manner.

We rely on third-party call centers to sell our products, respond to customer service and technical support requests and process orders. Any significant interruption in the operation of these facilities, including an interruption caused by our failure to successfully expand or upgrade our systems or to manage these expansions or upgrades, could reduce our ability to receive and process orders and provide products and services, which could result in lost and cancelled sales and damage to our brand and reputation.

As we grow, we will need more capacity from those existing call centers, or we will need to identify and contract with new call centers. We may not be able to continue to locate and contract for call center capacity on favorable terms, or at all. Additionally, the rates those call centers charge us may increase, or those call centers may not continue to provide service at the current levels.

If our third-party call center operators do not convert inquiries into sales at expected rates, our ability to generate revenue could be impaired. Training and retaining qualified call center operators is challenging, and if we do not adequately train our third party call center operators, they will not convert inquiries into sales at an acceptable rate.

Our marketing campaigns and advertising may be attacked as false and misleading, and our media spending might not result in increased net sales or generate the levels of product and brand name awareness that we desire. We might not be able to increase our net sales at the same rate as we increase our advertising and marketing expenditures.

Our future growth and profitability will depend in part on the effectiveness and efficiency of our marketing campaigns and media spending, including its ability to:

●	create greater awareness of our products and brand name;

●	determine the appropriate creative message and media mix for future expenditures; and

●	effectively manage advertising costs, including creative and media costs, to maintain acceptable costs in relation to sales levels and operating margins.

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Our consumer product’s portfolio of infomercials advertising, and other forms of media may not result in increased sales or generate desired levels of product and brand name awareness, and may be attacked as false and misleading. We may not be able to increase our net sales at the same rate as we increase our advertising expenditures or may be required to defend against inaccurate claims of false advertising.

We periodically update the content of our infomercials and revise our product offerings. If customers are not as receptive to new infomercial content or product offerings, our sales through our infomercial sales channel will decline. In addition, if there is a marked increase in the price that we pay for our media time, the cost-effectiveness of our infomercials will decrease. If our infomercials are broadcast during times when viewership is low, this could also result in a decrease of the cost-effectiveness of such broadcasts, which could cause our results of operations to suffer. Also, to the extent we have committed in advance for broadcast time for our infomercials, we would have fewer resources available for potentially more effective distribution channels.

A higher than anticipated level of product returns may adversely affect our business and our customers may misuse certain of our products, and product and other damages imposed on us may exceed our insurance coverage, or we may be subject to claims that are not covered by insurance.

We offer consumers who purchase our consumer products directly from us an unconditional full 30-days or 60-days money-back guarantee, depending on the product returned. Retailers and home shopping channels are also permitted to return the consumer products, subject to certain limitations. We establish revenue reserves for product returns based on historical experience, estimated channel inventory levels and other factors. If product returns exceed estimates, the excess would offset reported revenue, which could negatively affect our financial results. Product returns and the potential need to remedy defects or provide replacement products or parts for items shipped in volume could result in substantial costs, the requirement to conduct an FDA recall and/or submit an FDA-required report of a correction/removal and have a material adverse effect on our business and results of operations.

We may be subject to product liability claims from time to time.

Several our products are highly complex and some are used to treat delicate skin conditions on and near a patient’s face. In addition, the clinical testing, manufacturing, marketing and use of certain of our products and procedures may also expose us to product liability, FDA regulatory and/or legal actions, or other claims.

We presently maintain liability insurance with coverage limits of at least $1,000,000 per occurrence, which we believe is an adequate level of product liability insurance, but product liability insurance is expensive and we might not be able to obtain product liability insurance in the future on acceptable terms or in sufficient amounts to protect us, if at all. A successful claim brought against us in excess of our insurance coverage could have a material adverse effect on our business, results of operations and financial condition. In addition, continuing insurance coverage may also not be available at an acceptable cost, if at all. Therefore, we may not be able to obtain insurance coverage that will be adequate to satisfy a liability that may arise. Regardless of merit or eventual outcome, product liability claims may result in decreased demand for a product, injury to our reputation, withdrawal of clinical trial volunteers and loss of revenues. Thus, regardless of whether we are insured, a product liability claim or product recall may result in losses that could result in the FDA taking legal or regulatory enforcement action us and or our products including recall, and could have a material adverse effect upon our business, financial condition and results of operations.

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Our costs could substantially increase if we experience a significant number of warranty claims.

We provide 12-month product warranties, and offer longer warranty available for purchase, against technical defects. Our product warranty requires us to repair defective parts of our products, and if necessary, replace defective components. Historically, we have received a limited number of warranty claims for these products. The costs associated with such warranty claims have historically been relatively low. Thus, we generally do not accrue a significant liability contingency for potential warranty claims.

If we experience an increase in warranty claims, or if our repair and replacement costs associated with such warranty claims increases significantly, we will begin to incur liabilities for potential warranty claims after the sale of our products at levels that we have not previously incurred or anticipated. In addition, an increase in the frequency of our warranty claims or amount of warranty costs may harm our reputation and could have a material adverse effect on our financial condition and results of operations.

We may be subject to litigation that will be costly to defend or pursue and uncertain in its outcome.

Our business may bring us into conflict with its licensees, licensors, or others with whom we have contractual or other business relationships, or with our competitors or others whose interests differ from us. If we are unable to resolve those conflicts on terms that are satisfactory to all parties, we may become involved in litigation brought by or against us. Such litigation is likely to be expensive and may require a significant amount of management’s time and attention, at the expense of other aspects of our business. The outcome of litigation is always uncertain, and in some cases, could include judgments against us that require us to pay damages, enjoin us from certain activities, or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business. In addition, while we maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover the total amount of all insured claims and liabilities. It also is not possible to obtain insurance against all potential risks and liabilities. We cannot predict what the outcome will be in any ongoing or threatened litigations, and any adverse results in any such litigations may also materially and negatively impact our business, the market price of its common stock, cash flow, prospects, revenues, profitability or capital expenditures, or have other material adverse effects on its business, reputation, results of operations, financial condition or liquidity.

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Our failure to obtain and maintain FDA clearances or approvals on a timely basis, or at all, would prevent us from commercially distributing and marketing current or upgraded products in the United States, which could severely harm our business.

Our products are subject to rigorous regulation by the FDA and numerous other federal, state and foreign governmental authorities. The process of obtaining regulatory clearances or approvals to market a medical device can be costly and time consuming, and we may not be able to obtain these clearances or approvals on a timely basis, if at all. The FDA permits commercial distribution of a new medical device only after the device has received clearance under Section 510(k) of the Federal Food, Drug and Cosmetic Act, or is the subject of an approved premarket approval application, or PMA, unless the device is specifically exempt from those requirements. Should the FDA require, or a change in current regulations occur, that our products be FDA-cleared for marketing and sale in the U.S. we may be required to incur significant expense and engage in a time-consuming process seeking such approvals. If we were unable to obtain the required FDA approvals for these products or as necessary to make certain claims about the efficacy of the products, our sales of these products in the U.S. could be materially adversely affected.

The FDA clears marketing of lower-risk medical devices through the 510(k) process if the manufacturer demonstrates that the new product is substantially equivalent to other 510(k)- cleared products. High risk devices deemed to pose the greatest risk, such as life-sustaining, life-supporting, or implantable devices, or devices not deemed substantially equivalent to a previously cleared device, require the pre-market approval (PMA). The PMA process is costlier, and lengthier, than the 510(k) clearance process. A PMA application must be supported by extensive data, including, but not limited to, technical, preclinical, clinical trial, manufacturing and labeling data, to demonstrate to the FDA’s satisfaction the safety and efficacy of the device for its intended use.

Our failure to comply with U.S. federal, state and foreign governmental regulations could lead to the issuance of warning letters or untitled letters, the imposition of injunctions, suspensions or loss of regulatory clearance or approvals, product recalls, or corrective action, termination of distribution, product seizures or civil penalties. In the most extreme cases, criminal sanctions or closure of the manufacturing facility are possible.

If we fail to manage our growth effectively, our businesses could be disrupted which could harm our operating results.

We have experienced, and may in the future experience, growth in our business, both organically and through the acquisition of businesses and products. We expect to make significant investments to enable our future growth through, among other things, new product innovation and clinical trials for new applications and products.

Such growth may place a strain on our management and operations. Our ability to manage this growth will depend upon, among other factors, our ability to broaden our management team; our ability to attract, hire, train, motivate and retain skilled employees; and the ability of our officers and key employees to continue to implement and improve our operational, financial and other systems, to manage multiple, concurrent customer relationships and different products and to respond to increasing compliance requirements. Our future success is heavily dependent upon achieving such growth and acceptance of our products. Any failure to effectively manage future growth could have a material adverse effect on our business, results of operations and financial condition.

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We may need to raise additional funds to pursue our growth strategy or continue our operations, and we may be unable to raise capital when needed.

From time to time, we may seek additional equity or debt financing to provide for the capital expenditures required to finance working capital requirements, continue our expansion, to increase liquidity, develop new products and services or make acquisitions or other investments. In addition, if our business plans change, general economic, financial or political conditions in our markets change, or other circumstances arise that have a material effect on its cash flow, the anticipated cash needs of our business as well as our conclusions as to the adequacy of our available sources of capital could change significantly. Any of these events or circumstances could result in significant additional funding needs, requiring us to raise additional capital, and we cannot predict the timing or amount of any such capital requirements now. If financing is not available on satisfactory terms, or at all, we may be unable to expand our business or to develop new business at the rate desired and its results of operations may suffer.

Our issuance of additional shares may have the effect of diluting the interest of stockholders.

Any additional issuances by us of common stock from our authorized but unissued shares may have the effect of diluting the percentage interest of existing stockholders. Out of our 100,000,000 authorized common shares, 47,946,275 shares, or 48%, remain unissued at March 31, 2017. We have 5,833,336 stock options outstanding as of March 31, 2017. The board of directors has the power to issue such shares without stockholder approval. None of our 20,000,000 authorized preferred shares are issued. We may issue additional common shares or preferred shares in the future to raise capital to fund our business operations and growth objectives.

The board of directors’ authority to set rights and preferences of preferred stock may prevent a change in control by stockholders of common stock.

Preferred shares may be issued in series from time to time with such designation, rights, preferences and limitations as our board of directors determines by resolution and without stockholder approval. This is an anti-takeover measure. The board of directors has exclusive discretion to issue preferred stock with rights that may trump those of common stock. The board of directors could use an issuance of preferred stock with dilutive or voting preferences to delay, defer or prevent common stockholders from initiating a change in control of our company or reduce the rights of common stockholders to the net assets upon dissolution. Preferred stock issuances may also discourage takeover attempts that may offer premiums to holders of our common stock.

Concentration of ownership of management and directors may reduce the control by other stockholders over ICTV.

Our executive officers and directors own or exercise full or partial control over 26% of our outstanding common stock. Thus, other investors in our common stock may not have much influence on corporate decision-making. In addition, the concentration of control over our common stock in the executive officers and directors could prevent a change in control of our company.

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Our board of directors is staggered, which makes it more difficult for a stockholder to acquire control of our company.

Our articles of incorporation and bylaws provide that our board of directors be divided into three classes, with one class being elected each year by the stockholders. This generally makes it more difficult for stockholders to replace a majority of directors and obtain control of the board.

Stockholders do not have the authority to call a special meeting, which discourages takeover attempts.

Our articles of incorporation permit only our board of directors to call a special meeting of the stockholders, thereby limiting the ability of stockholders to effect a change in control of our company.

We do not anticipate paying dividends to common stockholders in the foreseeable future, which makes investment in our stock speculative or risky.

We have not paid dividends on our common stock and do not anticipate paying dividends on our common stock in the foreseeable future. The board of directors has sole authority to declare dividends payable to our stockholders. The fact that we have not and do not plan to pay dividends indicates that we must use all our funds generated by operations for reinvestment in our operating activities. Investors also must evaluate an investment in our company solely on the basis of anticipated capital gains.

Limited liability of our executive officers and directors may discourage stockholders from bringing a lawsuit against them.

Our articles of incorporation and bylaws contain provisions that limit the liability of directors for monetary damages and provide for indemnification of officers and directors. These provisions may discourage stockholders from bringing a lawsuit against officers and directors for breaches of fiduciary duty and may also reduce the likelihood of derivative litigation against officers and directors even though such action, if successful, might otherwise have benefited the stockholders. In addition, a stockholder’s investment in our company may be adversely affected to the extent that costs of settlement and damage awards against officers or directors are paid by us under the indemnification provisions of the articles of incorporation and bylaws. The impact on a stockholder’s investment in terms of the cost of defending a lawsuit may deter the stockholder from suing one of our officers or directors. We have been advised that the Securities and Exchange Commission takes the position that this provision does not affect the liability of any director under applicable federal and state securities laws.

Our pro forma financial information may not be representative of our future performance.

In preparing the pro forma financial information included in this prospectus, we have adjusted our historical financial information based upon currently available information and upon assumptions that our management believes are reasonable in order to reflect, on a pro forma basis, the impact of the acquisition of assets from PhotoMedex and its affiliates as described elsewhere in this prospectus. The estimates and assumptions used in the calculation of the pro forma financial information in this prospectus may be materially different from our actual experience. Accordingly, the pro forma financial information included in this prospectus does not purport to indicate the results that would have been achieved had the acquisition of such assets been completed on the assumed date or for the periods presented, or which may be realized in the future, nor does the pro forma financial information give effect to any events other than those discussed in our unaudited pro forma financial statements and related notes. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Transactions” for more information about the PhotoMedex acquisition.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus include and incorporate forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, statements about the plans, objectives, expectations and intentions of our management and other statements contained in this prospectus that are not historical facts. Forward-looking statements in this prospectus or hereafter included in other publicly available documents filed with the Securities and Exchange Commission, reports made to our stockholders and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management’s best estimates, which in turn are based upon current conditions and the most recent results of operations. When used in this prospectus, the words “expect,” “anticipate,” “assume,” “intend,” “may,” “plan,” “predict,” “project,” “believe,” “seek,” “estimate” and similar expressions are generally intended to identify forward-looking statements, because these forward-looking statements involve risks and uncertainties. These forward-looking statements include, but are not limited to, statements about:

●	forecasts of future business performance, consumer trends and macro-economic conditions;

●	descriptions of market and/or competitive conditions;

●	descriptions of plans or objectives of management for future operations, products or services, including our ability to integrate and capitalize on our acquisitions;

●	our estimates regarding the sufficiency of our cash resources, expenses, capital requirements and needs for additional financing, and our ability to obtain additional financing

●	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

●	our ability to obtain and maintain regulatory approvals of our products;

●	our ability to integrate businesses that we have acquired and may acquire in the future; and

●	descriptions or assumptions underlying or related to any of the above items.

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Considering these assumptions, risks and uncertainties, the results and events — discussed in the forward-looking statements contained in this prospectus — might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether because of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. There are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including our plans, objectives, expectations and intentions and other factors discussed under “Risk Factors.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders.

DIVIDEND AND DISTRIBUTION POLICY

To date we have not paid any dividends on our common stock, and we do not expect to declare or pay any dividends on our common stock in the foreseeable future. Payment of any dividends will be dependent upon our future earnings, if any, our financial condition, and other factors the board of directors determines are relevant.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently traded in the Over-the-Counter Markets Group, “OTCQX,” under the symbol “ICTV,” and on the Canadian Securities Exchange, or “CSE”, under the symbol “ITV.” The range of reported high and reported low bid prices per share for our common stock for each fiscal quarter within the last two fiscal years, as reported by Yahoo! Finance is set forth below. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

	High	Low		High	Low
Quarter ended	($)	($)	Quarter ended	($)	($)
March 31, 2017	0.64	0.25
December 31, 2016	0.41	0.16	December 31, 2015	0.45	0.16
September 30, 2016	0.29	0.15	September 30, 2015	0.59	0.40
June 30, 2016	0.32	0.16	June 30, 2015	0.69	0.50
March 31, 2016	0.27	0.17	March 31, 2015	0.78	0.43

Number of Holders of Our Common Stock

As of March 31, 2017, there were 52,053,725 shares of common stock outstanding. We estimate these shares are held by approximately 366 stockholders of record.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and related notes present the historical condensed combined financial information of ICTV Brands, Inc. (herein referred to as the “Company,” “we,” “our,” or similar terms unless the context indicates otherwise) and PhotoMedex, Inc. after giving effect to the asset acquisition of the consumer products division of PhotoMedex, Inc. that was completed on January 23, 2017, pursuant to which, ICTV Brands, Inc. acquired certain identifiable assets of PhotoMedex, Inc.

On October 4, 2016, we and our newly-formed, wholly-owned subsidiary ICTV Holdings entered into an asset purchase agreement with PhotoMedex, Inc., a Nevada corporation, and its subsidiaries, Radiancy, Inc., a Delaware corporation, PhotoTherapeutics Ltd, a private limited company limited by shares incorporated under the laws of England and Wales, and Radiancy (Israel) Limited, a private corporation incorporated under the laws of the State of Israel, (collectively referred to as PhotoMedex, Inc.), pursuant to which ICTV Holdings agreed to acquire substantially all of the assets of PhotoMedex, Inc., including, but not limited to, all of the equity interests of PhotoMedex, Inc.’s subsidiaries Radiancy (HK) Limited, a private limited company incorporated under the laws of Hong Kong, and LK Technology Importaçăo E Exportaçăo LTDA, a private Sociedade limitada formed under the laws of Brazil, for a total purchase price of $9,500,000 (such acquisition is referred to herein as the “PhotoMedex a cquisition”). The asset purchase agreement was subject to certain terms and conditions and on January 23, 2017, we completed the PhotoMedex acquisition.

The PhotoMedex acquisition included the acquisition of proprietary products and services that address skin diseases and conditions or pain reduction using home-use devices for various indications including hair removal, acne treatment, skin rejuvenation, and lower back pain; which products are sold and distributed to traditional retail, online and infomercial outlets for home-use products and include, without limitation, the following: (a) no!no! ® Hair, (b) no!no! ® Skin, (c) no!no! ® Face Trainer, (d) no!no! ® Glow, (e) Made Ya Look, (f) no!no ®! Smooth Skin Care, (g) Kyrobak, and (h) ClearTouch ®.

The $9,500,000 purchase price was funded in part by the following:

On January 23, 2017, pursuant to the terms of the securities purchase agreement, dated October 4, 2016, between our company and the selling stockholders, we completed a private placement whereby the selling stockholders purchased 8,823,530 shares of common stock at a price of $0.34 per share, for aggregate gross proceeds of $3,000,000. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933. All of the proceeds were used for the PhotoMedex a cquisition.

On February 1, 2017, pursuant to the terms of the securities purchase agreement, we completed a second and final private placement whereby the selling stockholders purchased 11,764,713 shares of common stock at a price of $0.34 per share, for aggregate gross proceeds of $4,000,000. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933. $2,000,000 of the proceeds were used for the PhotoMedex acquisition and the remaining $2,000,000 were used for working capital.

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The remaining $4,500,000 is being funded through a continuing royalty payment agreement. Under the purchase agreement, we are required to pay to PhotoMedex, Inc. and its subsidiaries a continuing monthly royalty on net cash (invoiced amount less sales refunds, returns, rebates, allowances and similar items) actually received by us or our affiliates from sales of products from the consumer products division that we acquired from PhotoMedex, Inc. Such royalty payments commence with net cash actually received from and after January 23, 2017, and continue until the total royalty paid to PhotoMedex, Inc. and its subsidiaries totals $4,500,000, calculated as follows: (i) 35% of net cash from the sale of all acquired consumer products sold through live television promotions made through Home Shopping Network (HSN) in the United States, QVC in the European Union, and The Shopping Channel (TSC) in Canada, less (a) deductions for sales commissions actually paid and on-air costs incurred for those amounts collected related to the sale of the acquired consumer products made through HSN in the United States, QVC in the European Union, and The Shopping Channel (TSC) in Canada, and (b) the cost of goods sold to generate such net cash; and (ii) 6% of net cash from the sale of all acquired consumer products other than the foregoing sales.

The PhotoMedex acquisition was accounted for as a business combination in accordance with the guidance contained in the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The unaudited pro forma condensed combined financial information gives effect to PhotoMedex acquisition based on the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited condensed combined statements of operations for the three months ended March 31, 2017 and for the year ended December 31, 2016 are presented as if the PhotoMedex acquisition had occurred on January 1, 2016.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 8 of the U.S. Securities and Exchange Commission’s Regulation S-K. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with the guidance for business combinations presented in ASC 805, and reflect the allocation of our preliminary purchase price to the assets acquired in the PhotoMedex acquisition based on their estimated fair values. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the PhotoMedex acquisition; (ii) factually supportable; and (iii) with respect to the condensed combined statement of operations, expected to have a continuing impact on our combined results of operations.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the operating results or that would have occurred if the PhotoMedex acquisition had been affected on the dates previously set forth, nor is it indicative of the future operating results in combination. T he unaudited pro forma condensed combined financial information does not give effect to the potential impact of anticipated synergies, operating efficiencies, cost savings or transaction and integration costs that may result from the PhotoMedex acquisition.

The unaudited pro forma condensed combined financial information should be read in conjunction with our historical consolidated financial statements and their accompanying notes presented in our Annual Report on Form 10-K for the year ended December 31, 2016, and our unaudited condensed consolidated financial statements and their accompanying notes in our Quarterly Report on Form 10-Q for the three months ended March 31, 2017, as well as the historical financial statements of PhotoMedex, Inc. for the year ended December 31, 2016.

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ICTV BRANDS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

	Historical Information		Pro Forma		Pro Forma
	ICTV Brands Inc.	PhotoMedex, Inc.	Adjustments	Notes	Combined
Net sales	$16,788,736	$38,397,000	$(4,066,000)	(a)		$51,119,736

Costs of goods sold	4,998,682	8,086,000	(2,244,142)	(a)(d)		10,840,540

Gross profit	11,790,054	30,311,000	(1,842,000)			279,196

Operating expenses	12,772,811	42,303,000	(4,370,386)	(a)(e)		50,705,425

Operating loss	(982,757)	(11,992,000)	2,548,528			(10,426,229)

Interest expense, net	(13,587)	(385,000)	-0-	(a)		(398,587)

Loss before provision for income tax	(996,344)	(12,377,000)	2,548,528			(10,824,816)

Provision for income tax	-0-	762,000	(762,000)	(b)		-0-

Net loss	$(996,344)	$(13,139,000)	$3,310,528		$	(10,824,816)

Net loss per share
Basic	$(0.04)				$	(0.22)
Diluted	$(0.04)				$	(0.22)

Weighted average number of common shares
Basic	28,213,675			( c )		48,801,918
Diluted	28,213,675			( c )		48,801,918

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ICTV BRANDS INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2017

	Historical Information		Pro Forma		Pro Forma
	ICTV Brands Inc.	PhotoMedex, Inc.	Adjustments	Notes	Combined
Net sales	$7,647,119	$3,573,223	$-0-		$11,220,342

Costs of goods sold	2,153,580	120,706	-0-		2,274,286

Gross profit	5,493,539	3,452,517	-0-		8,946,056

Operating expenses	5,872,213	3,207,045	9,906	(f)(g)	9,089,164

Operating loss	(378,674)	245,472	(9,906)		(143,108)

Miscellaneous Income	60,103	-0-	-0-		60,103

Interest expense, net	(49,047)	-0-	-0-		(49,047)

Loss before provision for income tax	(367,618)	245,472	(9,906)		(132,052)

Provision for income tax	-0-	-0-	-0-	(f)(g)	-0-

Net loss	$(367,618)	$245,472	$(9,906)		$(132,052)

Net loss per share
Basic	$(0.01)				$(0.00)
Diluted	$(0.01)				$(0.00)

Weighted average number of common shares
Basic	44,067,195				44,067,195
Diluted	44,067,195				44,067,195

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ICTV BRANDS INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Pro Forma Presentation

On October 4, 2016, ICTV Brands, Inc. through our newly-formed, wholly-owned subsidiary, ICTV Holdings, entered into an asset purchase agreement with PhotoMedex, Inc. and its various subsidiaries pursuant to which we acquired the consumer products division of PhotoMedex, Inc. (the “PhotoMedex acquisition ”). The PhotoMedex acquisition was completed January 23, 2017. The unaudited pro forma condensed combined financial statements are based on ICTV Brands, Inc.’s and PhotoMedex, Inc.’s historical consolidated financial statements as adjusted to give effect to the business acquisition of PhotoMedex, Inc. The unaudited pro forma combined statements of operations for the year ended December 31, 2016 and for the three months ended March 31, 2017 give effect to the PhotoMedex, Inc. business acquisition as if it had occurred on January 1, 2016. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are: (i) directly attributable to the PhotoMedex acquisition ; (ii) factually supportable; and (iii) with respect to the condensed combined statement of operations, expected to have a continuing impact on our combined results of operations.

Note 2 – Preliminary Consideration Transferred

The $9,500,000 purchase price paid by ICTV Holdings in the PhotoMedex acquisition , for which we are also jointly and severally liable, was paid as follows: (i) $3,000,000 of the purchase price, which was raised in a private placement securities purchase agreement, was deposited on October 5, 2016 into an escrow account established by counsel to ICTV Brands, Inc. and ICTV Holdings, as escrow agent, under an escrow agreement entered into on October 4, 2016 among ICTV Brands, Inc., ICTV Holdings, PhotoMedex, Inc., and certain investors in ICTV Brand, Inc.’s private placement securities purchase agreement, which escrow funds were paid to PhotoMedex, Inc. on January 23, 2017, in accordance with the escrow agreement and subject to the conditions thereof; (ii) $2,000,000 of the purchase price is to be paid by on or before the 90th day following January 23, 2017; and (iii) the remainder of the purchase price is payable in the form of a continuing royalty as described in more detail below. On October 4, 2016, as required by the purchase agreement, we delivered to PhotoMedex, Inc. a letter of credit from LeoGroup Private Debt Facility, L.P., a private equity fund that secured our obligation to make the $2 million payment referred to in clause (ii) above. The letter of credit is valid until the earlier of; (1) full payment on demand and presentation on or before January 23, 2017, or (2) 180 days from the date of letter of credit. The Company paid $250,000 of the purchase price payable per clause (ii) above in March 2017 and the balance of $1,750,000 was p aid on April 22, 2017 and is included in other payable on the accompanying condensed consolidated balance sheet as of March 31, 2017.

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Under the purchase agreement, we are required to pay to PhotoMedex, Inc. and its subsidiaries a continuing monthly royalty on net cash (invoiced amount less sales refunds, returns, rebates, allowances and similar items) actually received by us or our affiliates from sales of products from the consumer products division that we acquired from PhotoMedex, Inc. Such royalty payments commence with net cash actually received from and after January 23, 2017, and continue until the total royalty paid to PhotoMedex, Inc. and its subsidiaries totals $4,500,000, calculated as follows: (i) 35% of net cash from the sale of all acquired consumer products sold through live television promotions made through Home Shopping Network (HSN) in the United States, QVC in the European Union, and The Shopping Channel (TSC) in Canada, less (a) deductions for sales commissions actually paid and on-air costs incurred for those amounts collected related to the sale of the acquired consumer products made through HSN in the United States, QVC in the European Union, and The Shopping Channel (TSC) in Canada, and (b) the cost of goods sold to generate such net cash; and (ii) 6% of net cash from the sale of all acquired consumer products other than the foregoing sales. The fair value of the contingent consideration, which was determined using the present value of expected payments as of the date of acquisition, is $4,198,043 using the assumption of 9.7% discount rate over 18 months.

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Note 4 – Pro Forma Adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined statement of operations.

(a) Reflects the adjustments to the statement of operations for the other divisions of PhotoMedex, Inc., either previously sold or not purchased by ICTV Brands, Inc. On September 15, 2016, PhotoMedex, Inc. sold the assets of its Neova product line, which was all of its physician recurring division, except for $100,000 in revenues. The remainder of that division’s revenues and the professional division were not purchased by ICTV Brands, Inc. as part of the PhotoMedex acquisition. Unallocated interest expense and operating expenses, such as insurance, outside legal and audit fees, compensation of in-house legal and accounting staff, etc. are allocated to the PhotoMedix Acquisition as these expenses support revenue generating operations and the PhotoMedex acquisition represents the majority of revenue. The following shows the effect of adjustment (e) to PhotoMedex, Inc.’s statement of operations:

	Historical	Divisions	Divisions	Adjusted
	PhotoMedex, Inc.	Previously Sold	Not Purchased	PhotoMedex, Inc.
Net sales	$38,397,000	$(3,202,000)	$(864,000)	$34,331,000

Costs of goods sold	8,086,000	(1,847,000)	(377,000)	5,862,000

Gross profit	30,311,000	(1,355,000)	(487,000)	28,469,000

Operating expenses	42,303,000	(5,048,000)	(33,000)	37,222,000

Operating income (loss)	(11,992,000)	3,693,000	(454,000)	(8,753,000)

Interest expense, net	(385,000)	-0-	-0-	(385,000)

Income (loss) before provision for income tax	$(12,377,000)	$3,693,000	$(454,000)	$(9,138,000)

(b) Reflects the adjustment for $762,000 of the provision for income tax for a subsidiary not acquired in the PhotoMedex acquisition .

(c) Reflects the additional 20,588,243 shares that were issued as part of the January 23, 2017 and February 1, 2017 private placement securities purchase agreements.

(d) Reflects the adjustment of $20,142 for the change in fair value of the contingent consideration payable due to PhotoMedex, Inc.

(e) Reflects the adjustment for $710,614 of amortization related to intangibles acquired in the PhotoMedex acquistion.

(f) Reflects the adjustment of one-time acquistion costs of $49,312 for the three months ended March 31, 2017.

(g) Reflects the adjustment of amortization expense of $59,218 for January 1, 2017 through January 22, 2017.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the consolidated financial statements contained elsewhere in this prospectus. Certain statements contained in this report may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

Overview

We develop, market and sell products through a multi-channel distribution strategy, including direct response television, or DRTV, digital marketing campaigns, live home shopping, traditional retail and e-commerce market places, and our international third party distributor network. We offer primarily health, beauty and wellness products as well as various consumer products, including:

●	DermaWandTM, a skin care device that reduces the appearance of fine lines and wrinkles, and helps improve skin tone and texture;

●	DermaVital®, a professional quality skin care line that effects superior hydration;

●	CoralActives® brand of acne treatment and skin cleansing products;

●	Derma Brilliance®, a skin care resurfacing device that helps reduce visible signs of aging;

●	JidueTM, a facial massager device which helps alleviate stress; and

●	Good Planet Super SolutionTM, a multi-use cleaning agent.

We acquire the rights to the products that we market primarily via licensing agreements, acquisition and in-house development and sell both domestically and internationally. We are presently exploring other devices and consumable product lines currently under licensing agreements.

We recently acquired several new brands, related intellectual property, inventory and other assets and have begun (or, will shortly begin) marketing and selling the following new products:

●	no!no!® Hair, a home use hair removal device;

●	no!no!® Skin, a home use device that uses light and heat to calm inflammation and kill bacteria in pores to treat acne;

●	no!no!® Face Trainer, a home use mask that supports a series of facial exercises;

●	no!no!® Glow, a home use device that uses light and heat energy to treat skin;

●	Made Ya Look, a heated eyelash curler;

●	no!no!® Smooth Skin Care, an array of skin care products developed to work with the devices to improve the treated skin;

●	Kryobak®, a home use device for the treatment of non-specific lower back pain;

●	ClearTouch®, a home use device for the safe and efficient treatment of nail fungus; and

●	Ermis Labs acne treatment cleansing bars.

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Our strategy is to introduce our brands to the market via an omni-channel platform that includes but is not limited to DRTV, digital marketing, live home shopping, traditional retail, e-commerce market places, and international thirds party distributor networks. Our objective is to have our portfolio of products sold through these channels to develop long lasting brands with strong returns on investments.

Fluctuations in our revenue are driven by changes in our product mix. Revenues may vary substantially from period-to-period depending on our product line-up. A product that generates revenue in one quarter may not necessarily generate revenues in each quarter of a fiscal year for a variety of reasons, including, seasonal factors, number of infomercials run, the product’s stage in its life-cycle, the public’s general acceptance of the marketing campaign and other outside factors, such as the general state of the economy.

Just as fluctuations in our revenues are driven by changes in our product mix, our gross margins from period to period depend on our product mix. Our gross margins vary according to whether the products we are selling are primarily our own products or third- party products. As a rule, the gross margins for our own products are considerably higher based on proportionately smaller cost of sales. For third-party products, our general experience is that our gross margins are lower, because we record as cost of sales the proportionately higher cost of acquiring the product from the manufacturer. Within each category (i.e., our own products versus third-party products), gross margins still tend to vary based on factors such as market price sensitivity and cost of production.

Many of our expenses for our own products are incurred up-front. Some of our up-front expenditures include infomercial production costs, which are expensed at the start of a campaign and purchases of media time. If our infomercials are successful, these up-front expenditures produce revenue as consumers purchase the products aired on the infomercials. We do not incur infomercial production costs and media time for our international sales to third party distributors, because we merely act as the distributor for pre-produced infomercials. It is the responsibility of the international infomercial operators to whom we sell the third-party products to take the pre-produced infomercial, adapt it to their local standards and pay for media time.

Results of Operations

The following discussion compares operations for the three months ended March 31, 2017 with the three months ended March 31, 2016.

Revenues

Our net sales increased to approximately $7,647,000 for the three months ended March 31, 2017, from approximately $3,724,000 recorded during the three months ended March 31, 2016. The primary driver of the increase of sales was the result of the addition of sales from the no!no!TM, KyrobakTM and Cleartouch TM products that were acquired in the acquisitions in January 2017 and generated additional direct to consumer sales of $1,460,000, live home shopping sales of $1,933,000 and retails sales of $595,000. During the three months ended March 31, 2017, sales relating to DermaWandTM for direct response television (DRTV), including DermaVital®, were approximately $2,396,000 during the three months ended March 31, 2017, as compared to approximately $2,088,000 during the three months ended March 31, 2016. Our sales related to the DermaVital® skin care line were approximately $247,000 and $396,000 during the three months ended March 31, 2017 and 2016, respectively.

Included in net sales is retail sales and e-commerce of $680,000 and $1,056,000 and $58,000 and $366,000 during the three months ended March 31, 2017 and 2016, respectively. The increase in these channels relates to the expansion of retail placement for DermaWand in the North American market, both in traditional brick and mortar and online retail. In addition, as part of the PhotoMedex asset acquisition, ICTV inherited retail placement for no!no! hair, primarily in the United Kingdom with retail placement in outlets such as Boots, Argos, JD Williams, and Very. We expect our retail sales to grow throughout the remainder of 2017.

During the three months ended March 31, 2017, international sales revenue for the DermaWandTM decreased to approximately $480,000 as compared to approximately $1,232,000 during the three months ended March 31, 2016. Our international third party distributor revenue is impacted by timing of shipments at period end, currency fluctuations and the appreciation of the U.S. dollar, as well as scheduling considerations with our distributors’ end customers. The decrease is primarily due to a decline in sales from our third party distributor customer located in France, Novellia. There were no sales from our French distributor Novellia, for the three months ended March 31, 2017 compared to approximately $282,000 for the same period in 2016. In addition, there was no sales from our distributors from the Netherlands during the three months ended March 31, 2017 compared to approximately $120,000 during the three months ended March 31, 2016 as well as sales from the Latino Media Services (LMS) group comprised of distributors from Chile, Argentina, Peru, Colombia, El Salvador, and Ecuador decreased to approximately $46,000 in 2017 compared to approximately $120,000 in the prior year.

In addition to the decrease in sales from Novellia, was a decrease in sales from our Mexican distributor, Inova to $305,000 during the three months ended March 31, 2017 from $410,000 for the same period in the prior year. We are continuing to work on a new model and marketing campaign for DermaWand as well as diversifying our international produce portfolio in order to grow this segment in the future.

Plans are in place to begin selling the newly acquired assets through ICTV’s network of distributors. Our sales team has begun presenting these products to the distributors and we expect sales of the new products to begin in the second quarter and build throughout 2017.

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Gross Margin

Gross margin percentage was approximately 72% for the three months ended March 31, 2017, compared to approximately 68% during the same three months in 2016. For the three months ended March 31, 2017, we generated approximately $5,494,000 in gross profit, compared to approximately $2,527,000 during the three months ended March 31, 2016 as a result of the addition of the no!no!TM, KyrobakTM and Cleartouch TM products acquired in January 2017. The increase in gross profit percentage can be attributed to changes in product mix as we bring additional sales to market both domestically and internationally. The gross margin percentage for Direct to consumer revenue was approximately 74% and 77% compared to approximately 44% and 49% for international third party distributor sales during the three months ended March 31, 2017 and 2016, respectively and 56% and 0% for the airline/other retail sales during the three months ended March 31, 2017 and 2016, respectively.

Operating Expenses

Total operating expenses increased to approximately $5,872,000 during the three months ended March 31, 2017, from approximately $2,612,000 during the three months ended March 31, 2016, an increase of approximately $3,260,000. This increase in operating expenses is due to a few key factors. The largest factor is an increase in media expenditures. Media expenditures were approximately $1,632,000 and $844,000 for the three months ended March 31, 2017 and 2016, respectively. In addition to media expenditures, there was an increase in internet marketing expense which increased to $846,000 for the three months ended March 31, 2017 from $348,000 during the three months ended March 31, 2016, as we continue to shift to more digital marketing efforts through search engine marketing and optimization, paid social media and banner ad campaigns.

As a result of the increase in media expenses, there were additional volume related increases. Answering service expense increased to approximately $247,000 during the three months ended March 31, 2017, from approximately $145,000 during the three months ended March 31, 2016. Customer service expenses increased to approximately $172,000 during the three months ended March 31, 2017, from approximately $98,000 during the three months ended March 31, 2016. Merchant fees increased to approximately $114,000 during the three months ended March 31, 2017, from approximately $59,000 during the three months ended March 31, 2016. Total bad debt expenses increased to approximately $319,000 during the three months ended March 31, 2017, from approximately $190,000 during the three months ended March 31, 2016, which is consistent with the increase in sales.

In addition to the volume related increases, our operating expenditures increased in a number of other areas as a result of the acquisitions which closed in January 2017. Payroll expenses increased to $734,000 during the three months ended March 31, 2017 from $380,000 as a result of additional employees through the acquisitions as well travel and consulting expenses increased to $88,000 and $170,000 during the three months ended March 31, 2017 compared to $23,000 and $64,000 during the three months ended March 31, 2016. In addition, Legal expenses increased to $96,000 during the three months ended March 31, 2017 from $14,000 for the three months ended March 31, 2016. Production expenses were approximately $143,000 and $7,000 during the three months ended March 31, 2017 and 2016, respectively, as a result of a new infomercial for Spin Force which will be sold primarily through third party international distributors.

Additionally, as all non-employee awards vested in the prior year, our total share based compensation expenses increased to approximately $418,000 during the three months ended March 31, 2017, from approximately $121,000 during the three months ended March 31, 2016.

Net Loss

We generated a net loss of approximately $368,000 for the three months ended March 31, 2017, compared with a net loss of approximately $89,000 for the three months ended March 31, 2016. The increase can be attributed to the overall increases in operating expenses discussed above.

The following discussion compares operations for the twelve months ended December 31, 2016 with the twelve months ended December 31, 2015.

Revenues

Our net sales decreased to approximately $16,789,000 during the year ended December 31, 2016 from approximately $24,096,000 during the year ended December 31, 2015. Net sales relating to DermaWandTM for DRTV, including DermaVital®, were approximately $9,224,000 in 2016 as compared to approximately $16,271,000 in the prior year. The primary driver of the decline in sales was generated by our decrease in media related expenditures, as we reduced the amount of airings of the DermaWandTM infomercial and allocated additional resources to other products in our pipeline. We reduced our total media spend to approximately $4,965,000 during the year ended December 31, 2016 from approximately $7,907,000 during the year ended December 31, 2015. Further, as a result of the reduced media spend, sales related to the DermaVital® skin care line were approximately $1,430,000 and $2,720,000 during 2016 and 2015, respectively.

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Included in net sales is retail sales of $474,000 during the year ended December 31, 2016 compared to $69,000 of retail sales during the year ended December 31 2015. We expect our retail sales to grow throughout 2017. During 2016, we had $32,000 in revenue generated sales from live televised home shopping compared to $393,000 for the year ended December 31, 2015.

During the year ended December 31, 2016, international third party distributor sales revenue for the DermaWandTM decreased to approximately $4,311,000 from approximately $5,317,000 during the year ended December 31, 2015. Our international third party distributor revenue is impacted by timing of shipments at period end, currency fluctuations and the appreciation of the U.S. dollar, as well as scheduling considerations with our distributors’ end customers. The decrease is primarily due to a decline in sales from our third party distributor customer located in France, Novellia. Sales from our French distributor Novellia decreased to approximately $876,000 for the year ended December 31, 2016 compared to approximately $1,488,000 for the year ended December 31, 2015. In addition, sales from the Latino Media Services (LMS) group comprised of distributors from Chile, Argentina, Peru, Colombia, El Salvador, and Ecuador decreased to approximately $1,186,000 in 2016 compared to approximately $1,298,000 in the prior year. Offsetting the decrease in sales from Novellia and the Latino Media Services (LMS) group, was an increase of sales from Inova to $1,248,000 in 2016 from $1,019,000 in the prior year. We are continuing to work on a new model and marketing campaign for DermaWandTM as well as diversifying our international product portfolio in order to grow this segment in the future.

Gross Margin

Gross margin percentage was 70% in 2016, compared to 68% in 2015. In 2016, we generated approximately $11,790,000 in gross profit, compared to approximately $16,421,000 in 2015. The gross margin percentage for domestic DRTV consumer revenue was approximately 77% and 74% compared to approximately 49% and 48% for international third party distributor sales in 2016 and 2015, respectively. The increases in gross margin percentage is mainly attributable to a royalty agreement with the developer of DermaWandTM, which decreased the amount of royalties as a percentage of sales. Amortization of the DermawandTM intangible asset amounted to approximately $291,000 recorded in cost of sales for the year ended December 31, 2016, compared to approximately $782,000 in royalty expense for DermaWandTM for the year ended December 31, 2015.

Operating Expenses

Total operating expenses decreased to approximately $12,773,000 during the year ended December 31, 2016, compared to approximately $17,809,000 in the prior year. This decrease in operating expenses is due to a few key factors. The largest factor is a decrease in media expenditures. Media expenditures were approximately $4,965,000 and $7,907,000 in the years ended December 31, 2016 and 2015, respectively. Partially offsetting the decrease in media expenditures was an increase in internet marketing expense as we shifted to more digital marketing efforts through search engine marketing and optimization, paid social media and banner ad campaigns. Internet marketing expenditures were approximately $1,347,000 and $906,000 during the years ended December 31, 2016 and 2015, respectively.

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As a result of the decrease in media expenses, there were additional volume related decreases. Answering service expenses were approximately $663,000 and $1,060,000 during the years ended December 31, 2016 and 2015, respectively. Customer service expenses were approximately $339,000 and $850,000 during the years ended December 31, 2016 and 2015, respectively. Merchant fees decreased to approximately $274,000 in the year ended December 31, 2016, compared to approximately $470,000 during the year ended December 31, 2015. Total bad debt expenses decreased to approximately $921,000 during the year ended December 31, 2016 from approximately $1,372,000 in the prior year, which is consistent with the decrease in sales.

In addition to the volume related decreases, we reduced our operating expenditures in a number of other areas. Production expenses were approximately $239,000 and $323,000 during the years ended December 31, 2016 and 2015, respectively, because of the timing of campaign launches. In 2015, we brought in-house several responsibilities previously outsourced to third party consultants, resulting in consulting fees decreasing to $305,000 from $392,000 during the years ended December 31, 2016 and 2015, respectively. Furthermore, as we completed several clinical trials and production initiatives in the prior year, our research and development and travel expenditures decreased to approximately $111,000 and $104,000 during the year ended December 31, 2016, from approximately $115,000 and $253,000 in the prior year, respectively. Additionally, as all non-employee awards vested in the prior year, our total share based compensation expenses decreased to approximately $417,000 during the year ended December 31, 2016, from approximately $612,000 during the year ended December 31, 2015.

Net Loss

We generated a net loss of approximately $996,000 for the year ended December 31, 2016, compared with a net loss of $1,388,000 for the year ended December 31, 2015. The decrease can be attributed to the decrease in net sales, more than offset by the overall decreases in operating expenses discussed above.

Recent Transactions

PhotoMedex Acquisition

On October 4, 2016, we and our wholly-owned subsidiary ICTV Holdings entered into an asset purchase agreement with PhotoMedex and its subsidiaries pursuant to which ICTV Holdings agreed to acquire substantially all of the assets of PhotoMedex and its subsidiaries, including, but not limited to, all of the equity interests in its Hong Kong and Brazilian subsidiaries.

The PhotoMedex acquisition included the acquisition of proprietary products and services that address skin diseases and conditions or pain reduction using home-use devices for various indications including hair removal, acne treatment, skin rejuvenation, and lower back pain; which products are sold and distributed to traditional retail, online and infomercial outlets for home-use products and include, without limitation, the following: (a) no!no!® Hair, (b) no!no!® Skin, (c) no!no!® Face Trainer, (d) no!no!® Glow, (e) Made Ya Look, (f) no!no!® Smooth Skin Care, (g) Kryobak®, and (h) ClearTouch®.

On January 23, 2017 we completed the PhotoMedex acquisition for an aggregate purchase price of $9.2 million, which reflects an adjustment of fair value, payable as follows: (i) $3 million of the purchase price was paid from an escrow fund pursuant to an escrow agreement, entered into on October 4, 2016 with certain investors in our private placement; (ii) $2 million of the purchase price is to be paid on or before the 90th day following January 23, 2017; and (iii) the remainder of the purchase price is payable in the form of a continuing royalty described in more detail below.

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Under the PhotoMedex purchase agreement, we are required to pay to PhotoMedex and its subsidiaries a continuing monthly royalty on net cash (invoiced amount less sales refunds, returns, rebates, allowances and similar items) actually received by us or our affiliates from sales of the consumer products that we acquired from PhotoMedex. Such royalty payments commence with net cash actually received from and after January 23, 2017 and continue until the total royalty paid to PhotoMedex and its subsidiaries totals $4,500,000, calculated as follows: (i) 35% of net cash from the sale of all acquired consumer products sold through live television promotions made through Home Shopping Network (HSN) in the United States, QVC in the European Union, and The Shopping Channel (TSC) in Canada, less (a) deductions for sales commissions actually paid and on-air costs incurred for those amounts collected related to the sale of the acquired consumer products made through HSN in the United States, QVC in the European Union, and The Shopping Channel (TSC) in Canada, and (b) the cost of goods sold to generate such net cash; and (ii) 6% of net cash from the sale of all acquired consumer products other than the foregoing sales.

Ermis Labs Acquisition

On October 4, 2016, we entered into an asset purchase agreement with LeoGroup Private Debt Facility and Ermis Lab pursuant to which we agreed to acquire substantially all of the assets of Ermis Labs.

On January 23, 2017, we completed the Ermis Labs acquisition for an aggregate purchase price of $1,982,000, which reflects an adjustment of fair value, payable as follows: (i) $400,000 of the purchase price was paid on January 23, 2017 through the issuance of 2,500,000 shares of our common stock to the stockholders of Ermis Labs, the value of which was based on the closing price of our common stock on the OTCQX on October 4, 2016, which was $0.16 per share; and (ii) the remainder of the purchase price is payable in the form of a continuing royalty as described in more detail below. The issuance of the common stock was made in reliance upon an exemption from the registration requirements of the Securities Act provided under Section 4(a)(2) of the Securities Act.

Under the Ermis purchase agreement, we are required to pay to Ermis Labs a continuing monthly royalty of 5% of net cash (invoiced amount less sales refunds, returns, rebates, allowances and similar items) actually received by us or our affiliates from sales of the over-the-counter medicated skin care products acquired in the Ermis Labs acquisition, commencing with net cash actually received by us or our affiliates from and after January 23, 2017 and continuing until the total royalty paid to Ermis Labs totals $1,750,000; provided, however, that we are required to pay a minimum annual royalty amount of $175,000 on or before December 31 of each year commencing with calendar year ending December 31, 2017.

Private Placement

On October 4, 2016, we entered into a securities purchase agreement with certain accredited investors pursuant to which we could issue in one or more offerings up to 20,588,243 shares of our common stock, at a price of $0.34 per share, for an aggregate maximum amount of up to $7 million.

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On January 23, 2017, pursuant to the terms of the securities purchase agreement, we completed the sale of 8,823,530 shares of common stock at a price of $0.34 per share, for aggregate gross proceeds of $3,000,000. Thereafter, on February 1, 2017, we completed a second and final closing whereby we sold 11,764,713 shares of common stock at a price of $0.34 per share, for aggregate gross proceeds of $4,000,000.

On January 23, 2017, we also entered into a registration rights agreement with the investors in connection with the completion of the private placement. Subject to the terms and conditions of the registration rights agreement, we will file and maintain a registration statement covering the resale of the common stock sold to the investors in the private placement, subject to customary underwriter cutbacks.

The issuance of the common stock pursuant to the securities purchase agreement was made in reliance upon an exemption from the registration requirements of the Securities Act provided under Section 4(a)(2) of the Securities Act.

Liquidity and Capital Resources

At March 31, 2017, we had approximately $4,869,000 in cash and cash equivalents compared to approximately $1,391,000 at December 31, 2016. Cash flow provided by operating activities was approximately $134,000 during the three months ended March 31, 2017 compared to cash flow provided by operating activities of approximately $152,000 during the same period in 2016. The fluctuation was primarily a result of an increase of approximately $1,238,000 in accounts payable and accrued expenses as well as an increase of approximately $364,000 in deferred revenue, offset by a net loss of approximately $368,000 and an increase in accounts receivable, net of bad debt expense, of approximately $1,194,000.

Cash flow provided by financing activities was approximately $6,908,000 during the three months ended March 31, 2017 compared to cash used in financing activities of approximately $75,000 during the same period in 2016. Included in 2017 financing activities, was the issuance of 20,588,235 shares of common stock for proceeds of approximately $6,983,000, net of issuance costs related to the asset acquisition of PhotoMedex. We also had $75,000 net cash used in financing activities as a result of the pay-down of the DermaWandTM asset purchase agreement during the three months ended March 31, 2017, compared to net cash used in financing activities of $75,000 for the same period in 2016 for the pay-down DermaWandTM asset purchase agreement.

Cash flow used by investing activities was approximately $3,557,000 during the three months ended March 31, 2017 compared to no investing activities during the same period in 2016. During 2017, we paid $3,250,000 to PhotoMedex for the acquisition which closed in January 2017 and we had approximately $250,000 in contingent consideration payments as well as we had capital expenditures of approximately $57,000.

As discussed in Note 5 in the Notes to the March 31, 2017 Condensed Consolidated Financial Statements, on January 22, 2016, we entered into a Purchase Agreement with Omega 5 Technologies, Inc. to acquire the worldwide ownership of the DermaWandTM patent and all related trademarks and intellectual property for the sum of $1,200,000 payable with annual payments of $300,000 per year for calendar years 2016 through 2019. As of March 31, 2017, we had a debt obligation of approximately $882,000 related to this purchase agreement compared to $954,000 as of March 31, 2016. We believe that this agreement will provide additional liquidity with a lower royalty cost per unit sold of over the coming years.

We had working capital of approximately $7,046,000 at March 31, 2017, compared to $1,340,000 at December 31, 2016. Based on our current rate of cash outflows and cash on hand, management believes that its current cash will be sufficient to meet the anticipated cash needs for working capital for at least the next twelve months.

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Critical Accounting Policies and Estimates

Accounts receivable

Accounts receivable are recorded net of allowances for returns and doubtful accounts of approximately $271,000 at March 31, 2017 and $123,000 at December 31, 2016. The allowances are estimated based on historical customer returns and bad debts.

In addition to reserves for returns on accounts receivable, an accrual is made for the return of product that has been sold to customers and had cash collections, while the customer still has the right to return the product. The amounts of these accruals included in accounts payable and accrued liabilities in our Condensed Consolidated Balance Sheets were approximately $276,000 and $91,000 at March 31, 2017 and December 31, 2016, respectively.

Inventories

Inventories consist primarily of finished products held for resale, and are valued at the lower of cost (first-in, first-out method) or net realizable value. We adjust inventory for estimated obsolescence when necessary based upon demand and market conditions. The Company’s reserve for obsolescence was approximately $399,000 and $74,000 at March 31, 2017 and December 31, 2016, respectively. Included in inventory at March 31, 2017 and December 31, 2016 is approximately $66,000 and $67,000, respectively, of consigned product that has been shipped to customers under the 30-day free trial period for which the trial period has not expired and as such the customer has not accepted the product as well as consigned products that are held at a retailer distributor for sale.

Revenue recognition

We recognize revenues from product sales when the following four criteria have been met: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred; (iii) the selling price is fixed or determinable; and (iv) collectability is reasonably assured. The Company’s revenues in the Condensed Consolidated Statements of Operations and Comprehensive Loss are net of sales taxes. Revenues from product sales are recorded net of provisions for estimated chargebacks, rebates, expected returns and cash discounts.

We offer a 30-day risk-free trial as one of our payment options. Revenue on the 30-day risk-free trial sales is not recognized until customer acceptance and collectability are assured, which we determine to be when the trial period ends. If the risk-free trial expires without action by the customer, product is determined to be accepted by the customer and revenue is recorded. Revenue for items purchased without the 30-day free trial is recognized upon shipment of the product to the customer and collectability is reasonably assured.

Revenue related to our DermaVitalTM continuity program is recognized monthly upon shipment to customers. Revenue from our live home shopping and retail customers is recorded upon sale to the final customer. Revenue related to international wholesale and third party distributor customers is recorded at gross amounts with a corresponding charge to cost of sales upon shipment. Included in deferred revenue – short-term are payments received prior to shipment on international sales of approximately $527,000 and $142,000 as of March 31, 2017 and December 31, 2016, respectively.

We have a return policy whereby the customer can return any product received within 30 or 60 days of receipt for a full refund. We provide a provision for product returns based on the experience with historical sales returns, in accordance with ASC Topic 605-15 with respect to sales of product when a right of return exists. Returns for the periods presented have been offset against gross sales. Such allowance for sales returns is included in accounts payable and accrued liabilities.

Income taxes

In preparing our condensed consolidated financial statements, we make estimates of our current tax exposure and temporary differences resulting from timing differences for reporting items for book and tax purposes. We recognize deferred taxes by the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for differences between the financial statement and tax bases of assets and liabilities at enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. In consideration of our accumulated losses and limited historical ability to generate taxable income to utilize our deferred tax assets, we have estimated that we will not be able to realize any benefit from our temporary differences and have recorded a full valuation allowance. If we sustain profitability in the future at levels which cause management to conclude that it is more likely than not that we will realize all or a portion of the net operating loss carry-forward, we would record the estimated net realizable value of the deferred tax asset at that time and would then provide for income taxes at a rate equal to our combined federal and state effective rates. Subsequent revisions to the estimated net realizable value of the deferred tax asset could cause our provision for income taxes to vary significantly from period to period.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

OUR BUSINESS

Overview

We develop, market and sell products through a multi-channel distribution strategy, including direct response television, or DRTV, digital marketing campaigns, live home shopping, traditional retail and e-commerce market places, and our international third party distributor network. We offer primarily health, beauty and wellness products as well as various consumer products, including:

●	DermaWandTM, a skin care device that reduces the appearance of fine lines and wrinkles, and helps improve skin tone and texture;

●	DermaVital®, a professional quality skin care line that effects superior hydration;

●	CoralActives® , brand of acne treatment and skin cleansing products;

●	Derma Brilliance®, a skin care resurfacing device that helps reduce visible signs of aging;

●	JidueTM, a facial massager device which helps alleviate stress; and

●	Good Planet Super SolutionTM, a multi-use cleaning agent.

We acquire the rights to the products that we market primarily via licensing agreements, acquisition and in-house development and sell both domestically and internationally. We are presently exploring other devices and consumable product lines currently under licensing agreements.

We recently acquired several new brands, related intellectual property, inventory and other assets and have begun (or, will shortly begin) marketing and selling the following new products:

●	no!no!® Hair, a home use hair removal device;

●	no!no!® Skin, a home use device that uses light and heat to calm inflammation and kill bacteria in pores to treat acne;

●	no!no!® Face Trainer, a home use mask that supports a series of facial exercises;

●	no!no!® Glow, a home use device that uses light and heat energy to treat skin;

●	Made Ya Look, a heated eyelash curler;

●	no!no!® Smooth Skin Care, an array of skin care products developed to work with the devices to improve the treated skin;

●	Kryobak®, a home use device for the treatment of non-specific lower back pain;

●	ClearTouch, a home use device for the safe and efficient treatment of nail fungus; and

●	Ermis Labs acne treatment cleansing bars.

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Our Background and Corporate History

We were formerly known as International Commercial Television, Inc. and were organized under the laws of the State of Nevada on September 25, 1998. On July 3, 2014, we changed our name to ICTV Brands Inc.

We currently have the following wholly-owned subsidiaries:

●	Better Blocks International Limited, or BBI, a New Zealand corporation

●	Ermis Labs, Inc., a Nevada corporation

●	ICTV Holdings, Inc., a Nevada corporation

●	Radiancy (HK) Limited, a private limited company limited by shares, incorporated under the laws of Hong Kong

●	LK Technology Importaçăo E Exportaçăo LTDA, a private Sociedade limitada formed under the laws of Brazil.

Although our companies are incorporated in Nevada, New Zealand, Hong Kong and Brazil, our operations are currently run from our Wayne, Pennsylvania office.

Our Growth Strategy

Our strategy is to introduce our brands to the market through an omni-channel platform that includes, but is not limited to direct response television, digital marketing, live home shopping, traditional retail, e-commerce market places, and international third party distributor networks. Our objective is to have our portfolio of products sold through these channels to develop long lasting brands with strong returns on investments.

We continually seek to develop, acquire or obtain the license to consumer products that can be distributed and marketed profitably through a distribution network. Success depends, in part, on our ability to market products that appeal to consumers and that can be easily associated with a brand. In order to succeed, we need to identify new products to supplement and possibly replace the existing product lines as they mature through product life cycles.

We put forth extensive effort to research and develop new products that are unique and that will be suitable for direct response marketing. The development of new product ideas stems from a variety of sources, including inventors, trade shows, strategic alliances with manufacturing and consumer product companies, industry conferences, and the continuous review of new developments within targeted brand and product categories. In addition, we receive unsolicited new product proposals from independent parties.

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We also internally generate ideas for new products that we wish to develop. If we have an idea for a product, we will present prototype specifications to one of our manufacturers to develop a prototype, and we will then evaluate the feasibility of selling the product through direct marketing initiatives.

When we evaluate a product for its suitability for direct sale, its uniqueness, ability to be demonstrated and consumer’s perception of value are considered. Part of the selection criteria for new products are as follows:

●	Products must be unique, demonstrable, have mass-market appeal and generally be unavailable elsewhere in the marketplace. Benefits must be capable of being demonstrated visually, preferably with support from customer testimonials;

●	Must support a sufficient media cost per order allowable while still representing good perceived value to the consumer;

●	Must have a unique “hook” to be able to catch the attention of the consumer - the bigger the problem solved by the product, the greater the sales potential;

●	Easily and effectively promoted through sustained direct sale channels, specifically digital;

●	Supports a margin sufficiently high enough to maintain profitability when sold through conventional retailers;

●	Has high volume sales potential, to ensure live home shopping and retailer/e-commerce interest;

●	Exhibits potential for “back-end” sales either through live home shopping, traditional retail or continuity programs; and

●	Should have the capability to be marketed internationally through wholesale distributor network.

Brand Portfolio

The following is a list of brands in the ICTV portfolio through ownership or licensing agreement.

DermaWandTM

Since 1998, we owned the exclusive rights to sell the DermaWandTM, an at-home skin care device that reduces fine lines and wrinkles and improves overall skin appearance. Backed by clinically proven results that have been published in accredited journals, millions have been sold around the world. Targeting the older female demographic, DermaWandTM uses radio frequency technology, the same technology used in medspas and doctor’s offices but at a lower amplitude. The combination of thermal energy, instant stimulation and oxygenation show visible improvement in the skin including reduced fine lines and wrinkles, toned and tightened skin and reduced pore size.

In January 2016, we acquired the worldwide ownership of the DermaWandTM patent and all related trademarks. The price consumers pay for DermaWandTM varies from country to country, however, it generally ranges from $90-$150 while sales to third party distributors are made at a wholesale price. The DermaWandTM is sold and marketed with DermaVitalTM skin care products, which are offered with various continuity programs. We recognized approximately $9,224,000 and $16,271,000 of revenue related to the DermaWandTM infomercial, including DermaVitalTM sales, during 2016 and 2015, respectively. We plan to release the next generation DermaWandTM model in 2017, which is currently being developed.

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DermaVital®

DermaVital® is a brand of cosmetics with a wide variety of skin care products that complement the DermaWandTM. The product line consists of several moisturizers that allow water to penetrate the skin’s surface, thus re-hydrating the deeper layers. In addition to moisturizers, the DermaVital® line has facial cleansers, microdermabrasion treatments, eye cream, lip cream, and hand cream.

DermaVital® has been offered to DermaWandTM buyers through Canada and U.S direct response television (“DRTV”) and digital distribution channels through an auto shipment program. Customers that enrolled can cancel at any time. We recognized approximately $1,430,000 and $2,720,000 of DermaVital® revenue during 2016 and 2015, respectively.

no!no!®

On January 23, 2017, we acquired the no!no!® brand, which includes an array of hair removal and skin care devices with proven technology that is portable, can be used at home and targets a broad demographic that includes anyone with unwanted hair.

The no!no!® hair removal products treat and remove the hair by using Thermicon® technology, which was developed on the basic principle of sending heat signals to the hair. When used consistently over time, Thermicon® can reduce the regrowth of hair. Additionally, unlike other hair removing technologies, no!no!® Thermicon® works on all hair color and skin tones. The no!no!® hair removal line includes a few options that vary in size and power including the Micro, Pro, Ultra, and yet to be released is the no!no!® Pivot, the most powerful and agile version to date, complete with a pivoting head to target hard to reach curves and 2 additional intensity levels.

Also under the no!no!® brand, is the no!no!® Skin device which uses light and heat, the same technology available in dermatologist’s offices, to calm inflammation and kill bacteria in the pore to fight acne. With two ten-second treatments in the morning and evening up to 81% of consumers saw clearance of acne within 24 hours. no!no!® has a FDA 510(k) clearance with the U.S. Food and Drug administration (FDA).

In addition to the devices, the no!no!® brand includes an array of consumable skin care products under the name no!no!® Smooth, which are developed to work with the devices to improve the treated skin.

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Kyrobak®

On January 23, 2017, we acquired Kyrobak® which was developed to relieve back pain, using continuous passive motion (CPM) to increase mobility and improve wellness from the comfort of your home. CPM technology is a standard treatment in sports health and rehabilitation clinics around the world. Kyrobak® is designed to move your spine in the same range of motion you would experience when walking at a steady pace. CPM technology brings motion to your spine allowing the vertebrae to open up and decompress. The key demographics for this brand are older men and women.

Cleartouch®

On January 23, 2017, we acquired ClearTouch® which provides FDA cleared technology resulting in a no mess option to help with nail fungus. This product is safe, clean and is backed by customer testimonials that have seen impressive results with only two treatments a day that last only 10 seconds each by emitting heat and light to the affected area. Sized no larger than a cell phone and weighing only 3.4 ounces, ClearTouch® can be easily stowed for travel and targets men and women who suffer from nail fungus.

Ermis Labs Medicated Bars

On January 23, 2017, we acquired Ermis Labs Medicated Bars, which provides affordable, reliable relief for some of the toughest conditions including acne, psoriasis, dandruff, dermatitis and fungus resulting in a broad target audience. Every bar is dermatologist recommended and formulated with Sea Whip Coral Extract, – a natural, renewable resource found in the Caribbean proven to help reduce inflammation, irritation and redness. They are also enriched with Vitamin A to keep skin cells healthy, Vitamin E to protect skin cells from free radicals and Shea Butter to moisturize and heal skin.

CoralActives®

In March 2014, we entered into a licensing agreement with Ermis Labs, in which we obtained the exclusive worldwide rights to manufacture and distribute their line of CoralActives® acne treatment and skin cleansing products. In January 2017, we acquired the CoralActives® brand from Ermis Labs. This product line consists of a retinol exfoliating cleanser, penetrating acne serum gel, moisturizer, cleansing bar and motorized cleansing brush and targets younger men and women. The entire line is formulated with Sea Whip Coral Extract, a renewable resource found in the Caribbean that carries natural anti-inflammatory properties. This key ingredient allows for a higher Benzoyl Peroxide concentration, resulting in an acne treatment more powerful and gentler than the competition. We had sales of approximately $53,000 and $51,000 for the years ended December 31, 2016 and 2015, respectively. We had sales of approximately $19,000 and $11,000 for the three months ended March 31, 2017 and 2016, respectively.

Derma BrillianceTM

In April 2013, we entered into a licensing agreement with DermaNew, Inc., in which we obtained the exclusive worldwide rights to manufacture and distribute Derma BrillianceTM, a patented anti-aging, exfoliating and resurfacing system that targets middle aged to older women. The DermaBrillianceTM Sonic Exfoliation System cleanses, exfoliates and massages your skin for a smooth, luminous more youthful appearance. Clinically proven to visibly reduce the signs of aging by removing dull, dry, skin and debris to bring new, fresh skin to the surface for a radiant, glowing look. The DermaBrillianceTM System combines a revolutionary random orbit skin care device, operating at 5,000 oscillations, with the Jewel Resurfacing Cream. This patented formula is infused with 1 full carat of micronized diamond and over 100 carats of micronized garnets for a luxury spa treatment at home. The DermaBrillianceTM product line also includes an array of skin care products including moisturizers, cleansers and replacement heads. We had sales of approximately $368,000 and $237,000 in the years ended December 31, 2016 and 2015, respectively. We had sales of approximately $58,000 and $123,000 for the three months ended March 31, 2017 and 2016, respectively.

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Elastin-rp®

In July 2013, we acquired the exclusive worldwide rights to Elastin-rp® through a licensing agreement with BioActive Skin Technologies. Elastin-rp® is a branded system of cosmetic formulations designed to help improve the elasticity of the skin, thereby diminishing the appearance of fine lines and wrinkles. Targeting older women, Elastin-rp® addresses the anti-aging market and is delivered using a unique body heat-activated system which enables the BioLastin Complex to penetrate quickly to help stimulate your skin’s natural ability to replenish elastin and collagen. We had sales of approximately $35,000 and $117,000 in the years ended December 31, 2016 and 2015, respectively. We had sales of approximately $9,000 for both the three months ended March 31, 2017 and 2016, respectively.

Wrinkle Filler

In June 2016, we began purchasing and marketing and selling, Skineance Wrinkle Filler from the dirstributor, Intersourcing Inc., a Belgium corporation on a non-exclusive basis. Wrinkle Filler is a remarkable serum that will visually make your lines and wrinkles disappear within seconds. Targeting older women, Wrinkle Filler is effective on crow’s feet, forehead wrinkles, lion’s brow, lip/laugh lines and under eye wrinkles, this anti-wrinkle silicone gel also moisturizes giving the appearance of healthy, youthful skin. We sell Wrinkle Filler in the U.S., Canada, and United Kingdom (“U.K.”) markets. We had sales of approximately $27,000 for the year ended December 31, 2016. We had sales of approximately $17,000 and $500 for the three months ended March 31, 2017 and 2016, respectively.

Juvion

In November 2013, we acquired exclusive worldwide licenses to two unique facial beauty devices that we had brand under the trademark Juvion. The Juvion product line features a Face Wand, Eye Wand, serum and beauty masks and targets older women. The Juvion Face Wand and Eye Wand use three types of energy to gently, yet effectively reduce fine lines and wrinkles. Using Electroporation (Galvanic Wave Energy), Radio Frequency (RF) and Electric Muscle Stimulation (EMS), this multi anti-wrinkle technology stimulates blood circulation to increase the composition of collagen and elastin. Combined with the Juvion Serum which undergoes a patented encapsulation ion-charged treatment process, conducts the electrical currents to penetrate deeply into the skin. We had sales of approximately $10,000 and $0 for the year December 31, 2016 and 2015, respectively. We had sales of approximately $13,000 and $0 for the three months ended March 31, 2017 and 2016, respectively.

JidueTM

In July 2014, we entered into an exclusive marketing agreement with Audy Global Enterprises Inc., in which we obtained the exclusive worldwide license to market and distribute the JidueTM Facial Massager Mask. JidueTM Facial Massager gently massages your temples and the skin around your eyes to help improve both your quality of sleep and under eye appearance targeting middle aged and older men and women. Using ancient acupressure principles, 18 uniquely positioned pulsating nodes to stimulate the 4 key pressure points around the eye to increase facial blood circulation and lymph flow. JidueTM is clinically proven to help relieve eye puffiness, dark circles and facial tension. JidueTM helps relieve stress to fall asleep fast and sleep soundly through the night. We had sales of approximately $380,000 and $201,000 for the year December 31, 2016 and 2015, respectively. In 2016, we incurred production costs for a new infomercial of approximately $117,000 compared to $32,000 in the year ended December 31, 2015. We had sales of approximately $100,000 and $30,000 for the three months ended March 31, 2017 and 2016, respectively.

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Dr. Ho’s PerfectBackTM Rest

In August 2016, we entered into an exclusive marketing and distribution agreement to sell the Dr. Ho’s PerfectBackTM Rest in the United States. The Dr. Ho’s PerfectBackTM Rest transforms any chair at home, in the office or in the car into an ergonomic seating experience. Dr. Michael Ho, Doctor of Chiropractic and Acupuncture, engineered this back support system with 16 pressure point massagers to soothe achy muscles. Targeting middle aged and older men and women, the PerfectBackTM Rest attaches quickly and easily to any chair to support the spine’s natural curve to promote healthy posture. It can also be used on the floor as a spinal bridge for stretching and to support your back during abdominal exercises. We had sales of approximately $20,000 for the year December 31, 2016. We had sales of approximately $8,000 and $6,000 for the three months ended March 31, 2017 and 2016, respectively.

Good Planet Super SolutionTM

Good Planet Super SolutionTM is a safe solvent that cleans, shines, seals and protects any hard surface, inside or outside. This German formulated, non-toxic, environmentally friendly solution contains no petroleum distillates, aromatics or solvents as a base. Targeting middle aged and older men and women, Good Planet Super SolutionTM can be used on cars, trucks, boats, jet ski’s, stainless steel appliances, marble, wood laminate, ceramic/glass countertops, tile, glass/mirrors, shower screens chrome and any non-porous hard surface. We had sales of approximately $13,000 and $234,000 for the year ended December 31, 2016 and 2015, respectively, primarily from our international distributors. Sales for the three months ended March 31, 2017 and 2016 were immaterial.

Other Products

We continue to seek new products and have plans to market a number of additional products within its distribution network in 2017, including an at-home pedicure device, the Ultimate Pedi by Dermawand, the Point Perfect Sprinkler, which has twelve adjustable heads that allow you to quickly and easily water your whole yard, and an exercise device, Spin Force.

ICTV Brands Strategic Approach

As consumer trends and viewership habits evolve, a successful marketer needs to be adaptive and adjust to the marketplace. To meet this demand, we employ an omni-channel approach to test, launch and develop our brands. This strategy has become key to a brand’s success and allows marketers to meet consumers’ wants and needs no matter their demographic, habits or buying preferences.

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As we expand the brands and their distribution channels, the marketing efforts to support them are selected based on the type of product, the key demographic, competitive trends and historical performance across similar products/brands. As each brand differs so does the formulaic approach to the media mix, however we employ one or many of the following to profitably support our company.

●	Digital Advertising – The online world changes daily and with the advancements of targeted advertising based on behavioral habits and demographic, we have shifted our key testing approach from television to digital initiatives. This helps minimize the marketing waste, which leads to smaller but more efficient testing budgets to more pragmatically determine the next steps for a brand. This strategic approach is applied to the launch of new products, sustaining mature products and re-establishing dormant products with the ultimate goal of driving consumers to the brand’s direct site and converting the visitor into a sale.

The digital space offers a variety of marketing opportunities that are used to test, expand and grow the brands; however we focus on the following elements of digital marketing;

o	Paid Search – Advertising within the sponsored listings of a search engine or partner site by bidding certain keywords allows us to hit the consumer when they are searching for a term related to a brand.

o	Email Marketing – Utilizing email lists, typically built from past customers, drives sales that start directly from the consumer’s inbox and allows us to customize a message and exclusive offer with direct delivery.

o	Programmatic – Automated bidding on online inventory based on previous buyer’s data allows for cost efficient expansion that adjusts automatically for unsurpassed efficiencies.

o	Social Media – With consistent increase in consumer’s social media intake and the demographic details available about the consumer, utilizing the top tiered social media platforms (i.e. Facebook, YouTube) allows us to deliver targeted creative in environments consumers trust to educate, communicate and interact with about the brands.

o	Remarketing – Following and offering creative to those that have already visited a brand’s site is a necessary layer to our digital advertising approach as it allows to build frequency and convert the visitor to a future sales.

o	Text, Display & Video – We use a combination of carefully constructed text, imagery and video across a variety of digital initiatives to educate and drive the consumer to act in a way that results in a sale.

●	Direct Response Television (DRTV) – Reaching a mass audience with a television creative that elicits an action is one of the original pillars of direct response marketing. With the advancements of DVR and online streaming alongside the massive advancements in digital advertising, DRTV has lost some of its market share to other methods. However, DRTV remains a significant source to drive large sale volumes for us. A variety of factors affect what goes into a brand’s DRTV media mix including the product category, target audience, offer/price point, and competitive behavior. We evaluate these elements for each brand to determine if DRTV is the right fit for the product. If a brand is the right fit for DRTV a strategic plan is developed around the following elements;

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o	Length – Different lengths of creative are employed depending campaign’s goal. For brands with a direct sale focus, longer lengths (longform), including infomericals and 5-minute creatives are used. We more often employ this type of length as it provides ample time to educate the consumer to a point of direct purchase for a product with a higher price point, more typical of the ICTV portfolio. Shorter lengths (shortform), including any creative shorter than 2 minutes, are typically employed for brands with lower price points or for branding and drive to retail initiatives. ICTV utilizes these lengths however more sparingly.

o	Geography – DRTV media is offered on a national level and local level. As we typically do not have any geographic restrictions and can deliver our products nationwide, all media options are viable. Our DRTV strategic approach involves a combination of national and local media.

o	Media Type/Station – With thousands of channels and television programs to choose from, we select the appropriate media type (such as national cable, local broadcast, syndication, and network) and station combination based on the target demographic, cost structure, historical performance, competitive presence and available time.

●	Continuity Program – One of the key factors in selecting brands for our portfolio is the presence of consumables that could be packaged for a continuity program, in which the items are automatically charged and shipped to the consumer based on a predetermined usage schedule. This continuous automatic flow of sale allows us to invest more into converting the initial sale with the expectation of future revenue without additional investment.

●	Cross Selling – Our portfolio consists of a myriad of products that provide solutions to different consumer problems. However, the brands target demographics largely overlap creating an opportunity to cross sell. We build strong order flows that take the consumer through a variety of upsells and downsells across brands to build the final sale’s total. Whether on the initial inbound sales call, outbound sales call, inbound customer service call or online via the order flows at the direct sites and through email blasts across customer lists, cross selling is an essential part of our strategy that is employed across every brand in the portfolio.

●	Retail/E-Commerce Sales - To capitalize on the brand and product awareness created through the direct sale media support, we move logically to the traditional retail stores and online ecommerce retailers transitioning from the direct response audience to the retail audience. Brand marketers must invest significantly in marketing costs to introduce a new brand. However we leverage the direct sale media and the product/brand awareness incurred to cost efficiently enter and support the retail environment.

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●	Live Home Shopping – Our portfolio of demonstrable products makes them ideal for live home shopping opportunities. Live home shopping networks such as QVC, the Home Shopping Network (HSN) and The Shopping Channel Canada (TSC), have a very large and loyal consumer base providing the brands an opportunity to demonstrate the product live, offer an exclusive deal and grow brand awareness profitably.

●	International Third Party Distributors – We distribute product by either selling direct in a country or partnering with a third party distributor who purchases the products at wholesale pricing and sells it at an agreed upon region/country exclusively. Partnering with these distributors allows us to quickly and cost efficiently enter a market and tailor the brand by region without the cost and risk of setting up a direct selling platform. We work with these distributors to geographically expand the brands in their portfolio as well as add new brands to their portfolio by licensing products from their portfolios to sell in the regions where we have direct sale capabilities.

●	Print – Direct mail, inserts and print media are employed to extend a brand’s message, target specific geographic locations, increase brand awareness and/or drive direct sale. This type of media tends to resonate with an older demographic which overlaps into many of the products in our portfolio.

Regardless of the marketing initiatives, we utilize a flexible methodology to drive a brand from testing to profitable rollout. This methodology is based on a platform of continuous testing, evaluating, retesting and expansion, moving forward only with those initiatives that provide a profitable return. As the marketplace changes, this approach allows us to identify any shifts and adjust to meet the new standards. ICTV continuously looks for new media outlets, creative approaches and 3rd party vendors to cautiously test to keep the brands growing and profitable.

Customer Service

We seek to provide our customers with quality customer service. We generally offer an unconditional 30-day money back return policy to purchasers of our products. For our products newly acquired on January 23, 2017, Cleartouch®, Kyroback® and no!no!® we currently offer 60-day money back return policy to purchasers of our products. Our policy is to investigate the cause of returns if returns begin to undermine our expectations for a product’s profitability.

Competition

We compete directly with several established companies that generate sales from infomercials and direct response television, as well as small independent direct response television producers. Products like ours may be sold in department stores, pharmacies, general merchandise stores, magazines, newspapers, direct mail advertising, catalogs, and over the internet. Many of our major competitors, which include Telebrands Corp. and Guthy-Renker Corp., have substantially greater financial, marketing and other resources than do we.

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We expect that we will face additional competition from new market entrants and current competitors as they expand their direct marketing business models. The barriers to entry in the infomercial industry are low, but there are many difficult hurdles for young entrants to overcome for success in the long-term. To be competitive, we believe we must respond promptly and effectively to the challenges of technological change, evolving standards and our competitors’ innovations. We must also source successful products, create brand awareness and utilize good sales pitches for our products. We believe that although we have a limited operating history, we are strategically positioned to compete because of our management’s experience and strong relationships in the industry. In addition, we feel that associating our products with brands and focusing on the traditional retail environment, as we intend to do, will give us a competitive advantage over traditional infomercial companies who fail to capitalize on the consumer awareness they create through their infomercials.

Intellectual Property

Our success is dependent, in part, upon our proprietary rights to our primary products. The following consists of a description of our intellectual property rights.

Trademarks

We have several registered trademarks for DermaWandTM, DermaVital®, JidueTM, Good Planet Super SolutionTM, Derma BrillianceTM, and CoralActives® throughout the world. In addition, under our current licensing agreements for all products, all related trademarks are assigned to us. Further, all registered trademarks for the family of no! no!®, Kyrobak®, Thermicon® and Ermis Labs® have been assigned to us.

Patents

We own the worldwide patent and all related trademarks for DermaWandTM and CoralActives® as is necessary to manufacture, market and distribute DermaWandTM and CoralActives®. In addition, under our current licensing agreements for all products, all related patents are assigned to us. Further, all registered patents for the family of no! no!®, Kyrobak®, Thermicon® and Ermis Labs® patents have been assigned to us.

Copyrights

We have copyright registrations for all versions of our infomercials.

There can be no assurance that our current or future intellectual property rights, if any, will not be challenged, invalidated or circumvented, or that any rights granted under our intellectual property will provide competitive advantages to us. In addition, there can be no assurance that claims allowed on any future patents will be sufficiently broad to protect our products. The laws of some foreign countries may not protect our proprietary rights to the same extent as do the laws of the United States. We intend to enforce our proprietary rights using licensing agreements and, when necessary, litigation. Although we believe the protection afforded by our patents, trademarks, copyrights and registered designs has value, rapidly changing technology and industry standards make our future success depend primarily on the innovative skills, expertise, and management abilities of our team rather than on patent and trademark protection.

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Royalty Agreements

In April 2000, we assumed from R.J.M. Ventures Limited and Better Blocks International Limited, through the share and option purchase agreement we signed with The Better Blocks Trust, the obligation to pay royalties on the sales of the DermaWandTM. Under a marketing and royalty agreement with the developer of DermaWandTM, we were obligated to pay them a royalty at a fixed rate per unit sold. Under a purchase agreement that we entered into on January 22, 2016 with Omega 5 Technologies, Inc., we acquired the DermaWandTM patent and all related trademarks for the sum of $1,200,000 paid out as follows: $300,000 per year for calendar years 2016 through 2019, payable in uniform quarterly installments on or before the last day of each calendar quarter. No interest was charged, and we may, in our sole discretion, at any time without permission or penalty, pre-pay some or all of the purchase price. Thus, effective January 1, 2017, we are no longer obligated to make royalty payments on sales of DermaWandTM.

In April 2013, we entered into a licensing agreement with DermaNew, in which we obtained the exclusive worldwide rights to manufacture and distribute Derma BrillianceTM, a patented anti-aging, resurfacing and skin polishing system. The agreement contains royalties based on a percentage of net sales.

In July 2013, we acquired the exclusive worldwide rights to Elastin-rp® via a licensing agreement with BioActive Skin Technologies. Elastin-rp® is a branded system of cosmetic formulations designed to help improve the elasticity of the skin, thereby diminishing the appearance of fine lines and wrinkles. The agreement contains royalties based on a percentage of net sales.

In March 2014, we entered into a licensing agreement with Ermis Labs, in which we obtained the exclusive worldwide rights to manufacture and distribute their line of CoralActives® acne treatment and skin cleansing products. In January 2017, we acquired the assets of Ermis Labs, which included all the intellectual property associated with the CoralActives® acne treatment system of products, as well as five unique formulas for medicated cleansing bars that treat such conditions as acne, psoriasis, dermatitis, dandruff and fungus. We are required to pay to Ermis Labs a continuing monthly royalty of 5% of net cash (invoiced amount less sales refunds, returns, rebates, allowances and similar items) actually received by us or our affiliates from sales of the over-the-counter medicated skin care products acquired in the Ermis Labs acquisition, commencing with net cash actually received by us or our affiliates from and after January 23, 2017 and continuing until the total royalty paid to Ermis Labs totals $1,750,000; provided, however, that we are required to pay a minimum annual royalty amount of $175,000 on or before December 31 of each year commencing with calendar year ending December 31, 2017.

In July 2014, we entered into an exclusive marketing agreement with Audy Global Enterprises Inc., in which we obtained the exclusive worldwide license to market and distribute the JidueTM Facial Massager Mask and associated products, provided that the license does not include the right to manufacture the product. The agreement contains royalties based on a percentage of net sales.

In January 2017, we completed the PhotoMedex and Ermis Labs acquisitions of proprietary products and services that address skin diseases and conditions or pain reduction using home-use devices for various indications, the CoralActives® brand and related intellectual property, as well as five unique formulas for medicated cleansing bars that treat such conditions as acne, psoriasis, dermatitis, dandruff, and fungus. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Transactions” for more information regarding these acquisitions.

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In connection with the PhotoMedex acquisition, we are required to pay to PhotoMedex and its subsidiaries a continuing monthly royalty on net cash (invoiced amount less sales refunds, returns, rebates, allowances and similar items) actually received by us or our affiliates from sales of the consumer products that we acquired from PhotoMedex. Such royalty payments commence with net cash actually received from and after January 23, 2017 and continue until the total royalty paid to PhotoMedex and its subsidiaries totals $4,500,000, calculated as follows: (i) 35% of net cash from the sale of all acquired consumer products sold through live television promotions made through Home Shopping Network (HSN) in the United States, QVC in the European Union, and The Shopping Channel (TSC) in Canada, less (a) deductions for sales commissions actually paid and on-air costs incurred for those amounts collected related to the sale of the acquired consumer products made through HSN in the United States, QVC in the European Union, and The Shopping Channel (TSC) in Canada, and (b) the cost of goods sold to generate such net cash; and (ii) 6% of net cash from the sale of all acquired consumer products other than the foregoing sales.

Governmental Regulation

We are subject to regulation by a variety of federal, state and local agencies, including the Federal Trade Commission, the Federal Communications Commission, the Consumer Product Safety Commission, Health Canada, the Canadian Standards Association and the Food and Drug Administration under the FDC Act. The government regulations to which we are subject vary depending on the types of products we manufacture and market. As we begin to market a broader variety of products and services, we may become subject to regulation by additional agencies.

We are also subject to the Federal Mail/Telephone Order Rule. Under the Mail/Telephone Order Rule, it is an unfair or deceptive act or practice for a seller to solicit any order for the sale of merchandise to be ordered by the buyer through the mail or by telephone unless, at the time of the solicitation, the seller has a reasonable basis to expect that it will be able to ship the ordered merchandise to the buyer within 30 days after the seller’s receipt of a properly completed order from the buyer. If the buyer uses credit to pay for the merchandise, the period within which the seller must ship the merchandise to the buyer is extended to 50 days. Under the Mail/Telephone Order Rule, the seller, among other things, must provide the buyer with any revised shipping date. If the seller is unable to fulfill an order within 30 or 50 days, as the case may be, then the seller must provide the buyer an option either to consent to a delay in shipping or to cancel their order and receive a prompt refund.

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There can be no assurance that new laws, rules, regulations or policies that may have an adverse effect on our operations will not be enacted or promulgated at a future date.

Employees

As of March 31, 2017, we employed a total of 29 employees. We consider our labor relations to be good. None of our employees are covered by a collective bargaining agreement.

Research and Development

Our research and development costs have consisted of efforts to discover and develop new products and the testing and development of direct-response advertising related to these products. During the years ended December 31, 2016 and 2015, we spent a total of $111,000 and $115,000, respectively, on research and development. Research and development costs approximated $44,000 and $29,000 for the three months ended March 31, 2017 and 2016, respectively.

Available Information and Reports to Stockholders

We are subject to the information and periodic reporting requirements under Section 12(g) of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Any document we file may be read and copied at the Commission’s Public Reference Room located at 450 Fifth Street NW, Washington DC 20549. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our filings with the Commission are also available to the public from the Commission’s website at http://www.sec.gov.

DESCRIPTION OF PROPERTY

Our executive offices are located at 489 Devon Park Drive, Suite 306 in Wayne, Pennsylvania where we lease 5,298 square feet with a monthly lease payment of approximately $9,700, which expires in February 2022. We also entered into a six-month lease for our London office from March 2017 through August 2017 with a monthly lease payment of approximately $6,200. We believe that our present facilities will be suitable for the operation of our business for the foreseeable future and should we need to expand, we expect that suitable additional space will be available on commercially reasonable terms, although no assurance can be made in this regard. Our property is adequately covered by insurance in the Wayne location.

LEGAL PROCEEDINGS

During August 2016, we filed a suit against Kia USA for trademark infringement on the DermaWandTM. We signed a settlement agreement and received $60,000 in February 2017.

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition, operating results or cash flow.

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MANAGEMENT

Executive Officers, Board of Directors

The following table sets forth the names, positions and ages of our executive officers and directors as of the date of this prospectus. Our directors are elected by our stockholders at each annual meeting and serve staggered one-year terms and until their successors are elected and qualified. Officers are elected by our board of directors and their terms of office are at the discretion of our board.

Name	Age	Position
Kelvin Claney	67	Chief Executive Officer, Secretary and Chairman
Richard Ransom	38	President
Ernest P. Kollias, Jr.	43	Chief Financial Officer
Stephen J. Jarvis	63	Director, Audit Committee Member
William N. Kinnear	72	Director, Audit Committee Chair
Donald McDonald, Jr.	64	Director, Audit Committee Member
Diana Pessin	44	Director, Audit Committee Member

The following biographies describe the business experience of our company’s current executive officers and directors.

Kelvin Claney. Kelvin Claney has served as a director of our company since January 2001, and has served as our Chief Executive Officer since 2001. Mr. Claney began working in the United States direct response business in 1989 as an independent contractor to National Media Corp., where he produced, sourced, and executive-produced various infomercial projects, including Euro Painter, HP9000, Auri polymer sealant and Color Cote 2000TM, Dustmaster 2000, LeSnack, Iron Quick and Fatfree Express. Since 1992 until 2014, Mr. Claney has served as President of R.J.M. Ventures, Inc., a television direct response marketing company, where he was responsible for such things as identifying projects in which we want to become involved, selecting production companies to produce infomercials and selecting media times to promote the infomercials. The creation of the SmartStacksTM infomercial, which is now owned by us, was one of the projects Mr. Claney was responsible for as President of R.J.M. Ventures, Inc. He also created the infomercial for the children’s toy product known as BetterBlocksTM, which was then owned by The Better Blocks Trust.

Richard Ransom. Richard Ransom joined ICTV in July of 2008 as our Controller, and was appointed as Chief Financial Officer on December 8, 2008. Mr. Ransom joined our company with experience in financial management roles at Traffic.com, Hildebrandt International, and Grant Thornton. He is a graduate of Pennsylvania State University with a degree in Accounting, and received his MBA from Delaware Valley College in December 2009. In August 2011, Mr. Ransom was promoted to President of ICTV. Mr. Ransom resigned his position as Chief Financial Officer effective January 1, 2014, but remains as our President.

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Ernest P. Kollias, Jr. Ernest P. Kollias, Jr. joined our company in October of 2016 as our Chief Financial Officer. Prior to joining our company, Mr. Kollias served as the CEO and President of Freedom Financial Advisory & Capital Management, Inc. He is a Certified Financial Planner professional and business owner with over 22 years of experience in growing and developing businesses. He has also worked for Fortune 100 companies such as General Electric, SmithKline Beecham, Pfizer, and PNC Bank, and has held positions in finance, accounting, international operations, taxation, financial services, and insurance. He has also worked in public accounting for a globally recognized CPA firm before starting his own businesses over 15 years ago.

Stephen Jarvis. Stephen Jarvis has served as a director of our company since December 17, 2009. Mr. Jarvis is the co-founder and President of Positive Response Vision, Inc., located in Manila, Philippines. Formed in 1996, Positive Response Vision is one of the largest infomercial-based direct response companies in Southeast Asia, and has 400 employees. The company markets and distributes a vast range of products throughout the Philippines. As President, Mr. Jarvis is responsible for product sourcing and acquisition, inventory, finance control and design issues. Mr. Jarvis also produces infomercials in a private capacity, licensing them to Positive Response Vision and other international infomercial companies. Mr. Jarvis has been engaged in direct response marketing since 1983.

William Kinnear. William Kinnear became a director of our company in March 2013. Mr. Kinnear is a Chartered Professional Accountant in Canada, and has more than 40 years of experience as a senior officer with a variety of companies, both public and private, in the accounting and financial disciplines. His experience includes the areas of mortgage underwriting and finance, point of sale, steel fabrication, secretarial services, and investments. Mr. Kinnear is currently Corporate Secretary for a private investment company, and provides corporate secretarial services to a variety of companies, working closely with stock exchanges and security commissions within Canada.

Donald McDonald, Jr. Donald McDonald, Jr. became a director of our company in April 2014. Mr. McDonald’s 40-year career spans several organizations from financing to direct response advertising to technology and media. His responsibilities as a founder and executive over the past 30 years include strategy, vision, management, operational and sales. In particular, Mr. McDonald led National Media Corporation, a direct response marketing company, to $320 million in annual sales and a NYSE listing as a public company. Mr. McDonald is currently with Great Valley Capital Advisors, assisting companies with corporate development and strategy.

Diana Pessin. Diana Pessin became a director of our company in January 2016. Ms. Pessin has more than fifteen years of senior-level business management experience in product and direct to consumer marketing. Ms. Pessin is currently Vice President of User Acquisition & Programmatic Buying with HBO, where she leads the customer acquisition strategy for HBO’s streaming service and oversees a multi-million dollar media budget to drive subscriptions across search, display, video, paid social and programmatic buying efforts. She has extensive experience in developing coordinated marketing and promotional campaigns, partnership negotiations, and analysis of sales and finances. Additionally, Ms. Pessin has served in consumer marketing roles at Sportscapsule, Inc. and Colgate-Palmolive Company. Ms. Pessin holds an MBA with a Concentration in Marketing and Media Management from Columbia University, a Bachelors of Science with Distinction in Applied Economics and Business Management from Cornell University.

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There is no family relationship between any director, executive officer, or person nominated or chosen by our company to become a director or executive officer.

Section 16(A) Beneficial Ownership Reporting Compliance

Control persons, including all directors and executive officers, of our company are required by Section 16(a) of the Securities Exchange Act, to report to the SEC their transactions in, and beneficial ownership of, our common stock, including any grants of options to purchase common stock. To the best of our knowledge, our directors and executive officers, and beneficial owners of more than 10% of our common stock, timely filed all required reports with the SEC during the year ended December 31, 2016.

Audit Committee and Code of Ethics

Our Audit Committee consists of our four independent members, William Kinnear, Stephen Jarvis, Donald McDonald, Jr. and Diana Pessin. Mr. Kinnear is Chairman of the Audit Committee and is considered the Audit Committee financial expert. We have not yet adopted a code of ethics applicable to our senior management, or persons performing those functions, due to the small number of persons involved in management of our company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all compensation paid or earned for services rendered to our company in all capacities during the years ended December 31, 2016 and 2015, by our executive officers.

Name And Principal Position	Year	Salary ($)	Bonus ($)	Stock ($)	Option Awards Granted ($)(3)
Kelvin Claney (Chief Executive Officer)	2016	290,000	-	-	-
	2015	290,000	-	-	-

Richard Ransom (President)	2016	200,000	-	-	-
	2015	200,000	-	-	-

Ernest P. Kollias, Jr. (Chief Financial Officer) (1)	2016	40,000	-	-	195,000
	2015	-	-	-	-

Ryan LeBon (former Chief Financial Officer) (2)	2016	105,000	-	-	-
	2015	140,000	-	-	9,400

(1) Ernest P. Kollias, Jr. joined our company on October 10, 2016 as our Chief Financial Officer with an annual salary of $160,000.

(2) Ryan LeBon had an annual salary of $140,000 and resigned form the position of Chief Executive Officer effective September 30, 2016.

(3) Option awards measured in accordance with FASB ASC Topic 718 and such awards vest over three years. See “Note 2 - Summary of significant accounting policies” in the Notes to the Consolidated Financial Statements December 31, 2016 and 2015 financials for further information.

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Employment Agreements

We entered into an employment agreement with Kelvin Claney, our Chief Executive Officer, effective March 1, 2011, the terms of which were amended in January 2017. Under the terms of the new employment agreement, effective January 1, 2017, the employment term is three years, which automatically renews each year for a new three-year term, unless terminated in accordance with the terms of the employment agreement. For the first three years, Mr. Claney will serve as CEO. Thereafter, Mr. Claney will serve as Creative Director, responsible for product identification and development, infomercial and video commercial development and product sales initiatives. As CEO, Mr. Claney will receive an annual salary of $290,000, subject to annual review and adjustment. Once Mr. Claney becomes Creative Director, his salary will be reduced as agreed at the time, but not less than $175,000 per year. Mr. Claney will also be reimbursed for the reasonable cost of a supplemental health insurance policy, as approved by the Company’s Compensation Committee, to supplement his Medicare primary insurance, will participate in the Company’s group life and disability policies, will receive an automobile allowance, and will be eligible to participate in all other benefits awarded to the Company’s senior management, such as employee stock option plans, profit-sharing plans and 401k plans. While he is CEO, Mr. Claney will be entitled to an annual bonus equal to a percentage of the Company’s EBITDA over $1,000,000. EBITDA, which is an acronym for earnings before interest, taxes, depreciation, and amortization, is a financial measurement of the Company’s operating performance. The percentage used to calculate the bonus ranges from 1% up to 3.5% to the extent EBITDA exceeds $5,000,000. If the Company’s EBITDA for any year does not show an increase over the prior year, the amount of the performance bonus shall be subject to review and appropriate adjustment by the Company’s Compensation Committee. Mr. Claney’s employment agreement may be terminated on death, disability, or for cause, in which event Mr. Claney will receive his salary, benefits and bonus as accrued through the date of termination. The employment agreement may also be terminated without cause, in which event Mr. Claney will be entitled to his salary through the remaining term, his benefits and bonus as accrued through the date of termination, immediate vesting of any stock options previously granted to him and 1,000,000 shares of the Company’s common stock.

On April 17, 2012, we entered into an employment agreement with Richard Ransom, our President, the terms of which were amended in January 2017. Under the terms of the new employment agreement, effective January 1, 2017, the employment term is three years, which will automatically renew each year for a new three-year term unless terminated in accordance with the terms of the employment agreement. Mr. Ransom will receive an annual salary of $225,000, subject to annual review and adjustment. Mr. Ransom will be eligible to participate in the Company’s group health, life and disability policies, will receive an automobile allowance, and will be eligible to participate in all other benefits awarded to the Company’s senior management, such as employee stock option plans, profit-sharing plans and 401k plans. The employment agreement provides that Mr. Ransom will be entitled to an annual bonus equal to a percentage of the Company’s EBITDA over $1,000,000. The percentage used to calculate the bonus ranges from 1% up to 3.5% to the extent EBITDA exceeds $5,000,000. If the Company’s EBITDA for any year does not show an increase over the prior year, the amount of the performance bonus shall be subject to review and appropriate adjustment by the Company’s Compensation Committee. The employment agreement may be terminated on death, disability, or for cause, in which event Mr. Ransom will receive his salary, benefits and bonus as accrued through the date of termination. The employment agreement may also be terminated without cause, in which event Mr. Ransom will be entitled to his salary through the remaining term, his benefits and bonus as accrued through the date of termination, immediate vesting of any stock options previously granted to him and 1,000,000 shares of the Company’s common stock.

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On June 26, 2014, we entered into an employment agreement with Ryan LeBon, former Chief Financial Officer. Under the terms of the employment agreement, we paid an annual salary that was subject to review and, if appropriate, adjustment on an annual basis by the Board of Directors. Effective January, 1, 2015, this annual salary was increased to $140,000 from $125,000 and approved by the Board of Directors. The former Chief Financial Officer was also entitled to annual performance bonuses as determined appropriate by the Board of Directors, and was entitled to receive stock options and other employee benefits such as health insurance reimbursement; automobile allowance and other reimbursable expenses. Effective September 30, 2016, Ryan LeBon resigned from his position as Chief Financial Officer.

On October 6, 2016, we entered into an employment letter agreement with Ernest P. Kollias, Jr., our Chief Financial Officer. In January 2017, we entered into an employment agreement with Mr. Kollias for a three year term. Mr. Kollias will receive an annual salary of $160,000, subject to annual review and adjustment. Mr. Kollias will be eligible to participate in the Company’s group health, life and disability policies, will receive an automobile allowance, and will be eligible to participate in all other benefits awarded to the Company’s senior management, such as employee stock option plans, profit-sharing plans and 401k plans. The employment agreement provides that Mr. Kollias will be entitled to an annual bonus equal to a percentage of the Company’s EBITDA over $1,000,000. The percentage used to calculate the bonus ranges from .5% up to 2% to the extent EBITDA exceeds $5,000,000. If the Company’s EBITDA for any year does not show an increase over the prior year, the amount of the performance bonus shall be subject to review and appropriate adjustment by the Company’s Compensation Committee. The employment agreement may be terminated on death, disability, or for cause, in which event Mr. Kollias will receive his salary, benefits and bonus as accrued through the date of termination. The employment agreement may also be terminated without cause, in which event Mr. Kollias will be entitled to his salary through the remaining term or, if greater, for 18 months, his benefits and bonus as accrued through the date of termination, and immediate vesting of any stock options previously granted to him.

Compensation of Directors

During 2016, Stephen Jarvis, William Kinnear, Donald McDonald, Jr. and Diana Pessin each received $9,000 as compensation for their service as directors. During 2015, Stephen Jarvis, William Kinnear and Donald McDonald, Jr. each received $9,000 as compensation for their service as directors. In 2016 and 2015, Stephen Jarvis was paid $0 and $3,617, respectively, for commissions above and beyond his duties as a director. As part of her appointment as director on January 7, 2016, Diana Pessin was awarded 50,000 options at a price of $0.2057. For the year ended December 31, 2017, each director will receive an annual stipend of $9,000.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock sold in this offering. Since shares of common stock are being sold by the selling stockholders and not the company, the information for each person below does not change because of the offering, except as otherwise indicated in the footnotes. The number of shares beneficially owned by each entity, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares which the individual or entity has the right to acquire within sixty days of March 31, 2017 through the exercise of an option, conversion feature or similar right. See the section entitled “Description of Shares” for more information about the shares of the company.

Directors and Officers	Title	Number of Shares Owned	Percent of Class Owned(19)

Kelvin Claney (1) (7) (14)	Chairman of the Board of Directors and Chief Executive Officer	8,648,536	16.4%
Richard Ransom (1) (8)	President	2,080,332	3.9%
Ernest P. Kollias, Jr (1) (9)	Chief Financial Officer	363,500	0.7%
Stephen Jarvis (2) (10)	Director	546,999	1.0%
William Kinnear (3) (11)	Director	141,667	0.3%
Donald McDonald, Jr. (4) (12)	Director	116,667	0.2%
Diana Pessin (5) (13)	Director	2,063,518	4.0%
All directors and officers as a group (7 persons named above)		13,961,219	25.7%
5% Security Holders
The Better Block Trust, declared January 1, 1994 (6)		6,668,660	12.7%
Norman Pessin (15)		2,240,484	4.3%
Sandra Pessin (15) (20)		5,696,079	10.9%
LeoGroup Private Debt Facility, L.P. (16)(17)		5,786,765	11.1%
DG Value Partners, LP(18)		890,528	1.7%
DG Value Partners II Master Fund (18)		3,911,235	7.5%

* Less than 1%

Except as noted below, all shares are held of record and each record stockholder has sole voting and investment power. Ownership percentage calculations are based on 52,053,725 shares of common stock outstanding as of March 31, 2017.

(1)	This business address for these persons is 489 Devon Park Drive, Suite 306. Wayne, PA 19087.

(2)	Mr. Jarvis’ business address is 320 J P Razal Street, Unit 301, 3rd Floor Aralco Bldg., Poblacion, Makati City 1210, Phillipines.

(3)	Mr. Kinnear’s business address is 72 Airdrie Road, Toronto, Ontario M46 1M2, Canada.

(4)	Mr. McDonald’s business address is 431 Drummers Lane, Wayne PA 19087.

(5)	Ms. Pessin’s business address is 310 E 75th Street, Apt 2a, New York, NY 10021.

(6)	The address for The Better Blocks Trust is 34 Manchester Court, Berwyn, PA 19312.

(7)	Includes 533,333 shares as to which Mr. Claney holds exercisable options within 60 days, and 500,000 shares of common stock being sold in this offering, held jointly by Kelvin Claney and Robin Claney.

(8)	Includes 1,141,666 shares as to which Mr. Ransom holds exercisable options within 60 days.

(9)	Includes 200,000 shares as to which Mr. Kollias holds exercisable options within 60 days.

(10)	Includes 183,334 shares as to which Mr. Jarvis holds exercisable options within 60 days.

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(11)	Includes 141,667 shares as to which Mr. Kinnear holds exercisable options within 60 days.

(12)	Includes 116,667 shares as to which Mr. McDonald holds exercisable options within 60 days.

(13)	Includes 1,989,561 shares owned indirectly by spouse, Brian Pessin and 16,667 shares as to which Ms. Pessin holds exercisable options within 60 days.

(14)	Includes 6,668,660 shares owned by The Better Blocks Trust, of which Mr. Claney is a joint trustee. Mr. Claney disclaims beneficial ownership of the shares and options owned or controlled by The Better Blocks Trust beyond the extent of his pecuniary interest.

(15)	Mr. and Mrs. Pessin’s business address is 366 Madison Avenue, 14th Floor, New York, NY 10017.

(16)	The address for LeoGroup Private Debt Facility, L.P. is 100 Wood Avenue South, #209, Iselin, NJ 08830. The shares reported herein are held directly by LeoGroup Private Debt Facility, L.P., or LeoGroup LP. LeoGroup Management, LLC, or LeoGroup Management, is the General Partner of LeoGroup LP. LeoGroup Management is 100% owned by The Leo Group, LLC, or LeoGroup. Matthew J. Allain is the principal owner of LeoGroup. The shares directly owned by LeoGroup LP may be deemed indirectly owned by LeoGroup Management, Leo Group and Mr. Allain; however, each of LeoGroup Management, Leo Group and Mr. Allain disclaims beneficial ownership of these securities except to the extent of its respective pecuniary interest therein, if any, and the inclusion of these shares herein shall not be deemed an admission of beneficial ownership of all of the shares for purposes of Section 16 or any other purpose.

(17)	Includes 4,411,765 shares of common stock being sold in this offering. Assuming all the shares in this offering are sold, LeoGroup LP will own 1,375,000 shares, or 2.6%, after the offering.

(18)	The address for DG Value Partners, LP and DG Value Partners II Master Fund is 460 Park Avenue, 22nd Floor, New York, NY 10022. All the shares owned by DG Value Partners, LP and DG Value Partners II Master Fund are being sold in this offering. Assuming all the shares in this offering are sold, each of DG Value Partners, LP and DG Value Partners II Master Fund will own 0 shares after the offering.

(19)	Currently exercisable options have been included as outstanding shares for purposes of this calculation.

(20)	Includes 3,529,412 shares of common stock being sold in this offering. Assuming all the shares in this offering are sold, Ms. Pessin will own 2,166,667 shares, or 4.2%, after the offering.

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Changes in Control

There are no arrangements known to us, including any pledge by any person of securities of our company, the operation of which may at a subsequent date result in a change in control of our company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Officers and Directors

Except as described below and other than the employment agreements described above in “Executive Compensation,” since January 1, 2015, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

●	in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

●	in which any director, executive officer, stockholder who beneficially owns more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

On January 23, 2017, we sold 8,823,530 shares of common stock at a price of $0.34 per share, for aggregate gross proceeds of $3,000,000 in a private placement and, thereafter, we sold an additional 11,764,713 shares of common stock at a price of $0.34 per share, for aggregate gross proceeds of $4,000,000 in the second closing of the private placement. The spouse and mother-in-law of our director, Diana Pessin, participated in the private placement and purchased a total of 4,411,765 shares at a price of $0.34 per share for a total purchase price of $1,500,000. Kelvin Claney, our Chief Executive Officer, participated in the private placement and purchased a total of 500,000 shares at a price of $0.34 per share for a total purchase price of $170,000.

During the year ended December 31, 2016, we had one sale of products for approximately $14,000 with an international third party distributor affiliated with one of our Board of Director members. The pricing and terms of the sale are similar to other international third party sales.

Our board of directors conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. Our board of directors has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. However, our board of directors generally reviews related party transactions to ensure that they are fair and reasonable to our company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by our board of directors.

Director Independence

A majority of our directors are independent, as determined in accordance with the definition of independent in the NYSE Listed Company Manual. Our independent directors are Mssrs. Jarvis, Kinnear, McDonald, Jr. and Mses. Pessin.

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SELLING STOCKHOLDERS

The following table sets forth:

●	The name of each of the selling stockholders.

●	The number of shares of common stock beneficially owned by each selling stockholder that may be offered for the account of such selling stockholder under this prospectus; and

●	The number of shares of common stock beneficially owned by each such selling stockholder upon completion of the offering.

Information on beneficial ownership of securities is based upon a record list of our stockholders and we have determined beneficial ownership in accordance with the rules of the SEC. Unless indicated otherwise, we believe based on the information furnished to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Based on the information provided to us by or on behalf of the selling stockholders, no selling stockholder, and no entity listed in the footnotes to the table below, is a broker-dealer or an affiliate of a broker-dealer.

The selling security holders may sell some or all the securities owned by them, and there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities. The table below assumes that the selling stockholders sell all the shares offered for sale. The business address of each person listed is in care of ICTV Brands Inc., 489 Devon Park Drive, Suite 306, Wayne, PA 19087.

Name of Beneficial Owner	No. of Shares Beneficially Owned Prior to the Offering	No. of Shares Being Offered	No. of Shares Beneficially Owned After the Offering	Percentage of Shares Beneficially Owned After the Offering (4)
LeoGroup Private Equity Facility, L.P. (1)	5,786,765	4,411,765	1,375,000	2.6%
Sandra F. Pessin (2)	5,696,079	3,529,412	2,166,667	4.2%
Brian L. Pessin (2)	1,989,651	882,353	1,107,298	*
Abigail Investments	220,589	220,589	0	*
Robert A. Ayerle	828,185	294,118	534,067	1.0%
Penelope A. Barnes	20,883	20,883	0	*
Cahr 1999 Dynastic Trust Michael E. Cahr, Trustee	735,295	735,295	0	*
Kelvin and Robin Claney (3)	500,000	500,000	0	*
Martin Cohn	294,118	294,118	0	*
Daniel Greenberg, Trustee of the Daniel Greenberg Revocable Living Trust Dated October 14, 1997	735,295	735,295	0	*

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DG Value Partners, LP	890,528	890,528	0	*
DG Value Partners II Master Fund, LP	3,911,235	3,911,235	0	*
Stephen Dreier	393,268	294,118	99,150	*
Edwin A. Levy Revocable Trust	1,279,462	514,706	764,756	1.5%
H. Irvin Evans	73,530	73,530	0	*
FMTC FBO H. IRVIN EVANS SEP IRA	73,530	73,530	0	*
John C. Lipman	294,118	294,118	0	*
Michael Steven Miller	14,706	14,706	0	*
Milton K. Morgan, III & Doreen K. Morgan, JROS	294,120	294,120	0	*
Rahul Nimmagadda	14,706	14,706	0	*
Angelica A. Politarhos	30,000	30,000	0	*
Peter A. Politarhos	15,000	15,000	0	*
Lloyd B. Solomon	377,000	250,000	127,000	*
U Drive Investment Group LP	294,118	294,118	0	*
Barry N. Wish	2,000,000	2,000,000	0	*

* Less than 1% of the outstanding common stock

(1) The shares reported herein are held directly by LeoGroup Private Debt Facility, L.P., or LeoGroup LP. LeoGroup Management, LLC, or LeoGroup Management, is the General Partner of LeoGroup LP. LeoGroup Management is 100% owned by The Leo Group, LLC, or LeoGroup. Matthew J. Allain is the principal owner of LeoGroup. The shares directly owned by LeoGroup LP may be deemed indirectly owned by LeoGroup Management, Leo Group and Mr. Allain; however, each of LeoGroup Management, Leo Group and Mr. Allain disclaims beneficial ownership of these securities except to the extent of its respective pecuniary interest therein, if any, and the inclusion of these shares herein shall not be deemed an admission of beneficial ownership of all of the shares for purposes of Section 16 or any other purpose.

(2) Sandra Pessin is the mother-in-law, and Brian Pessin is the husband, of Diana Pessin, our director.

(3) Kelvin Claney is the Chief Executive Officer and Chairman of the Board of Directors of our company. In addition to the shares of common stock held jointly with Robin Claney, Mr. Claney owns options to purchase 533,333, which are exercisable within 60 days. Additionally, Mr, Claney is a joint trustee of The Better Block Trust, which owns 6,668,660 shares of common stock. Mr. Claney disclaims beneficial ownership of the shares and options owned or controlled by The Better Blocks Trust beyond the extent of his pecuniary interest.

(4) Percentage ownership is based on 52,053,725 shares of common stock outstanding as of March 31, 2017.

DESCRIPTION OF COMMON STOCK

The following description of our capital stock is based upon our amended and restated articles of incorporation, our amended and restated bylaws and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our amended and restated articles of incorporation and our amended and restated bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

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Authorized Capitalization

We are authorized, pursuant to action by our board of directors, to issue up to (i) 100,000,000 shares of common stock, par value $0.001 per share, and (ii) 20,000,000 shares of preferred stock, par value $0.001 per share.

Dividends

Our company, acting through its board of directors, may declare and pay distributions on the common shares of our company. Any distributions so declared will be paid to the holders of record of the common shares as of the record date designated by our board of directors in proportion to the number of common shares held by such holder of common shares.

Voting and Consent Rights

The holders of the common stock are entitled to one vote per share on all matters submitted to a vote, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights.

Anti-Takeover Effect of Certain of Our Amended and Restate Articles of Incorporation and our Amended and Restate Bylaws

Our amended and restated articles of incorporation permit only our board of directors to call a special meeting of the stockholders, thereby limiting the ability of stockholders to effect a change in control of our company.

Our amended and restated articles of incorporation and amended and restated bylaws provide that our board of directors be divided into three classes, with one class being elected each year by the stockholders. This generally makes it more difficult for stockholders to replace a majority of directors and obtain control of the board.

Preferred stock may be issued in series from time to time with such designation, rights, preferences and limitations as our board of directors determines by resolution and without stockholder approval. This is an anti-takeover measure. The board of directors has exclusive discretion to issue preferred stock with rights that may trump those of common stock. The board of directors could use an issuance of preferred stock with dilutive or voting preferences to delay, defer or prevent common stockholders from initiating a change in control of our company or reduce the rights of common stockholders to the net assets upon dissolution. Preferred stock issuances may also discourage takeover attempts that may offer premiums to holders of our common stock.

59

2011 Incentive Stock Option Plan

In December 2011, our Board of Directors approved our 2011 Incentive Stock Option Plan. The 2011 plan is designed for our employees, officers, and directors and is intended to advance the best interests of the Company by providing personnel who have substantial responsibility for the management and growth of the Company and its subsidiaries with additional incentive by increasing their proprietary interest in our success, thereby encouraging them to remain in the employment of the Company or its subsidiaries. The plan is administered by the Board of Directors of the Company, and authorizes the issuance of stock options not to exceed 6,000,000 shares. The terms of any awards under the Plan are determined by the Board of Directors, provided that no options may be granted at less than the fair market value of the stock as of the date of the grant.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	through the writing of options on the shares;

●	to cover short sales made after the date that this Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

60

The selling stockholders may also sell shares under Rule 144 of the Securities Act, if available, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of common stock if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both in amounts to be negotiated. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

In connection with the sale of our common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

61

The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. If any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

To comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Sherman & Howard LLC.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No “expert” or “counsel” as defined by Item 509 of Regulation S-K promulgated pursuant to the Securities Act, whose services were used in the preparation of this Form S-1, was hired on a contingent basis or will receive a direct or indirect interest in our company, nor was any of them a promoter, underwriter, voting trustee, director, officer or employee of our company.

Neither legal counsel nor experts have any interest in this registration statement other than normal legal and accounting fees.

EXPERTS

The consolidated balance sheets of ICTV Brands, Inc. as of December 31,  2016 and 2015, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein. Such financial statements have been incorporated herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The audited consolidated financial statements of PhotoMedex, Inc. included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Fahn Kanne & Co. Grant Thornton Israel, independent registered public accountants, upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered in this offering. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to the common stock offered in this offering and our company, we refer you to the registration statement and to the attached exhibits. With respect to each such document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matters involved.

You may inspect our registration statement and the attached exhibits and schedules without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of our registration statement from the SEC upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our SEC filings, including the registration statement and the exhibits filed with the registration statement, are also available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

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INDEX TO FINANCIAL STATEMENTS

ICTV Brands Inc. and Subsidiaries

PHOTOMEDEX, INC. AND SUBSIDIARIES

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

ICTV Brands Inc.

We have audited the accompanying consolidated balance sheets of ICTV Brands Inc. and Subsidiaries (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ICTV Brands Inc. and Subsidiaries as of December 31, 2016 and 2015, and the consolidated results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ EisnerAmper LLP

Philadelphia, Pennsylvania
March 28, 2017

F-2

ICTV BRANDS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2016 and 2015

	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,390,641	$1,334,302
Accounts receivable, net of $123,109 and $118,653, respectively	506,337	301,726
Inventories, net	1,499,270	2,205,726
Prepaid expenses and other current assets	254,303	417,057
Total current assets	3,650,551	4,258,811

Furniture and equipment	74,098	72,008
Less accumulated depreciation	(58,099)	(50,492)
Furniture and equipment, net	15,999	21,516

Other assets – long-term, net of accumulated amortization of $290,951	872,864	-

Total assets	$4,539,414	$4,280,327

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$1,644,899	$1,516,250
Severance payable – short-term	-	45,995
Deferred revenue – short-term	377,445	444,066
Other liabilities – short-term, net of discount	288,525	-
Total current liabilities	2,310,869	2,006,311

Deferred revenue – long-term	274,374	405,746
Other liabilities – long-term, net of discount	665,713	-
Total long-term liabilities	940,087	405,746

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 28,343,007 and 28,027,012 shares issued and outstanding as of December 31, 2016 and 2015, respectively	18,132	17,816
Additional paid-in-capital	11,546,804	11,130,588
Accumulated deficit	(10,276,478)	(9,280,134)
Total shareholders’ equity	1,288,458	1,868,270

Total liabilities and shareholders’ equity	$4,539,414	$4,280,327

See accompanying notes to consolidated financial statements.

F-3

ICTV BRANDS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2016 and 2015

	2016	2015

NET SALES	$16,788,736	$24,096,169

COST OF SALES	4,998,682	7,675,264

GROSS PROFIT	11,790,054	16,420,905

OPERATING EXPENSES:

General and administrative	4,258,177	5,380,819
Selling and marketing	8,514,634	12,428,314

Total operating expenses	12,772,811	17,809,133

OPERATING LOSS	(982,757)	(1,388,228)

INTEREST (EXPENSE) INCOME, NET	(13,587)	657

LOSS BEFORE PROVISION FOR INCOME TAX	(996,344)	(1,387,571)

PROVISION FOR INCOME TAX	-	-

NET LOSS	$(996,344)	$(1,387,571)

NET LOSS PER SHARE
BASIC	$(0.04)	$(0.06)
DILUTED	$(0.04)	$(0.06)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
BASIC	28,213,675	24,979,067
DILUTED	28,213,675	24,979,067

See accompanying notes to consolidated financial statements.

F-4

ICTV BRANDS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2016 and 2015

	Common Stock		Additional
	$0.001 par value		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Totals

Balance at January 1, 2015	23,569,399	13,359	9,340,645	(7,892,563)	1,461,441

Net loss	-	-	-	(1,387,571)	(1,387,571)

Issuance of common stock	3,333,334	3,333	996,667	-	1,000,000

Share based compensation	-	-	590,260	-	590,260

Exercise of warrants	425,000	425	112,075	-	112,500

Exercise of options	699,279	699	90,941	-	91,640

Balance at December 31, 2015	28,027,012	17,816	11,130,588	(9,280,134)	1,868,270

Net loss	-	-	-	(996,344)	(996,344)

Share based compensation	-	-	416,532	-	416,532

Cashless exercise of options	315,995	316	(316)	-	-

Balance at December 31, 2016	28,343,007	$18,132	$11,546,804	$(10,276,478)	$1,288,458

See accompanying notes to consolidated financial statements.

F-5

ICTV BRANDS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2016 and 2015

	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(996,344)	$(1,387,571)
Adjustments to reconcile net loss to net cash and cash equivalents provided by (used in) operating activities:
Depreciation	7,607	8,306
Bad debt expense	920,929	1,371,797
Share based compensation	416,532	611,557
Non cash interest expense	15,423	-
Amortization of other asset	290,951	-
Change in assets and liabilities:
Accounts receivable	(1,125,540)	(725,509)
Inventories	706,456	(227,725)
Prepaid expenses and other current assets	162,754	193,460
Accounts payable and accrued liabilities	128,649	(1,066,686)
Severance payable	(45,995)	(1,005)
Deferred revenue	(197,993)	(291,445)
Net cash provided by (used in) operating activities	283,429	(1,514,821)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture and equipment	(2,090)	-
Net cash used in investing activities	(2,090)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on purchase agreement	(225,000)	-
Proceeds from exercise of options	-	91,640
Proceeds from exercise of warrants	-	112,500
Proceeds from issuance of common stock	-	1,000,000
Release collateral on line of credit	-	500,000
Net cash (used in) provided by financing activities	(225,000)	1,704,140

NET INCREASE IN CASH AND CASH EQUIVALENTS	56,339	189,319
CASH AND CASH EQUIVALENTS, beginning of the year	1,334,302	1,144,983

CASH AND CASH EQUIVALENTS, end of the year	$1,390,641	$1,334,302

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Taxes paid	$-	$50
Interest paid	-	-

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES:
Cashless Exercise	$48,378	$20,910
DermaWand Asset Purchase Agreement	$1,200,000	$-

See accompanying notes to consolidated financial statements.

F-6

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

Note 1 – Organization and Business of the Company

Organization and Nature of Operations

ICTV Brands, Inc. was organized under the laws of the State of Nevada on September 25, 1998. We currently have the following wholly-owned subsidiaries:

●	Better Blocks International Limited, or BBI, a New Zealand corporation

●	Ermis Lab, Inc., a Nevada Corporation

●	ICTV Holding, Inc, a Nevada Corporation (“ICTV Holdings”)

Although our companies are incorporated in Nevada and New Zealand, our operations are currently run from our Wayne, Pennsylvania office.

We develop, market and sell products through a multi-channel distribution strategy, including direct response television, digital marketing campaigns, live home shopping, traditional retail and e-commerce market places, and our international third party distributor network. We offer primarily health, beauty and wellness products as well as various consumer products, including DermaWandTM, a skin care device that reduces the appearance of fine lines and wrinkles, and helps improve skin tone and texture, DermaVital®, a professional quality skin care line that effects superior hydration, the CoralActives® brand of acne treatment and skin cleansing products, Derma Brilliance®, a skin care resurfacing device that helps reduce visible signs of aging, JidueTM, a facial massager device which helps alleviate stress, and Good Planet Super SolutionTM, a multi-use cleaning agent. We acquire the rights to our products that we market primarily via licensing agreements, acquisition and in-house development and sell both domestically and internationally. We are presently exploring other devices and consumable product lines currently under licensing agreements.

The goal of our strategy is to introduce our brands to the market through an omni-channel platform that includes, but is not limited to direct response television (“DRTV”), digital marketing, live home shopping, traditional retail, e-commerce market places, and international third party distributor networks. Our objective is to have our portfolio of products sold through these channels to develop long lasting brands with strong returns on investments.

Liquidity

We had a net loss of approximately $1 million for the year ended December 31, 2016 and an accumulated deficit of approximately $10 million as of December 31, 2016. We anticipate net income for the next year as a result of the recent acquisition of PhotoMedex, Inc. and Ermis Lab, Inc. which was completed in January 2017, where we acquired products its flagship product no!no!®, along with the Kyrobak® and Cleartouch® brands. Management believes that the currently available resources, including cash, cash equivalents as well as $2 million of the $7 million raised from the private placement in February 2017 (see Note 10-Subsequent Events) which will be utilized as working capital, will provide sufficient funds to enable us to meet our operating plan for at least the next twelve months from the date of this filing.

Note 2 - Summary of significant accounting policies

Principles of consolidation

Our accompanying consolidated financial statements include the accounts of our wholly-owned subsidiaries BBI, ICTV Holdings and Ermis Lab, Inc. In October 2016, ICTV Holdings and Ermis Lab, Inc. were formed as holding companies for the asset purchase agreements that were entered into with PhotoMedex, Inc. and Ermis Lab, Inc. (see Note 10-Subsequent Events) and did not have any activity through December 31, 2016. All significant inter-company transactions and balances have been eliminated.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Management believes that the estimates utilized in preparing its consolidated financial statements are reasonable and prudent. The most significant estimates used in these consolidated financial statements include the allowance for doubtful accounts, reserves for returns, inventory reserves, valuation allowance on deferred tax assets and share based compensation. Actual results could differ from these estimates.

F-7

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

Note 2 - Summary of significant accounting policies (continued)

Recently Issued Accounting Pronouncements

In January 2017, Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU 2017-01”). ASU2017-01 narrows the definition of a “business”. This standard provides guidance to assist entities with evaluating when a set of transferred assets and activities is a business. This guidance is effective for interim and annual reporting periods beginning after December 15, 2017. This guidance must be applied prospectively to transactions occurring within the period of adoption. As a result of the recent PhotoMedex acquistion (See Note 10 - Subsequent Events), we will adopt this standard on January 1, 2017.

In August 2016, FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments,(“ASU 2016-15”). The updated accounting requirement is intended to reduce diversity in practice in the classification of certain transactions in the statement of cash flows. Such transactions include but are not limited to debt prepayment or debt extinguishment costs, settlement of zero coupon debt instruments, contingent consideration payments made after a business combination and distributions received from equity method of investments. ASU 2016-15 is required to be retrospectively applied and is effective for fiscal years and interim periods beginning after December 15, 2017, with early adaption permitted. We are currently evaluating the impact of the new guidance to the consolidated financial statements.

In June 2016, FASB issued Accounting Standard Update ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments, which sets forth the current expected credit loss model, a new forward-looking impairment model for certain financial instruments based on expected losses rather than incurred losses. The ASU is effective for interim and annual periods beginning after December 15, 2019, and early adoption of the standard is permitted. Entities are required to adopt ASU No. 2016-13 using a modified retrospective approach, subject to certain limited exceptions. We are currently evaluating the impact of the new guidance on our consolidated financial statements.

In March 2016, FASB issued Accounting Standards Update 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”) which simplifies several aspects of the accounting for share-based payment transactions including the accounting for income taxes, forfeitures and statutory tax withholding requirements, as well as classification in the statement of cash flows. The methods of adoption are dependent on the specific aspects of the new guidance adopted. ASU 2016-09 will be effective for fiscal years beginning after December 15, 2016 and for interim periods within those fiscal years. Early adoption is permitted but the Company must adopt all amendments that apply in the same period if they choose to adopt early. We will adopt this standard on January 1, 2017, and the adoption is not expected to have a material impact on our consolidated financial statements.

In February 2016, FASB issued ASU No. 2016-02 Leases (Topic 842), (“ASU 2016-02”). This standard requires entities that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The standard is effective for fiscal years and the interim periods within those fiscal years beginning after December 15, 2018. The guidance is required to be applied by the modified retrospective transition approach. Early adoption is permitted. We are currently evaluating the impact of the new guidance to the consolidated financial statements.

In November 2015, FASB issued ASU No. 2015-17 Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which simplifies current guidance and requires companies to classify all deferred tax assets and liabilities as noncurrent on the balance sheet. ASU 2015-17 can be applied either prospectively or retrospectively and is effective for periods beginning after December 15, 2016, with early adoption permitted. We believe the effect of this guidance will not be material to its consolidated financial statements and related disclosures.

In July 2015, FASB issued ASU No. 2015-11- Inventory (Topic 330) - Simplifying the Measurement of Inventory, which provides that an entity should measure inventory within the scope of this update at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using LIFO or the retail inventory method. The amendments in this update are effective for the annual periods beginning after December 15, 2016, and for interim periods within those fiscal years. We do not expect the adoption of this standard to have a material impact on the consolidated financial statements.

F-8

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

Note 2 - Summary of significant accounting policies (continued)

In May 2014, FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, on revenue recognition. The new standard provides for a single five-step model to be applied to all revenue contracts with customers as well as requires additional financial statement disclosures that will enable users to understand the nature, amount, timing and uncertainty of revenue and cash flows relating to customer contracts. Companies have an option to use either a retrospective approach or cumulative effect adjustment approach to implement the standard. Accounting Standards Update No. 2014-09 is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early adoption is permitted, but not before the original effective date of the standard. We are currently evaluating the impact of the new guidance on our consolidated financial statements.

Concentration of credit risk

Financial instruments, which potentially subject us to concentrations of credit risk, include cash and trade receivables. We maintain cash in bank accounts that, at times, may exceed federally insured limits. We have not experienced any losses and believes it is not exposed to any significant risks on its cash in bank accounts.

As of December 31, 2016, 55% of our accounts receivable were due from various individual customers to whom our products had been sold directly via Direct Response Television. In addition, 4% of our accounts receivable was cash due from our credit card processors as well as 25% was due from e-commerce accounts and the remaining amount from miscellaneous accounts. Major customers are considered to be those who accounted for more than 10% of net sales. For the fiscal years ended December 31, 2016 and December 31, 2015, there were no major customers.

Fair value of financial instruments

Fair value estimates, assumptions and methods used to estimate fair value of the Company’s financial instruments are made in accordance with the requirements of Accounting Standards Codification (“ASC”) 825-10, “Disclosures about Fair Value of Financial Instruments.” We have used available information to derive our estimates. However, because these estimates are made as of a specific point in time, they are not necessarily indicative of amounts we could realize currently. The use of different assumptions or estimating methods may have a material effect on the estimated fair value amounts. The carrying values of financial instruments such as cash, accounts receivable, accounts payable, and accrued liabilities approximate their fair values due to the short settlement period for these instruments.

Cash and cash equivalents

We consider all unrestricted highly liquid investments with an original maturity of three months or less to be cash equivalents.

Foreign currency transactions

Transactions we entered into in currencies other than its local currency, are recorded in its local currency and any changes in currency exchange rates that occur from the initiation of a transaction until settled are recorded as foreign currency gains or losses in the Consolidated Statements of Operations.

Accounts receivable

Accounts receivable are recorded net of allowances for returns and doubtful accounts of approximately $123,000 and $119,000 as of December 31, 2016 and 2015, respectively. The allowances are calculated based on historical customer returns and bad debts.

In addition to reserves for returns on accounts receivable, an accrual is made for the return of product that have been sold to customers and had cash collections, while the customer still has the right to return the product. The amounts of these accruals included in accounts payable and accrued liabilities in our Consolidated Balance Sheets were approximately $91,000 and $80,000 as of December 31, 2016 and 2015, respectively

F-9

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

Note 2 - Summary of significant accounting policies (continued)

Inventories

Inventories consist primarily of finished products held for resale, and are valued at the lower of cost (first-in, first-out method) or market. We adjust inventory for estimated obsolescence when necessary based upon demand and market conditions. The Company’s reserve for obsolescence was approximately $74,000 and $123,000 as of December 31, 2016 and 2015, respectively. Included in inventory at December 31, 2016 and 2015 is approximately $67,000 and $42,000, respectively, of consigned product that has been shipped to customers under the 30-day free trial period for which the trial period has not expired and as such the customer has not accepted the product as well as consigned products that are held at a retailer distributor for sale.

Furniture and equipment

Furniture and equipment are carried at cost and depreciation is computed over the estimated useful lives of the individual assets ranging from 3 to 5 years. Depreciation is computed using the straight-line method. The related cost and accumulated depreciation of assets retired or otherwise disposed of are removed from the accounts and the resultant gain or loss is reflected in earnings. Maintenance and repairs are expensed currently while major renewals and betterments are capitalized. Depreciation expense amounted to approximately $8,000, for each of the years ended December 31, 2016 and 2015.

Impairment of Long-Lived Assets

In accordance with ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”, long-lived assets are reviewed for impairment when circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net undiscounted cash flows estimated by us to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of by sale are recorded as held for sale at the lower of carrying value or estimated net realizable value. No impairment losses were identified or recorded in the years ended December 31, 2016 and 2015.

Related party transactions

During the year ended December 31, 2016, we had one sale of products for approximately $14,000 with an international third party distributor affiliated with one of our Board of Director members. The pricing and terms of the sale were similar to other international third party sales.

Revenue recognition

We recognize revenues from product sales when the following four criteria have been met: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred; (iii) the selling price is fixed or determinable; and (iv) collectability is reasonably assured. The Company’s revenues in the Consolidated Statements of Operations are net of sales taxes. Revenues from product sales are recorded net of provisions for estimated chargebacks, rebates, expected returns and cash discounts.

We offer a 30-day risk-free trial as one of its payment options. Revenue on the 30-day risk-free trial sales is not recognized until customer acceptance and collectability are assured which we determine to be when the trial period ends. If the risk-free trial expires without action by the customer, product is determined to be accepted by the customer and revenue is recorded. Revenue for items purchased without the 30-day free trial is recognized upon shipment of the product to the customer and collectability is reasonably assured.

Revenue related to our DermaVitalTM continuity program is recognized monthly upon shipment to customers. Revenue from our live home shopping and retail customers is recorded upon sale to the final customer. Revenue related to international wholesale and third party distributor customers is recorded at gross amounts with a corresponding charge to cost of sales upon shipment.

Included in deferred revenue – short-term are payments received prior to shipment on international sales of approximately $142,000 and $221,000 as of December 31, 2016 and 2015, respectively.

We have a return policy whereby the customer can return any product received within 30 of receipt for a full refund. We provide a provision for product returns based on the experience with historical sales returns, in accordance with ASC Topic 605-15 with respect to sales of product when a right of return exists. Returns for the periods presented have been offset against gross sales. Such allowance for sales returns is included in accounts payable and accrued liabilities.

F-10

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

Note 2 - Summary of significant accounting policies (continued)

We sell warranties on the DermaWandTM for various terms. Revenue is recognized ratably over the term, with the unearned warranty included in deferred revenue on the accompanying consolidated balance sheets. Changes in deferred service revenue related to the warranties is presented in the following table:

	Years ended December 31,
	2016	2015
Deferred extended warranty revenue:
At beginning of period	$629,143	$670,075
Revenue deferred for new warranties	118,148	174,852
Revenue recognized	(237,902)	(215,784)
At end of period	$509,389	$629,143

Current portion	$235,015	$223,397
Non-current portion	274,374	405,746
	$509,389	$629,143

Shipping and handling

The amount billed to a customer for shipping and handling is included in revenue. Shipping, handling and processing revenue approximated $2,097,000 and $3,134,000 for the years ended December 31, 2016 and 2015, respectively. Shipping and handling costs are included in cost of sales. Shipping and handling costs approximated $861,000 and $1,628,000 for the years ended December 31, 2016 and 2015, respectively.

Research and development

Research and development costs are expensed as incurred and are included in selling and marketing expense in the accompanying consolidated financial statements. Research and development costs primarily consist of efforts to discover and develop new products, including clinical trials, product safety testing, certifications for international regulations and standards, etc. Research and development costs approximated $111,000 and $115,000 for the years ended December 31, 2016 and 2015, respectively.

Media and production costs

Media and internet marketing costs are expensed as incurred and are included in selling and marketing expense in the accompanying consolidated financial statements. Production costs associated with the creation of new and updated infomercials and advertising campaigns are expensed at the commencement of a campaign. We incurred approximately $4,965,000 and $7,907,000 in media costs for airing our infomercials, $239,000 and $323,000 in new production costs, and $1,347,000 and $906,000 in internet marketing costs for the years ended December 31, 2016 and 2015, respectively.

Income taxes

In preparing our consolidated financial statements, we make estimates of our current tax exposure and temporary differences resulting from timing differences for reporting items for book and tax purposes. We recognize deferred taxes by the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for differences between the financial statement and tax basis of assets and liabilities at enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. In consideration of our accumulated losses and limited historical ability to generate taxable income to utilize our deferred tax assets, we have estimated that we will not be able to realize any benefit from our temporary differences and have recorded a full valuation allowance. If we sustain profitability in the future at levels which cause management to conclude that it is more likely than not that we will realize all or a portion of the net operating loss carry-forward, we would record the estimated net realized value of the deferred tax asset at that time and would then provide for income taxes at a rate equal to our combined federal and state effective rates. Subsequent revisions to the estimated net realizable value of the deferred tax asset could cause our provision for income taxes to vary significantly from period to period.

F-11

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

Note 2 - Summary of significant accounting policies (continued)

Stock options

In June 2001, our shareholders approved our 2001 Stock Option Plan (the “Plan”). The Plan is designed for our employees, officers and directors and is intended to advance our best interests by providing personnel who have substantial responsibility for our management and growth with additional incentive by increasing their proprietary interest in our success, thereby encouraging them to remain our employee. The Plan is administered by our Board of Directors, and authorizes the issuance of stock options not to exceed a total of 3,000,000 shares. The terms of any awards under the Plan are determined by the Board of Directors, provided that no options may be granted at less than the fair market value of the stock as of the date of the grant. The Plan expired in February 2011. As of December 31, 2016, 116,667 options are outstanding under the Plan.

In December 2011, our shareholders approved our 2011 Stock Option Plan (the “2011 Plan”). The 2011 Plan is designed for our employees, officers, and directors, and is intended to advance our best interests by providing personnel who have substantial responsibility for our management and growth of with additional incentive by increasing their proprietary interest in our success, thereby encouraging them to remain our employee. The 2011 Plan is administered by our Board of Directors, and authorizes the issuance of stock options not to exceed a total of 6,000,000 shares. The terms of any awards under the 2011 Plan are determined by the Board of Directors, provided that no options may be granted at less than the fair market value of the stock as of the date of the grant. Generally, the options granted vest over three years with one-third vesting on each anniversary date of the grant. As of December 31, 2016, 3,563,335 options are outstanding under the 2011 Plan.

We account for equity instruments issued to non-employees in accordance with the provisions of ASC Topic 505, subtopic 50, Equity-Based Payments to Non-Employees based upon the fair-value of the underlying instrument. The equity instruments, consisting of stock options granted to consultants, are valued using the Black-Scholes valuation model. The measurement of stock-based compensation to non-employees is subject to periodic adjustments as the underlying equity instruments vest and is recognized as an expense over the period which services are received. Nonvested stock options granted to non-employees are remeasured at each reporting period.

We use ASC Topic 718, “Share-Based Payments”, to account for stock-based compensation issued to employees and directors. We recognize compensation expense in an amount equal to the grant date fair value of share-based payments such as stock options granted to employees over the requisite vesting period of the awards.

F-12

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

Note 2 - Summary of significant accounting policies (continued)

The following is a summary of stock options outstanding under the Plan and 2011 Plan (collectively “Stock Option Plans”) for the years ended December 31, 2016 and 2015:

	Number of Shares			Weighted Average
	Employee	Non- Employee	Totals	Exercise Price
Balance, January 1, 2016	4,036,669	-	4,036,669	$0.21
Granted during the year	725,000	-	725,000	0.34
Exercised during the year	(650,000)	-	(650,000)	0.16
Forfeited during the year	(431,667)	-	(431,667)	0.26

Balance, December 31, 2016	3,680,002	-	3,680,002	$0.24

	Number of Shares			Weighted Average
	Employee	Non- Employee	Totals	Exercise Price
Balance, January 1, 2015	4,220,002	350,000	4,570,002	$0.40
Granted during the year	300,000	-	300,000	0.21
Exercised during the year	(335,000)	(350,000)	(685,000)	0.14
Forfeited during the year	(148,333)	-	(148,333)	0.39

Balance, December 31, 2015	4,036,669	-	4,036,669	$0.21

Of the stock options outstanding as of December 31, 2016 under the Stock Option Plans, 2,595,000 options are currently vested and exercisable. The weighted average exercise price of these options was $0.22. These options expire through November 2026. The aggregate intrinsic value for options outstanding and exercisable at December 31, 2016 and 2015, was approximately $203,000 and $60,000, respectively. The aggregate intrinsic value for stock options exercised during the years ended December 31, 2016 and 2015 was approximately $82,000 and $51,000, respectively.

For the years ended December 31, 2016 and 2015, we recorded approximately $363,000 and $528,000, respectively, in stock compensation expense under the Stock Option Plans. At December 31, 2016, there was approximately $391,000 of total unrecognized compensation cost related to non-vested option grants that will be recognized over the remaining vesting period of 3 years.

The following assumptions are used in the Black-Scholes option pricing model for the years ended December 31, 2016 and 2015 to value the stock options granted during the period:

2016		2015
Risk-free interest rate	1.58-2.18%	Risk-free interest rate	2.05%
Expected dividend yield	0.00	Expected dividend yield	0.00
Expected life	6.00 years	Expected life	6.00 years
Expected volatility	152-153%	Expected volatility	156%
Forfeiture rate	5.0%	Forfeiture rate	5.0%
Weighted average grant date fair value	$0.33	Weighted average grant date fair value	$0.20

F-13

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

Note 2 - Summary of significant accounting policies (continued)

The following is a summary of stock options outstanding outside of the Stock Option Plans for the years ended December 31, 2016 and 2015:

	Number of Shares			Weighted Average
	Employee	Non- Employee	Totals	Exercise Price

Balance, January 1, 2016	466,667	1,976,667	2,443,334	$0.32
Granted during the year	50,000	-	50,000	0.21
Expired during the period	-	(300,000)	(300,000)	0.08
Balance, December 31, 2016	516,667	1,676,667	2,193,334	$0.35

	Number of Shares			Weighted Average
	Employee	Non- Employee	Totals	Exercise Price

Balance, January 1, 2015	466,667	2,016,667	2,483,334	$0.36
Exercised during the year	-	(40,000)	(40,000)	0.15
Balance, December 31, 2015	466,667	1,976,667	2,443,334	$0.32

Of the stock options currently outstanding outside of the Stock Option Plans at December 31, 2016, 2,085,001 options are currently vested and exercisable. The weighted average exercise price of these options was $0.36. These options expire through January 2026. The aggregate intrinsic value for options outstanding and exercisable at December 31, 2016 and 2015, was approximately $124,000 and $72,000, respectively. The aggregate intrinsic value for stock options exercised during the years ended December 31, 2016 and 2015 was approximately $0 and $2,000, respectively.

For the years ended December 31, 2016 and 2015, we recorded approximately $54,000 and $62,000, respectively in stock compensation expense related to stock options outside of the Stock Option Plans. At December 31, 2016, there was approximately $25,000 of total unrecognized compensation cost related to non-vested option grants that will be recognized over a remaining vesting period of 3 years.

On December 28, 2015, we modified the exercise price of 1,630,000 options issued to nine employees and 500,000 options to one employee under our 2011 Stock Option Plan. The options were issued with a fair market value exercise price of $0.21 per share for the nine employees and $0.24 for the remaining employee. Additionally, on December 28, 2015, we modified the exercise price of 200,000 options issued to three of our independent directors at a fair market value exercise price of $0.21 per share. The vesting period remained the same, provided the recipients are still our employees or directors at the time of vesting. The accounting impact from the modification was immaterial and the expense remained the same.

The following assumptions are used in the Black-Scholes option pricing model for the years ended December 31, 2016. There were no grants for the year ended December 31, 2015.

2016
Risk-free interest rate	1.94%
Expected dividend yield	0.00
Expected life	6.0 years
Expected volatility	156%
Forfeiture rate	5.0%
Weighted average grant date fair value	$0.21

F-14

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

Note 2 - Summary of significant accounting policies (continued)

The following is a summary of all stock options outstanding, and nonvested for the year ended December 31, 2016:

	Number of Shares			Weighted Average
	Employee	Non- Employee	Totals	Exercise Price

Balance, January 1, 2016 – nonvested	1,843,335	-	1,843,335	$0.22
Granted	775,000	-	775,000	0.33
Vested	(1,125,000)		(1,125,000)	0.25
Forfeited	(300,000)	-	(300,000)	0.23
Balance, December 31, 2016 – nonvested	1,193,335	-	1,193,335	$0.27

Note 3 - Commitments and contingencies

Leases

As of December 31, 2016, we had had an active lease through March 2017 related to the office space rented in Wayne, Pennsylvania. Rent expense incurred during the years ended December 31, 2016 and 2015 totaled approximately $55,000 and $56,000, respectively. We entered into an amendment to our current lease in February 2017 for a new space in our current building from March 2017 through February 2022. The schedule below details the future financial obligations under active lease through March 2017 and the amendment entered into in February 2017.

	2017	2018	2019	2020	2021	2022	TOTAL OBLIGATION
Wayne - Corporate HQ	$106,000	$118,000	$119,000	$120,000	$122,000	$20,000	$605,000

Total Lease Obligations	$106,000	$118,000	$119,000	$120,000	$122,000	$20,000	$605,000

F-15

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

Note 3 - Commitments and contingencies (continued)

Other matters

Product Liability Insurance

For certain products, we were (and are) listed as an additional insured party under the product manufacturer’s insurance policy. On February 20, 2007, we purchased our own liability insurance, which expires on April 20, 2017. We intend to renew this policy. At present, management is not aware of any claims against us for any products sold.

Note 4 – Severance payable

In September 2010 we entered into a severance agreement with a former consultant. Under the severance agreement, the consultant was to be paid $270,000 over a 27 month period in increments of $10,000 per month beginning in September 2010 and continuing through November 2012. In April 2011, we amended the aforementioned severance agreement to monthly payments of $3,400 per month through March 2016.

In December 2015, we recorded an additional severance reserve of $40,000 for expected termination benefits provided to three former employees after employment due to restructuring. These benefits included salary and medical continuation coverage which was paid out by April 30, 2016.

There was $0 and $46,000 severance payable balance at December 31, 2016 and 2015, respectively.

Note 5 - Other assets and liabilities

On January 22, 2016, we entered into a Purchase Agreement with Omega 5 Technologies, Inc. to acquire the worldwide ownership of the DermaWand patent and all related trademarks and intellectual property for the sum of $1,200,000 to be paid out as follows: $300,000 per year for calendar years 2016 through 2019, payable in uniform quarterly installments on or before the last day of each calendar quarter. As a result, effective January 1, 2016, we are no longer obligated to make royalty payments on sales of DermaWandTM. There shall be no interest charged, and we may, in our sole discretion, at any time without permission or penalty pre-pay some or all of the purchase price. Under our old licensing agreement, we had been assigned the patents, related trademarks, and exclusive commercial rights to DermaWand based upon a $2.50 per unit fee and maintaining annual minimum royalty requirements.

As a result of the agreement, we recorded an offsetting asset and liability at January 1, 2016 in the amount of $1,200,000 for the asset from the intellectual property acquired and a corresponding liability per the payment schedule. As there is no interest charged with the purchase agreement we recorded a discount for imputed interest of approximately $37,000, calculated based on the applicable federal rates at January 22, 2016 of 1.45%, which will be amortized over the term of the agreement using the effective interest method. The other asset balance for the patent and trademark will be amortized using the straight-line method over the four-year period of the agreement, which at this time is management’s best estimate of the remaining useful life.

As of December 31, 2016, the other liability balance was approximately $954,000, including the discount for imputed interest of approximately $21,000, of which approximately $290,000 was current. For the year ended December 31, 2016, we amortized approximately $15,000 of interest expense related to the discount for imputed interest. The other asset balance was approximately $873,000 as of December 31, 2016 with amortization of approximately $291,000 being recorded in cost of sales for the year ended December 31, 2016. The accumulated amortization was approximately $291,000 as of December 31, 2016. There was approximately $782,000 in royalty expense for DermaWand for the year ended December 31, 2015. Management evaluates the other asset for impairment when there is a triggering event and concluded there was no such event as of December 31, 2016.

F-16

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

Note 6 – Notes payable

On July 2, 2014, we entered into a $500,000, one-year Credit Facility with JPMorgan Chase Bank, N.A. Interest on the Credit Facility was calculated using the Adjusted One Month LIBOR Rate plus 2.50%. The facility was collateralized by a lien on our assets and required us to maintain prescribed levels of liquidity and EBITDA. Effective November 7, 2014, the Credit Facility was amended to remove the EBITDA covenant and hold $500,000 as cash collateral for the amount of the line of credit. We did not utilize the Credit Facility. Effective February 18, 2015, we terminated the Credit Facility and the $500,000 collateral held in escrow was released.

Note 7 - Capital transactions

On January 7, 2016, we issued a total of 50,000 incentive stock options to one of our independent directors at a fair market value exercise price of $0.21 per share. The options vest one third each year over the next three years, provided the recipient is still a director of our company. The options may be exercised, once vested, at any time prior to 10 years from the date of grant. The issuance of the options was exempt from registration under Section 4(2) of the Securities Act of 1933.

On January 15, 2016, a former employee exercised 200,000 options previously issued to him, at an exercise price of $0.08 per share. The exercise was cashless, such that the exercise price was paid in shares of our common stock, resulting in a net issuance of 128,000 shares. The shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On March 4, 2016, a former employee exercised 150,000 options previously issued to him, at an exercise price of $0.15 per share. The exercise was cashless, such that the exercise price was paid in shares of our common stock, resulting in a net issuance of 47,727 shares. The shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On October 10, 2016, we issued 650,000 incentive stock options to one employee under our 2011 Stock Option Plan. The options were issued with a fair market value exercise price of $0.34 per share. The options vest as following; (i) 200,000 shares, as of October 10, 2016, (ii ) 250,000 shares, as of one year after the date of issuance, and (iii) 200,000 shares, as of two years after the date issuance, provided the recipient is still employed by our company at the time of vesting. The options may be exercised, once vested, at any time prior to 10 years from the date of grant. The recipient of the options is a key employee of our company, and the issuance of the options was exempt from registration under Section 4(2) of the Securities Act of 1933.

On October 28, 2016, a former employee exercised 300,000 options previously issued to him, at an exercise price of $0.22 per share. The exercise was cashless, such that the exercise price was paid in shares of our common stock, resulting in a net issuance of 140,268 shares. The shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On November 30, 2016, we issued 75,000 incentive stock options to one employee under our 2011 Stock Option Plan. The options were issued with a fair market value exercise price of $0.34 per share. The options vest over three years, provided the recipient is still employed by our company at the time of vesting. The options may be exercised, once vested, at any time prior to 10 years from the date of grant. The recipient of the options is a key employee of our company, and the issuance of the options was exempt from registration under Section 4(2) of the Securities Act of 1933.

F-17

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

Note 8 - Basic and diluted earnings (loss) per share

ASC 260, “Earnings Per Share” requires presentation of basic earnings per share and dilutive earnings per share.

The computation of basic earnings (loss) per share is computed by dividing earnings (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted earnings per share does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect. At December 31, 2016, there were 5,873,336 stock options outstanding and 4,860,001 were vested and exercisable at an average exercise price of $0.28. The following securities were not included in the computation of diluted net loss per share as their effect would have been anti-dilutive:

	December 31,
	2016	2015
Options to purchase common stock	5,873,336	6,480,003

As the Company was in a loss position for the years ended December 31, 2016 and 2015, all shares were anti-dilutive.

The computations for basic and fully diluted loss per share are as follows:

For the year ended December 31, 2016:	Loss (Numerator)	Weighted Average Shares (Denominator)	Per Share Amount

Basic and diluted loss per share
Loss to common shareholders	$(996,344)	28,213,675	$(0.04)

For the year ended December 31, 2015:	Loss (Numerator)	Weighted Average Shares (Denominator)	Per Share Amount

Basic and diluted loss per share
Loss to common shareholders	$(1,387,571)	24,979,067	$(0.06)

F-18

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

Note 9 - Income taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets (liabilities) are as follows as of December 31, 2016 and 2015:

	2016	2015
Net operating loss	$1,193,000	$849,000
Accrued returns and allowances	74,000	70,000
Accumulated depreciation	(4,000)	(6,000)
Stock options	381,000	342,000
Deferred revenue	225,000	295,000
Other	371,000	376,000
Total deferred tax assets	$2,240,000	$1,926,000
Valuation allowance	(2,240,000)	(1,926,000)
Net deferred tax assets	$-	$-

The provision for income tax was $0 for the years ended December 31, 2016 and 2015, respectively. The effective tax rates for 2016 and 2015 reflect provisions for current federal and state income taxes. As of December 31, 2016, the Company had approximately $3,259,000 of gross federal net operating losses and $951,000 of gross state net operating losses available. In 2016, we completed an IRC Section 382 study and concluded that the availability of our net operating loss carry forwards will not be subject to annual limitations against taxable income in future periods due to change in ownership rules. We plan to update the IRC Section 382 for ownership changes which occurred during 2017. To the extent that there is a limitation, there would be a reduction in the deferred tax asset with an offsetting reduction in the valuation allowance. The Company has provided a full valuation allowance on its net deferred asset as the Company does not have sufficient history of taxable income. The Company does not believe it has any material uncertain tax positions.

The Company’s policy is to recognize interest and penalties related to tax matters in general and administrative expenses in the Consolidated Statements of Operations. The Company recorded zero interest and penalties for the year ended December 31, 2016 and 2015.

A reconciliation between the Company’s effective tax rate and the federal statutory rate for the years ended December 31, 2016 and 2015, is as follows:

	2016	2015
Federal rate	34.00%	34.00%
State taxes	0.00%	0.68%
Effect of permanent differences	(12.81)%	(14.10)%
Change in valuation allowance	(21.19)%	(20.58)%
Effective tax rate	0.00%	0.00%

F-19

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

Note 10 - Segment reporting

We operate in the DRTV Consumer segment which is in engaged in selling of various consumer products primarily through direct marketing channels as well as selling our products through our international third party distributor segment. We evaluate performance and allocate resources based on several factors, of which the primary financial measure is operating income (loss) by the end customer, either direct to consumer DRTV sales or wholesale international third party distributor sales. Operating expenses are primarily prorated based on the relationship between DRTV consumer sales and international third party distributor sales.

Information with respect to our operating income (loss) by segment is as follows:

	For the year ended December 31, 2016			For the year ended December 31, 2015
	DRTV Consumer	International Third Party Distributor	Totals	DRTV Consumer	International Third Party Distributor	Totals

NET SALES	$12,478,174	$4,310,562	$16,788,736	$18,779,285	$5,316,884	$24,096,169

COST OF SALES	2,820,869	2,177,813	4,998,682	4,902,720	2,772,544	7,675,264

Gross profit	9,657,305	2,132,749	11,790,054	13,876,565	2,544,340	16,420,905

Operating expenses:
General and administrative	4,008,049	250,128	4,258,177	4,724,577	656,242	5,380,819
Selling and marketing	8,484,184	30,450	8,514,634	12,325,620	102,694	12,428,314
Total operating expenses	12,492,233	280,578	12,772,811	17,050,197	758,936	17,809,133

Operating income (loss)	$(2,834,928)	$1,852,171	$(982,757)	$(3,173,632)	$1,785,404	$(1,388,228)

Selected balance sheet information by segment is presented in the following table as of December 31:

	2016	2015
DRTV Consumer	$4,454,701	$4,242,502
International Third Party Distributor	84,713	37,825
Total Assets	$4,539,414	$4,280,327

F-20

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

Note 10 – Subsequent Events

PhotoMedex Acquisition

On October 4, 2016, we and our wholly-owned subsidiary ICTV Holdings entered into an asset purchase agreement (the “PhotoMedex Purchase Agreement”) with PhotoMedex, Inc., a Nevada corporation (“PhotoMedex”), and its subsidiaries, Radiancy, Inc., a Delaware corporation (“Radiancy”), PhotoTherapeutics Ltd (“PHMD UK”), a private limited company limited by shares incorporated under the laws of England and Wales, and Radiancy (Israel) Limited, a private corporation incorporated under the laws of the State of Israel (“Radiancy Israel”), (collectively, the “Sellers”), pursuant to which ICTV Holdings agreed to acquire substantially all of the assets of the Sellers, including, but not limited to, all of the equity interests of the Seller’s subsidiaries Radiancy (HK) Limited, a private limited company incorporated under the laws of Hong Kong, and LK Technology Importaçăo E Exportaçăo LTDA, a private Sociedade limitada formed under the laws of Brazil (collectively, the “PhotoMedex Target Business”), for a total purchase price of $9,500,000. Such acquisition is referred to herein as the “PhotoMedex acquisition .” The PhotoMedex Purchase agreement was subject to certain terms and conditions and on January 23, 2017 we completed the PhotoMedex acquisition.

The PhotoMedex acquisition included the acquisition of proprietary products and services that address skin diseases and conditions or pain reduction using home-use devices for various indications including hair removal, acne treatment, skin rejuvenation, and lower back pain; which products are sold and distributed to traditional retail, online and infomercial outlets for home-use products and include, without limitation, the following: (a) no!no! ® Hair, (b) no!no! ® Skin, (c) no!no! ® Face Trainer, (d) no!no! ® Glow, (e) Made Ya Look, (f) no!no ®! Smooth Skin Care, (g) Kyrobak, and (h) ClearTouch ®.

The purchase price paid by ICTV Holdings in the PhotoMedex acquisition, for which we are also jointly and severally liable, was paid as follows: (i) $3,000,000 of the purchase price which was raised in a private placement (described below in more detail) was deposited on October 5, 2016 into an escrow account established by counsel to the Company and ICTV Holdings, as escrow agent (the “Escrow Agent”), under an escrow agreement entered into on October 4, 2016 among the Company, ICTV Holdings, the Sellers, the Escrow Agent, and certain investors in the Company’s private placement (the “Escrow Agreement”), which escrow funds was paid to the Sellers on January 23, 2017, in accordance with the Escrow Agreement and subject to the conditions thereof; (ii) $2,000,000 of the purchase price is to be paid by on or before the 90th day following January 23, 2017; and (iii) the remainder of the purchase price is payable in the form of a continuing royalty as described in more detail below. On October 4, 2016, as required by the PhotoMedex Purchase Agreement, we delivered to PhotoMedex a letter of credit from LeoGroup Private Debt Facility, L.P. (“LeoGroup”), a private equity fund that secures our obligation to make the $2 million payment referred to in clause (ii) above. The letter of credit is valid until the earlier of; (1) full payment on demand and presentation on or before January 23, 2017, or (2) 180 days from the date of letter of credit.

Under the PhotoMedex purchase agreement, we are required to pay to PhotoMedex and its subsidiaries a continuing monthly royalty on net cash (invoiced amount less sales refunds, returns, rebates, allowances and similar items) actually received by us or our affiliates from sales of the consumer products that we acquired from PhotoMedex. Such royalty payments commence with net cash actually received from and after January 23, 2017, and continue until the total royalty paid to PhotoMedex and its subsidiaries totals $4,500,000, calculated as follows: (i) 35% of net cash from the sale of all acquired consumer products sold through live television promotions made through Home Shopping Network (HSN) in the United States, QVC in the European Union, and The Shopping Channel (TSC) in Canada, less (a) deductions for sales commissions actually paid and on-air costs incurred for those amounts collected related to the sale of the acquired consumer products made through HSN in the United States, QVC in the European Union, and The Shopping Channel (TSC) in Canada, and (b) the cost of goods sold to generate such net cash; and (ii) 6% of net cash from the sale of all acquired consumer products other than the foregoing sales.

In connection with the PhotoMedex Purchase Agreement, on October 4, 2016, ICTV Holdings entered into a transition services agreement with the Sellers (the “Transition Services Agreement”), pursuant to which Sellers have agreed to make available to ICTV Holdings certain services on a transitional basis and allow ICTV Holdings to occupy and use a portion of the Sellers’ premises and warehouses, in exchange for which ICTV Holdings shall (i) pay to the Sellers the documented costs and expenses incurred by them in connection with the provision of those services; (ii) pay to the Sellers the documented lease costs including monthly rental and any utility charges incurred under the applicable leases; (iii) reimburse the Sellers for the documented costs and expenses incurred by them for the continued storage of inventory and raw materials at warehouse locations, and for services for fulfilling and shipping orders for such inventory; and (iv) reimburse the Sellers for the payroll, employment-related taxes, benefit costs and out of pocket expenses paid to or on behalf of employees.

F-21

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 and 2015

Note 10 – Subsequent Events (continued)

Ermis Labs Acquisition

On October 4, 2016, we and our newly formed wholly-owned subsidiary, Ermis Labs, Inc., a Nevada corporation (the “Purchaser”), entered into an asset purchase agreement (the “Ermis Labs Purchase Agreement”) with LeoGroup Private Debt Facility L.P. a Delaware limited partnership (the “Shareholder”)and Ermis Labs, Inc., a New Jersey corporation (“Ermis Labs”), pursuant to which the Purchaser has agreed to acquire substantially all of the assets of Ermis Labs (collectively, the “Ermis Labs Target Business”), for a total purchase price of $2,150,000. Such acquisition is referred to herein as the “Ermis Labs Acquisition.”

On January 23, 2017, we completed the Ermis Labs acquisition for an aggregate purchase price of $2,150,000, paid as follows: (i) $400,000 through the issuance of 2,500,000 shares of our common stock to the stockholders of Ermis Labs, the value of which was based on the closing price of our common stock on the OTCQX on October 4, 2016, which was $0.16 per share; and (ii) the remainder of the purchase price will be payable in the form of a continuing royalty as described in more detail below. The issuance of the common stock was made in reliance upon an exemption from the registration requirements of the Securities Act provided under Section 4(a)(2) of the Securities Act.

Under the Ermis purchase agreement we are required to pay to Ermis Labs a continuing monthly royalty of 5% of net cash (invoiced amount less sales refunds, returns, rebates, allowances and similar items) actually received by us or our affiliates from sales of the over-the-counter medicated skin care products acquired in the Ermis Labs Acquisition, commencing with net cash actually received by the Purchaser or its affiliates from and after January 23, 2017 and continuing until the total royalty paid to Ermis Labs totals $1,750,000; provided, however, that we are required to pay a minimum annual royalty amount of $175,000 on or before December 31 of each year commencing with calendar year ending December 31, 2017.

Private Placement

On October 4, 2016, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”), including two investors who are family members to one of our board members, pursuant to which the Investors have agreed to purchase 8,823,530 shares of Common Stock at a price of $0.34 per share, for aggregate gross proceeds of $3,000,000 (the “Private Placement”), of which $1,670,000 was from the related party investors previously mentioned. Pursuant to the Securities Purchase Agreement, we may complete one or more subsequent closings on or prior to February 1, 2017 for up to maximum aggregate gross proceeds of $7,000,000. The issuance of the Common Stock pursuant to the Securities Purchase Agreement is being made in reliance upon an exemption from registration provided under Section 4(a)(2) of the Securities Act.

On January 23, 2017, we also entered into a registration rights agreement with the investors in connection with the completion of the private placement. Subject to the terms and conditions of the registration rights agreement, we will file and maintain a registration statement covering the resale of the common stock sold to the investors in the private placement, subject to customary underwriter cutbacks

On January 23, 2017, pursuant to the terms of the securities purchase agreement, dated October 4, 2016, between our company and the selling stockholders, we completed a private placement whereby the selling stockholders purchased 8,823,530 shares of common stock at a price of $0.34 per share, for aggregate gross proceeds of $3,000,000.

On February 1, 2017, pursuant to the terms of the securities purchase agreement, we completed a second and final private placement whereby the selling stockholders purchased 11,764,713 shares of common stock at a price of $0.34 per share, for aggregate gross proceeds of $4,000,000.

The issuance of the common stock pursuant to the securities purchase agreement was made in reliance upon an exemption from the registration requirements of the Securities Act provided under Section 4(a)(2) of the Securities Act.

F-22

ICTV BRANDS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF

	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,869,425	$1,390,641
Accounts receivable, net of allowances for returns and doubtful accounts of $270,947 and $123,109, respectively	1,700,300	506,337
Other receivable	589,162	-
Inventories, net	7,973,244	1,499,270
Prepaid expenses and other current assets	541,053	254,303
Total current assets	15,673,184	3,650,551

Property and equipment	978,881	74,098
Less accumulated depreciation	(82,904)	(58,099)
Property and equipment, net	895,977	15,999

Intangible assets, net	4,234,762	872,864

Total assets	$20,803,923	$4,539,414

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$2,882,588	$1,644,899
Other payable	1,750,000	-
Deferred revenue – short-term	757,377	377,445
Contingent consideration-short term	2,783,790	-
Deferred consideration- short term	164,029	-
Other liabilities	289,529	288,525
Total current liabilities	8,627,313	2,310,869

Deferred revenue – long-term	258,070	274,374
Contingent consideration-long term	1,144,604	-
Deferred consideration-long-term	1,014,672	-
Other liabilities- long term	592,952	665,713
Total long-term liabilities	3,010,298	940,087

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 52,053,725 and 28,343,007 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	41,843	18,132
Additional paid-in-capital	19,773,982	11,546,804
Accumulated other comprehensive loss	(5,417)	-
Accumulated deficit	(10,644,096)	(10,276,478)

Total shareholders’ equity	9,166,312	1,288,458

Total liabilities and shareholders’ equity	$20,803,923	$4,539,414

See accompanying notes to condensed consolidated financial statements.

F-23

ICTV BRANDS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the three months ended
	March 31, 2017	March 31, 2016

NET SALES	$7,647,119	$3,723,644

COST OF SALES	2,153,580	1,196,696

GROSS PROFIT	5,493,539	2,526,948

OPERATING EXPENSES:
General and administrative	2,482,269	959,317
Selling and marketing	3,389,944	1,652,527
Total operating expenses	5,872,213	2,611,844

OPERATING LOSS	(378,674)	(84,896)

MISCELLANEOUS INCOME	60,103	-

INTEREST EXPENSE, NET	(49,047)	(3,782)

LOSS BEFORE PROVISION FOR INCOME TAXES	(367,618)	(88,678)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	(367,618)	(88,678)

OTHER COMPREHENSIVE LOSS:
Foreign currency translation adjustments	(5,417)	-
COMPREHENSIVE LOSS	$(373,035)	$(88,678)

NET LOSS PER SHARE
BASIC	$(0.01)	$(0.00)
DILUTED	$(0.01)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
BASIC	44,067,195	28,148,074
DILUTED	44,067,195	28,148,074

See accompanying notes to condensed consolidated financial statements.

F-24

ICTV BRANDS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(Unaudited)

				Accumulated
	Common Stock		Additional	Other
	$0.001 par value		Paid-In	Comprehensive	Accumulated
	Shares	Amount	Capital	Loss	Deficit	Totals

Balance at January 1, 2017	28,343,007	$18,132	$11,546,804	$-	$(10,276,478)	$1,288,458

Share based compensation	-	-	81,959	-	-	81,959

Issuance of stock for asset purchase	2,500,000	2,500	847,500	-	-	850,000

Issuance of stock, net of offering costs of $17,070	20,588,243	20,588	6,962,342	-	-	6,982,930

Issuance of stock for compensation	600,000	600	335,400	-	-	336,000

Cashless exercise of options	22,475	23	(23)	-	-	-

Other comprehensive loss	-	-	-	(5,417)	-	(5,417)

Net loss	-	-	-	-	(367,618)	(367,618)

Balance at March 31, 2017	52,053,725	$41,843	$19,773,982	$(5,417)	$(10,644,096)	$9,166,312

See accompanying notes to condensed consolidated financial statements.

F-25

ICTV BRANDS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

(Unaudited)

	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(367,618)	$(88,678)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities:
Depreciation	32,295	1,871
Amortization of intangible assets	191,173	72,738
Bad debt expense	319,330	189,950
Share based compensation	81,959	121,455
Issuance of stock for compensation	336,000	-
Change in fair value of contingent consideration	(20,142)	-
Loss on disposal of property and equipment	3,228	-
Non cash interest expense	50,122	4,219
Change in assets and liabilities
Accounts receivable	(1,513,293)	(303,256)
Other receivable	(589,162)	-
Inventories	295,405	238,636
Prepaid expenses and other current assets	(286,750)	(79,874)
Accounts payable and accrued liabilities	1,237,689	(189,136)
Severance payable	-	(39,995)
Deferred revenue	363,628	224,166
Net cash provided by operating activities	133,864	152,096

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(57,076)	-
Contingent consideration payments for acquisition	(249,507)	-
Cash paid for acquisition of PhotoMedex, Inc	(3,250,000)	-
Net cash used in investing activities	(3,556,583)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of offering costs	6,982,930	-
Payments of DermaWand asset purchase agreement	(75,000)	(75,000)
Net cash provided by (used in) financing activities	6,907,930	(75,000)

Effect of exchange rates on cash and cash equivalents	(6,427)	-

NET INCREASE IN CASH AND CASH EQUIVALENTS	3,478,784	77,096

CASH AND CASH EQUIVALENTS, beginning of the period	1,390,641	1,334,302

CASH AND CASH EQUIVALENTS, end of the period	$4,869,425	$1,411,398

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Taxes paid	$-	$-
Interest paid	-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITY:
Cashless exercise of options	$23	$-
DermaWand asset purchase agreement	$-	$1,200,000

Acquisition of PhotoMedex on January 23, 2017
Fair value of assets acquired	$9,198,043	$-
Fair value of deferred consideration	(4,198,043)	-
Other Payable	(1,750,000)	-
Cash paid for acquisition	$3,250,000	$-

Asset Acquisition of Ermis Labs on January 23, 2017
Cost of assets acquired	$1,981,822	$-
Present value of deferred consideration	(1,131,822)	-
Issuance of common stock	(850,000)	-
Cash paid for acquisition	$-	$-

See accompanying notes to condensed consolidated financial statements.

F-26

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Unaudited)

Note 1 - Organization, Business of the Company and Liquidity

Organization and Nature of Operations

ICTV Brands Inc. (the “Company” or “ICTV”), was organized under the laws of the State of Nevada on September 25, 1998. We currently have the following subsidiaries:

●	Better Blocks International Limited, or (“BBI”), a New Zealand corporation;

●	Ermis Labs, Inc., a Nevada Corporation;

●	ICTV Brands Israel Limited., incorporated under the laws of Israel;

●	ICTV Brands UK Limited., incorporated under the laws of the United Kingdom;

●	ICTV Holdings, Inc., a Nevada Corporation (“ICTV Holdings”);

●	Radiancy (HK) Limited, a private limited company limited by shares, incorporated under the laws of Hong Kong; and

●	LK Technology Importaçăo E Exportaçăo LTDA, a private Sociedade limitada formed under the laws of Brazil.

Although our companies are incorporated in New Zealand, Nevada, Israel, United Kingdom, Hong Kong and Brazil, our operations are currently run from our Wayne, Pennsylvania office.

We develop, market and sell products through a multi-channel distribution strategy, including direct response television, digital marketing campaigns, live home shopping, traditional retail and e-commerce market places, and our international third party distributor network. We offer primarily health, beauty and wellness products as well as various consumer products, including, but not limited to, DermaWandTM, a skin care device that reduces the appearance of fine lines and wrinkles, and helps improve skin tone and texture, DermaVital®, a professional quality skin care line that effects superior hydration, the CoralActives® brand of acne treatment and skin cleansing products, Derma Brilliance®, a skin care resurfacing device that helps reduce visible signs of aging, JidueTM, a facial massager device which helps alleviate stress, and Good Planet Super SolutionTM, a multi-use cleaning agent. We acquire the rights to our products that we market primarily via licensing agreements, acquisition and in-house development and sell both domestically and internationally. The Company is presently exploring other devices and consumable product lines currently under licensing agreements.

The goal of our strategy is to introduce our brands to the market through an omni-channel platform that includes, but is not limited to, direct response television (“DRTV”), digital marketing, live home shopping, traditional retail, e-commerce marketplaces, and international third party international distributor networks. Our objective is to have our portfolio of products sold through these channels to develop long lasting brands with strong returns on investments.

F-27

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Unaudited)

Note 1 - Organization, Business of the Company and Liquidity (continued)

PhotoMedex Acquisition

On October 4, 2016, we and our wholly-owned subsidiary, ICTV Holdings, entered into an asset purchase agreement (the “PhotoMedex Purchase Agreement”) with PhotoMedex, Inc., a Nevada corporation (“PhotoMedex”), and its wholly owned subsidiaries, Radiancy, Inc., a Delaware corporation, PhotoTherapeutics Ltd, a private limited company limited by shares incorporated under the laws of England and Wales, and Radiancy Israel Limited, a private corporation incorporated under the laws of the State of Israel, (collectively, the “Sellers”), pursuant to which ICTV Holdings acquired substantially all of the assets of the Sellers, including, but not limited to, all of the equity interests of the Seller’s subsidiaries Radiancy (HK) Limited, a private limited company incorporated under the laws of Hong Kong, and LK Technology Importaçăo E Exportaçăo LTDA, a private Sociedade limitada formed under the laws of Brazil, for a total purchase price of $9,500,000. Such acquisition is referred to herein as the “PhotoMedex acquisition .” The PhotoMedex acquisition was completed on January 23, 2017. (See Note 3- Business and Asset Acquisitions).

The PhotoMedex acquisition included the acquisition of proprietary products and services that address skin diseases and conditions or pain reduction using home-use devices for various indications including hair removal, acne treatment, skin rejuvenation, and lower back pain; which products are sold and distributed to traditional retail, online and infomercial outlets for home-use products and include, without limitation, the following: (a) no!no! ® Hair, (b) no!no! ® Skin, (c) no!no! ® Face Trainer, (d) no!no! ® Glow, (e) Made Ya Look, (f) no!no ®! Smooth Skin Care, (g) Kyrobak®, and (h) ClearTouch ®.

Ermis Labs Asset Acquisition

On October 4, 2016, we and our newly formed wholly-owned subsidiary, Ermis Labs, Inc., a Nevada corporation (the “Purchaser”), entered into an asset purchase agreement (the “Ermis Labs Purchase Agreement”) with LeoGroup Private Debt Facility L.P. a Delaware limited partnership (the “Shareholder”) and Ermis Labs, Inc., a New Jersey corporation (“Ermis Lab”), pursuant to which the Purchaser has agreed to acquire substantially all of the assets of Ermis Labs (collectively, the “Ermis Labs Assets”), for a total purchase price of $1,982,000. Such acquisition is referred to herein as the “Ermis Labs Asset Purchase.” (See Note 3-Business and Asset Acquisitions).

F-28

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Unaudited)

Note 1 - Organization, Business of the Company and Liquidity (continued)

Liquidity

We had a net loss of approximately $368,000 for the three months ended March 31, 2017 and an accumulated deficit of approximately $10,644,000 as of March 31, 2017. Management believes that the current available resources, including cash and cash equivalents will provide sufficient funds to enable us to meet our operating plan for at least the next twelve months from the date of this filing.

Note 2 - Summary of significant accounting policies

Basis of Presentation

The unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and within the rules of the Securities and Exchange Commission applicable to interim financial statements and therefore do not include all disclosures that might normally be required for financial statements prepared in accordance with generally accepted accounting principles. The accompanying unaudited condensed consolidated financial statements have been prepared by management without audit and should be read in conjunction with our condensed consolidated financial statements, including the notes thereto, appearing in our Annual Report on Form 10-K for the year ended December 31, 2016. In the opinion of management, all adjustments necessary for a fair presentation of the condensed consolidated financial position, consolidated results of operations and consolidated cash flows, for the periods indicated, have been made. The results of operations for the three months ended March 31, 2017 are not necessarily indicative of operating results that may be achieved over the course of the full year.

Principles of consolidation

Our accompanying condensed consolidated financial statements include the accounts of our wholly-owned subsidiaries BBI, ICTV Holdings, Ermis Labs, Inc., ICTV Brands UK Limited, ICTV Brands Israel Limited, Radiancy (HK) Limited and LK Technology. In October 2016, ICTV Holdings and Ermis Labs, Inc. were formed as holding companies for the asset purchase agreements that were entered into with PhotoMedex, Inc. and Ermis Lab, Inc. (See Note 3 – Business and Asset Acquisitions). All significant inter-company transactions and balances have been eliminated.

F-29

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Unaudited)

Note 2 - Summary of significant accounting policies (continued)

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Management believes that the estimates utilized in preparing its condensed consolidated financial statements are reasonable and prudent. The most significant estimates used in these condensed consolidated financial statements include the allowance for doubtful accounts, reserves for returns, inventory reserves, allocation of purchase price, valuation allowance on deferred tax assets and share based compensation. Actual results could differ from these estimates.

Recently Issued Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2017-01 Business Combinations (Topic 805): Clarifying the Definition of a Business (“ASU 2017-01”). ASU2017-01 narrows the definition of a “business.” This standard provides guidance to assist entities with evaluating when a set of transferred assets and activities is a business. This guidance is effective for interim and annual reporting periods beginning after December 15, 2017. This guidance must be applied prospectively to transactions occurring within the period of adoption. As a result of the recent PhotoMedex acquisition and Ermis asset purchase (See Note 3 - Business and Asset Acquisitions), we adopted this standard on January 1, 2017.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“ASU 2016-15”). The updated accounting requirement is intended to reduce diversity in practice in the classification of certain transactions in the statement of cash flows. Such transactions include but are not limited to debt prepayment or debt extinguishment costs, settlement of zero coupon debt instruments, contingent consideration payments made after a business combination and distributions received from equity method of investments. ASU 2016-15 is required to be retrospectively applied and is effective for fiscal years and interim periods beginning after December 15, 2017, with early adoption permitted. As a result of the recent PhotoMedex acquisition (See Note 3 - Business and Asset Acquisitions), we adopted this standard on January 1, 2017.

In June 2016, the FASB issued Accounting Standard Update ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments, which sets forth the current expected credit loss model, a new forward-looking impairment model for certain financial instruments based on expected losses rather than incurred losses. The ASU is effective for interim and annual periods beginning after December 15, 2019, and early adoption of the standard is permitted. Entities are required to adopt ASU No. 2016-13 using a modified retrospective approach, subject to certain limited exceptions. We are currently evaluating the impact of the new guidance on our consolidated financial statements.

In March 2016, the FASB issued Accounting Standards Update 2016-09, Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”), which simplifies several aspects of the accounting for share-based payment transactions including the accounting for income taxes, forfeitures and statutory tax withholding requirements, as well as classification in the statement of cash flows. The methods of adoption are dependent on the specific aspects of the new guidance adopted. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016 and for interim periods within those fiscal years. We adopted this standard on January 1, 2017 and apply an estimated percentage of forfeitures to our calculation.

F-30

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Unaudited)

Note 2 - Summary of significant accounting policies (continued)

In February 2016, the FASB issued ASU No. 2016-02 Leases (Topic 842) (“ASU 2016-02”). This standard requires entities that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The standard is effective for fiscal years and the interim periods within those fiscal years beginning after December 15, 2018. The guidance is required to be applied by the modified retrospective transition approach. Early adoption is permitted. We are currently evaluating the impact of the new guidance on the consolidated financial statements.

In November 2015, the FASB issued ASU No. 2015-17 Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which simplifies current guidance and requires companies to classify all deferred tax assets and liabilities as noncurrent on the balance sheet. The Company adopted ASU 2015-17 effective January 1, 2017. The adoption of this guidance did have a material impact on our consolidated financial statements and related disclosures as there is a full valuation allowance for our net deferred tax assets.

In July 2015, the FASB issued ASU No. 2015-11 Inventory (Topic 330) - Simplifying the Measurement of Inventory, which provides that an entity should measure inventory within the scope of this update at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. The Company adopted ASU 2015-11 on January 1, 2017. The adoption of this guidance did not have a material impact on our consolidated financial statements and related disclosures.

In May 2014, FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, on revenue recognition. The new standard provides for a single five-step model to be applied to all revenue contracts with customers as well as requires additional financial statement disclosures that will enable users to understand the nature, amount, timing and uncertainty of revenue and cash flows relating to customer contracts. Companies have an option to use either a retrospective approach or cumulative effect adjustment approach to implement the standard. ASU No. 2014-09 is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. We are currently evaluating the impact of the new guidance on our consolidated financial statements. The adoption of this guidance is not expected to have a material impact on the amount or timing of revenue recognized on the Company’s consolidated financial statements based on current contracts with customers. The guidance will result in expanded disclosures. The Company plans to retrospectively adopt this guidance by the first quarter of 2018.

Concentration of credit risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, include cash and cash equivalents and trade receivables. We maintain cash in bank accounts that, at times, may exceed federally insured limits. We have not experienced any losses and believe we are not exposed to any significant risks on cash in bank accounts.

As of March 31, 2017, 43% of the Company’s accounts receivable were due from various individual customers to whom our products had been sold directly via Direct Response Television. In addition, 2% of the Company’s accounts receivable was cash due from our credit card processors, 29% was due from live home shopping and 22% was due from e-commerce accounts and the remaining amount from miscellaneous accounts. Major customers are considered to be those who accounted for more than 10% of net sales. For the three months ended March 31, 2017, there were no major customers. For the three months ended March 31, 2016, 11% of net sales were made to one international third party distributor.

F-31

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Unaudited)

Note 2- Summary of significant accounting policies (continued)

Fair value of financial instruments

Fair value estimates, assumptions and methods used to estimate fair value of the Company’s financial instruments are made in accordance with the requirements of Accounting Standards Codification (“ASC”) 825-10, “Disclosures about Fair Value of Financial Instruments.” We have used available information to derive our estimates. However, because these estimates are made as of a specific point in time, they are not necessarily indicative of amounts we could realize currently. The use of different assumptions or estimating methods may have a material effect on the estimated fair value amounts. The carrying values of financial instruments such as cash and cash equivalents, accounts receivable, other receivable, accounts payable, and accrued liabilities, other payable and contingent consideration approximate their fair values due to the short settlement period for these instruments.

Cash and cash equivalents

We consider all unrestricted highly liquid investments with an original maturity of three months or less to be cash equivalents.

Foreign currency transactions

Transactions entered into by the Company in currencies other than its local currency, are recorded in its local currency and any changes in currency exchange rates that occur from the initiation of a transaction until settled are recorded as foreign currency gains or losses in the Condensed Consolidated Statements of Operations and Comprehensive Loss.

Functional currency translation

The currency of the primary economic environment in which we operate our Company is conducted in the US dollar (“$” or “dollars”). Thus, our functional currency (other than the foreign subsidiaries mentioned below) is the dollar (which is also the reporting currency of the subsidiary). The operations of our foreign subsidiaries are conducted in the local currency of the subsidiary which is Hong Kong Dollar (HKD), Great Britain Pounds (GBP) and Israeli new shekel (NIS).

Assets and liabilities of our international subsidiaries are translated on the basis of the exchange rates prevailing at the balance sheet date and revenues and expenses are translated at the average exchange rates for the period. Net differences from currency translation are included in other comprehensive loss on the accompanying statements of operations and comprehensive loss.

Accounts receivable

Accounts receivable are recorded net of allowances for returns and doubtful accounts of approximately $271,000 at March 31, 2017 and $123,000 at December 31, 2016. The allowances are estimated based on historical customer returns and bad debts.

In addition to reserves for returns on accounts receivable, an accrual is made for the return of product that has been sold to customers and had cash collections, while the customer still has the right to return the product. The amounts of these accruals included in accounts payable and accrued liabilities in our Condensed Consolidated Balance Sheets were approximately $276,000 and $91,000 at March 31, 2017 and December 31, 2016, respectively.

F-32

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Unaudited)

Note 2 - Summary of significant accounting policies (continued)

Other receivable

Other receivable is a current receivable due from PhotoMedex Acquistion related to the transition service agreement as part of the PhotoMedex acquisition. As of March 31, 2017, the other receivable was approximately $589,000.

Inventories

Inventories consist primarily of finished products held for resale, and are valued at the lower of cost (first-in, first-out method) or net realizable value. We adjust inventory for estimated obsolescence when necessary based upon demand and market conditions. The Company’s reserve for obsolescence was approximately $399,000---- and $74,000 at March 31, 2017 and December 31, 2016, respectively. Included in inventory at March 31, 2017 and December 31, 2016 is approximately $66,000 and $67,000, respectively, of consigned product that has been shipped to customers under the 30-day free trial period for which the trial period has not expired and as such the customer has not accepted the product as well as consigned products that are held at a retailer distributor for sale.

Property and equipment

Property and equipment are carried at cost and depreciation is computed over the estimated useful lives of the individual assets ranging from 3 to 5 years. Depreciation is computed using the straight-line method. The related cost and accumulated depreciation of assets retired or otherwise disposed of are removed from the accounts and the resultant gain or loss is reflected in earnings. Maintenance and repairs are expensed currently while major renewals and betterments are capitalized. Depreciation expense amounted to approximately $32,300 and $1,900 for the three months ended March 31, 2017 and 2016, respectively.

Property and equipment consisted of the following at:

	March 31, 2017	December 31, 2016
Equipment, computer hardware and software	$882,580	$33,549
Furniture and fixtures	77,405	40,549
Leasehold Improvements	18,896	-
	$978,881	$74,098
Accumulated depreciation	(82,904)	(58,099)
Property and equipment, net	$895,977	$15,999

Intangible assets

Definite-lived intangibles are amortized using the straight-line method over their estimated useful lives ranging from four to five years. Amortization expense was approximately $191,000 and $73,000 for the three months ended March 31, 2017 and 2016, respectively. We evaluate the recoverability of the intangible assets periodically by taking into account events or circumstances that may warrant revised estimates of useful lives or that may indicate the asset may be impaired.

F-33

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Unaudited)

Note 2 - Summary of significant accounting policies (continued)

Impairment of long-lived assets

In accordance with ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets,” long-lived assets are reviewed for impairment when circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future net undiscounted cash flows estimated by the Company to be generated by such assets. If such assets are considered to be impaired, the impairment to be recognized is the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of by sale are recorded as held for sale at the lower of carrying value or estimated net realizable value. No impairment losses were identified or recorded for the three months ended March 31, 2017 and 2016.

Revenue recognition

We recognize revenues from product sales when the following four criteria have been met: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred; (iii) the selling price is fixed or determinable; and (iv) collectability is reasonably assured. The Company’s revenues in the Condensed Consolidated Statements of Operations and Comprehensive Loss are net of sales taxes. Revenues from product sales are recorded net of provisions for estimated chargebacks, rebates, expected returns and cash discounts.

We offer a 30-day risk-free trial as one of our payment options. Revenue on the 30-day risk-free trial sales is not recognized until customer acceptance and collectability are assured, which we determine to be when the trial period ends. If the risk-free trial expires without action by the customer, product is determined to be accepted by the customer and revenue is recorded. Revenue for items purchased without the 30-day free trial is recognized upon shipment of the product to the customer and collectability is reasonably assured.

Revenue related to our DermaVitalTM continuity program is recognized monthly upon shipment to customers. Revenue from our live home shopping and retail customers is recorded upon sale to the final customer. Revenue related to international wholesale and third party distributor customers is recorded at gross amounts with a corresponding charge to cost of sales upon shipment. Included in deferred revenue – short-term are payments received prior to shipment on international sales of approximately $527,000 and $142,000 as of March 31, 2017 and December 31, 2016, respectively.

We have a return policy whereby the customer can return any product received within 30 or 60 days of receipt for a full refund. We provide a provision for product returns based on the experience with historical sales returns, in accordance with ASC Topic 605-15 with respect to sales of product when a right of return exists. Returns for the periods presented have been offset against gross sales. Such allowance for sales returns is included in accounts payable and accrued liabilities.

F-34

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Unaudited)

Note 2 - Summary of significant accounting policies (continued)

We sell warranties on our products for various terms. Revenue is recognized ratably over the term, with the unearned warranty included in deferred revenue on the accompanying condensed consolidated balance sheets. Changes in deferred service revenue related to the warranties is presented in the following table:

	March 31, 2017	December 31, 2016
Deferred extended warranty revenue:
At beginning of period	$509,389	$629,143
Revenue deferred for new warranties, year to date	43,386	118,148
Revenue recognized year to date	(64,380)	(237,902)
At end of period	$488,395	$509,389

Current portion	$230,325	$235,015
Non-current portion	258,070	274,374
	$488,395	$509,389

Shipping and handling

The amount billed to customers for shipping and handling is included in net sales. Shipping, handling and processing revenue approximated $628,000 and $415,000 for the three months ended March 31, 2017 and 2016, respectively. Shipping and handling costs are included in cost of sales. Shipping and handling costs approximated $405,000 and $197,000 for the three months ended March 31, 2017 and 2016, respectively.

Research and development

Research and development costs are expensed as incurred and are included in selling and marketing expense in the accompanying condensed consolidated financial statements. Research and development costs primarily consist of efforts to discover and develop new products, including clinical trials, product safety testing, certifications for international regulations and standards, etc. Research and development costs approximated $44,000 and $29,000 for the three months ended March 31, 2017 and 2016, respectively.

Media and production costs

Media and internet marketing costs are expensed as incurred and are included in selling and marketing expense in the accompanying condensed consolidated financial statements. Production costs associated with the creation of new and updated video content and advertising campaigns are expensed at the commencement of a campaign. We incurred approximately $1,632,000 and $844,000 in media costs for airing of television and print advertising, $143,000 and $7,000 in new production costs, and $846,000 and $348,000 in internet marketing costs for the three months ended March 31, 2017 and 2016, respectively.

F-35

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Unaudited)

Note 2 - Summary of significant accounting policies (continued)

Income taxes

In preparing our condensed consolidated financial statements, we make estimates of our current tax exposure and temporary differences resulting from timing differences for reporting items for book and tax purposes. We recognize deferred taxes by the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for differences between the financial statement and tax bases of assets and liabilities at enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. In consideration of our accumulated losses and limited historical ability to generate taxable income to utilize our deferred tax assets, we have estimated that we will not be able to realize any benefit from our temporary differences and have recorded a full valuation allowance. If we sustain profitability in the future at levels which cause management to conclude that it is more likely than not that we will realize all or a portion of the net operating loss carry-forward, we would record the estimated net realizable value of the deferred tax asset at that time and would then provide for income taxes at a rate equal to our combined federal and state effective rates. Subsequent revisions to the estimated net realizable value of the deferred tax asset could cause our provision for income taxes to vary significantly from period to period.

Stock options

In June 2001, our shareholders approved our 2001 Stock Option Plan (the “Plan”). The Plan is designed for our employees, officers and directors, and is intended to advance our best interests by providing personnel who have substantial responsibility for our management and growth with additional incentive by increasing their proprietary interest in our success, thereby encouraging them to remain our employee. The Plan is administered by our Board of Directors, and authorizes the issuance of stock options not to exceed a total of 3,000,000 shares. The terms of any awards under the Plan are determined by the Board of Directors, provided that no options may be granted at less than the fair market value of the stock as of the date of the grant. The Plan expired in February 2011. As of March 31, 2017, 116,667 options are outstanding under the Plan.

In December 2011, our shareholders approved our 2011 Stock Option Plan (the “2011 Plan”). The 2011 Plan is designed for our employees, officers, and directors, and is intended to advance our best interests by providing personnel who have substantial responsibility for our management and growth with additional incentive by increasing their proprietary interest in our success, thereby encouraging them to remain our employee. The 2011 Plan is administered by our Board of Directors, and authorizes the issuance of stock options not to exceed a total of 6,000,000 shares. The terms of any awards under the 2011 Plan are determined by the Board of Directors, provided that no options may be granted at less than the fair market value of the stock as of the date of the grant. Generally, the options granted vest over three years with one-third vesting on each anniversary date of the grant. As of March 31, 2017, 3,523,335 options are outstanding under the 2011 Plan.

We account for equity instruments issued to non-employees in accordance with the provisions of ASC Topic 505, subtopic 50, Equity-Based Payments to Non-Employees based upon the fair-value of the underlying instrument. The equity instruments, consisting of stock options granted to consultants, are valued using the Black-Scholes valuation model. The measurement of stock-based compensation to non-employees is subject to periodic adjustments as the underlying equity instruments vest and is recognized as an expense over the period which services are received. Nonvested stock options granted to non-employees are remeasured at each reporting period.

F-36

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Unaudited)

Note 2 - Summary of significant accounting policies (continued)

Stock options (continued)

We use ASC Topic 718, “Share-Based Payments” to account for stock-based compensation issued to employees and directors. we recognize compensation expense in an amount equal to the grant date fair value of share-based payments such as stock options granted to employees over the requisite vesting period of the awards.

The following is a summary of stock options outstanding under the Plan and 2011 Plan (collectively “Stock Option Plans”) for the three months ended March 31, 2017 and 2016:

				Weighted
	Number of Shares			Average
		Non-		Exercise
	Employee	Employee	Totals	Price

Balance, January 1, 2017	3,680,002	-	3,680,002	$0.24
Granted during the period	-	-	-	-
Exercised during the period	(35,000)	-	(35,000)	0.22
Forfeited during the period	(5,000)	-	(5,000)	0.22

Balance, March 31, 2017	3,640,002	-	3,640,002	$0.24

				Weighted
	Number of Shares			Average
		Non-		Exercise
	Employee	Employee	Totals	Price
Balance, January 1, 2016	4,036,669	-	4,036,669	$0.21
Granted during the period	-	-	-	-
Exercised during the period	(350,000)	-	(350,000)	0.11
Expired during the period	(131,667)	-	(131,667)	0.38

Balance, March 31, 2016	3,555,002	-	3,555,002	$0.21

Of the stock options outstanding as of March 31, 2017 under the Stock Option Plans, 2,560,000 options are currently vested and exercisable. The weighted average exercise price of these options was $0.22. These options expire through November 2026. The aggregate intrinsic value for options outstanding and exercisable at March 31, 2017 and 2016 was approximately $994,000 and $29,000, respectively. The aggregate intrinsic value for options exercised during the three months ended March 31, 2017 and 2016 was approximately $13,000 and $31,000, respectively.

For the three months ended March 31, 2017 and 2016, we recorded approximately $75,000 and $106,000, respectively, in stock compensation expense under the Stock Option Plans. At March 31, 2017, there was approximately $334,000 of total unrecognized compensation cost related to non-vested option grants that will be recognized over the remaining vesting period of 3 years.

F-37

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Unaudited)

Note 2 - Summary of significant accounting policies (continued)

Stock options (continued)

The following is a summary of stock options outstanding outside of the Stock Option Plans for the three months ended March 31, 2017 and 2016:

Weighted
	Number of Shares			Average
		Non-		Exercise
	Employee	Employee	Totals	Price

Balance, January 1, 2017	516,667	1,676,667	2,193,334	$0.35
Granted during the period	-	-	-	-
Expired during the period	-	-	-	-

Balance, March 31, 2017	516,667	1,676,667	2,193,334	$0.35

				Weighted
	Number of Shares			Average
		Non-		Exercise
	Employee	Employee	Totals	Price

Balance, January 1, 2016	466,667	1,976,667	2,443,334	$0.32
Granted during the period	50,000	-	50,000	0.21
Expired during the period	-	(300,000)	(300,000)	0.08

Balance, March 31, 2016	516,667	1,676,667	2,193,334	$0.35

Of the stock options outstanding outside of the Stock Option Plans as of March 31, 2017, 2,135,001 options are currently vested and exercisable. The weighted average exercise price of these options was $0.35. These options expire through January 2026. The aggregate intrinsic value for options outstanding and exercisable at March 31, 2017 and 2016, was approximately $585,000 and $37,000 respectively. There were no options exercised during the three months ended March 31, 2017 and 2016.

For the three months ended March 31, 2017 and 2016, we recorded approximately $7,000 and $15,000, respectively, in stock compensation expense related to stock options outside of the Stock Option Plans. At March 31, 2017, there was approximately $18,000 of total unrecognized compensation cost related to non-vested option grants that will be recognized over a remaining vesting period of 3 years. There were no grants for the three months ended March 31, 2017.

F-38

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Unaudited)

Note 2 - Summary of significant accounting policies (continued)

Stock options (continued)

The following assumptions were used in the Black-Scholes option pricing model for the options granted in the three months ended March 31, 2016.

2016
Risk-free interest rate	1.94%
Expected dividend yield	0.00
Expected life	6 years
Expected volatility	156%
Weighted average grant date fair value	$0.21
Forfeiture rate	5%

The following is a summary of all stock options outstanding and nonvested for the three months ended March 31, 2017:

				Weighted
	Number of Shares			Average
		Non-		Exercise
	Employee	Employee	Totals	Price

Balance, January 1, 2017 – nonvested	1,193,335	-	1,193,335	$0.27
Vested	(50,000)	-	(50,000)	0.21
Forfeited	(5,000)	-	(5,000)	0.22
Balance March 31, 2017 - nonvested	1,138,335	-	1,138,335	$0.28

F-39

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Unaudited)

Note 3- Business and Asset Acquisitions:

PhotoMedex Acquisition

On October 4, 2016, the Company and our wholly-owned subsidiary, ICTV Holdings, entered into an asset purchase agreement (the “PhotoMedex Purchase Agreement”) with PhotoMedex, Inc., a Nevada corporation, and its subsidiaries, Radiancy, Inc., a Delaware corporation, PhotoTherapeutics Ltd, a private limited company limited by shares incorporated under the laws of England and Wales, and Radiancy Israel Limited, a private corporation incorporated under the laws of the State of Israel, (collectively, the “Sellers”), pursuant to which ICTV Holdings agreed to acquire substantially all of the assets of the Sellers, including, but not limited to, all of the equity interests of the Seller’s subsidiaries, Radiancy (HK) Limited, a private limited company incorporated under the laws of Hong Kong, and LK Technology Importaçăo E Exportaçăo LTDA, a private Sociedade limitada formed under the laws of Brazil (collectively, the “PhotoMedex Target Business”), for a total purchase price of $9,500,000. Such acquisition is referred to herein as the “PhotoMedex acquisition .” The PhotoMedex acquisition was completed on January 23, 2017.

The PhotoMedex acquisition included the acquisition of proprietary products and services that address skin diseases and conditions or pain reduction using home-use devices for various indications including hair removal, acne treatment, skin rejuvenation, and lower back pain; which products are sold and distributed to traditional retail, online and infomercial outlets for home-use products and include, without limitation, the following: (a) no!no! ® Hair, (b) no!no! ® Skin, (c) no!no! ® Face Trainer, (d) no!no! ® Glow, (e) Made Ya Look, (f) no!no ®! Smooth Skin Care, (g) Kyrobak, and (h) ClearTouch ®.

The purchase price paid by ICTV Holdings in the PhotoMedex acquisition was paid as follows: (i) $3,000,000 of the purchase price which was raised in a private placement (described below in more detail) was deposited on October 5, 2016 into an escrow account established by counsel to the Company and ICTV Holdings, as escrow agent (the “Escrow Agent”), under an escrow agreement entered into on October 4, 2016 among the Company, ICTV Holdings, the Sellers, the Escrow Agent, and certain investors in the Company’s private placement (the “Escrow Agreement”), which escrow funds were paid to the Sellers on January 23, 2017, in accordance with the Escrow Agreement and subject to the conditions thereof; (ii) $2,000,000 of the purchase price is to be paid by on or before the 90th day following January 23, 2017; and (iii) the remainder of the purchase price of $4,500,000 is payable in the form of a continuing royalty as described in more detail below. On October 4, 2016, as required by the PhotoMedex Purchase Agreement, we delivered to PhotoMedex a letter of credit from LeoGroup Private Debt Facility, L.P. (“LeoGroup”), a private equity fund that secures our obligation to make the $2 million payment referred to in clause (ii) above. The letter of credit is valid until the earlier of; (1) full payment on demand and presentation on or before January 23, 2017, or (2) 180 days from the date of letter of credit. The Company paid $250,000 of the purchase price payable per clause (ii) above in March 2017 and the balance of $1,750,000 which was to be paid on April 22, 2017 and is included in other payable on the accompanying condensed consolidated balance sheet.

F-40

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Unaudited)

Note 3- Business and Asset Acquisitions (continued):

Under the PhotoMedex purchase agreement, we are required to pay to PhotoMedex and its subsidiaries a continuing monthly royalty on net cash (invoiced amount less sales refunds, returns, rebates, allowances and similar items) actually received by us or our affiliates from sales of the consumer products that we acquired from PhotoMedex. Such royalty payments commence with net cash actually received from and after January 23, 2017, and continue until the total royalty paid to PhotoMedex and its subsidiaries totals $4,500,000, calculated as follows: (i) 35% of net cash from the sale of all acquired consumer products sold through live television promotions made through Home Shopping Network (HSN) in the United States, QVC in the European Union, and The Shopping Channel (TSC) in Canada, less (a) deductions for sales commissions actually paid and on-air costs incurred for those amounts collected related to the sale of the acquired consumer products made through HSN in the United States, QVC in the European Union, and The Shopping Channel (TSC) in Canada, and (b) the cost of goods sold to generate such net cash; and (ii) 6% of net cash from the sale of all acquired consumer products other than the foregoing sales. The fair value of the contingent consideration was determined using the present value of expected payments as of the date of acquisition is $4,198,043 using the assumption of 9.7% discount rate over 18 months. Payments made during the three months ended March 31, 2017 totaled $249,507. Included in the balance sheet at March 31, 2017 is the fair value of the contingent consideration of approximately $3,928,000 of which approximately $2,784,000 is current at March 31, 2017.

In connection with the PhotoMedex Purchase Agreement, on October 4, 2016, ICTV Holdings entered into a transition services agreement with the Sellers (the “Transition Services Agreement”), pursuant to which Sellers have agreed to make available to ICTV Holdings certain services on a transitional basis and allow ICTV Holdings to occupy and use a portion of the Sellers’ premises and warehouses, in exchange for which ICTV Holdings shall (i) pay to the Sellers the documented costs and expenses incurred by them in connection with the provision of those services; (ii) pay to the Sellers the documented lease costs including monthly rental and any utility charges incurred under the applicable leases; (iii) reimburse the Sellers for the documented costs and expenses incurred by them for the continued storage of inventory and raw materials at warehouse locations, and for services for fulfilling and shipping orders for such inventory; and (iv) reimburse the Sellers for the payroll, employment-related taxes, benefit costs and out of pocket expenses paid to or on behalf of employees.

The Company accounted for the PhotoMedex acquisition as a business combination. Under this method of accounting, the total estimated purchase consideration was allocated to the acquired tangible and intangible assets, based on their estimated fair values as of the acquisition date. There was no excess price above fair value for this transaction.

The following table summarizes the consideration paid in connection with the PhotoMedex Business Acquisition on January 23, 2017:

Cash	$5,000,000
Fair value of contingent consideration due to PhotoMedex	4,198,043
Total consideration transferred	$9,198,043

The provisional allocation of the purchase price based on the fair value of the PhotoMedex assets acquired as of January 23, 2017 is as follows:

Inventory	$6,300,000
Property and equipment	857,415
Patented/Unpatented Technology	940,628
Trademarks/Tradenames	1,100,000
Total assets acquired	$9,198,043

F-41

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Unaudited)

Note 3- Business and Asset Acquisitions (continued):

The following unaudited condensed pro forma financial information for the three months ended March 31, 2017 and 2016 represent the combined results of the Company’s operations as if the PhotoMedex acquisition had occurred on January 1, 2016. Excluded from the pro forma net loss and net loss per share amounts for the three months ended March 31, 2017 are one-time acquisition costs of $49,312 attributable to the PhotoMedex acquisition. The amount of sales since January 23, 2017 was approximately $3,485,000 related to the PhotoMedex Acquistion and is included in the condensed consolidated statements of operations and comprehensive loss. These pro forma results are not necessarily indicative of what historical performance would have been had this business combination been effective as of the hypothetical acquisition date, nor should they be interpreted as expectations of future results.

	For the three months ended March 31,
	2017	2016
Net sales	$11,165,342	$13,645,644
Net loss	(124,834)	(3,916,679)
Net loss per share – basic	$(0.00)	$(0.08)
Net loss per share – diluted	$(0.00)	$(0.08)
Weighted average number of common shares Basic and diluted	$44,067,195	$48,736,317

The results of operations for the PhotoMedex acquisition has been included in the consolidated financial statements from January 23, 2017, the effective date of the acquisition.

Ermis Labs Asset Purchase

On October 4, 2016, the Company and our newly formed wholly-owned subsidiary, Ermis Labs, Inc., a Nevada corporation (the “Purchaser”), entered into an asset purchase agreement (the “Ermis Labs Purchase Agreement”) with LeoGroup Private Debt Facility L.P. a Delaware limited partnership (the “Shareholder”) and Ermis Labs, Inc., a New Jersey corporation (“Ermis Labs”), pursuant to which the Purchaser has agreed to acquire substantially all of the assets of Ermis Labs (collectively, the “Ermis Labs Assets”). Such asset acquisition is referred to herein as the “Ermis Labs Asset Purchase.”

On January 23, 2017, we completed the Ermis Labs Asset Purchase and the aggregate purchase price will be paid as follows: (i) the issuance of 2,500,000 shares of our common stock to the stockholders of Ermis Labs, which had a fair value on the date of acquisition of $850,000 and (ii) $1,750,000 payable in the form of a continuing royalty as described in more detail below. The issuance of the common stock was made in reliance upon an exemption from the registration requirements of the Securities Act provided under Section 4(a)(2) of the Securities Act.

F-42

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Unaudited)

Note 3- Business and Asset Acquisitions (continued):

Under the Ermis purchase agreement, we are required to pay to Ermis Labs continuing monthly royalty of 5% of net cash (invoiced amount less sales refunds, returns, rebates, allowances and similar items) actually received by us or our affiliates from sales of the over-the-counter medicated skin care products acquired in the Ermis Labs Asset Acquisition, commencing with net cash actually received by the Purchaser or its affiliates from and after January 23, 2017 and continuing until the total royalty paid to Ermis Labs totals $1,750,000; provided, however, that we are required to pay a minimum annual royalty amount of $175,000 on or before December 31 of each year commencing with calendar year ending December 31, 2017. The present value of the deferred consideration of $1,750,000 was $1,131,822, based on the assumption of a discount rate of 10.7% over ten years.

The changes in the the Company’s deferred consideration payable due to Ermis Labs, Inc for the three months ended March 31, 2017 was as follows:

Balance at January 23, 2017-initial measurement	$1,131,822
Accretion of interest	46,879
Balance at March 31, 2017	$1,178,701

Current portion	$164,029
Non-current portion	1,014,672
$1,178,701

The Company accounted for the Ermis Labs purchases as an asset purchase. Under this method of accounting, the total estimated purchase consideration was allocated to the acquired tangible and intangible assets based on their relative fair values.

The following table summarizes the consideration paid in connection with the Ermis Labs Asset Acquisition on January 23, 2017:

ICTV Brands shares	$850,000
Deferred consideration due to Ermis Labs	1,131,822
Total consideration transferred	$1,981,822

The allocation of the purchase price based on the relative, fair value of the Ermis Labs assets acquired as of January 23, 2017 is as follows:

Inventory	$469,379
Formulations	1,355,983
Trademark/Tradenames	156,460
Total assets acquired	$1,981,822

F-43

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Unaudited)

Note 4- Fair Value Measurements

We evaluate assets and liabilities subject to fair value measurements on a recurring and non-recurring basis to determine the appropriate level to classify them for each reporting period. This determination requires significant judgments to be made by the Company. The following table sets forth our liabilities that were measured at fair value as of March 31, 2017, by level within the fair value hierarchy:

	Amounts at	Fair Value Measurement
	Fair Value	Level 1	Level 2	Level 3
Contingent consideration due to PhotoMedex	$3,928,394	$-	$-	$3,928,394
Total liabilities measured at fair value	$3,928,394	$-	$-	$3,928,394

Contingent consideration due to PhotoMedex is Level 3 fair value measurement. The fair value represents the present value of the future estimated royalty payments to be made by us using an appropriate discount rate.

The fair value of these Level 3 instruments involve generating various scenarios for projected revenues over a specified time period and calculating the associated contingent considerations and discounting the average payments to present value. See Note 3 – Business and Asset Acquisitions for further discussion of this contingent consideration liability.

The changes in the fair value of the Company’s contingent consideration payable due to PhotoMedex, Inc for the three months ended March 31, 2017 was as follows:

Balance at January 23, 2017-initial measurement	$4,198,043
Contingent consideration paid	(249,507)
Change in fair value	(20,142)
Balance at March 31, 2017	$3,928,394

F-44

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Unaudited)

Note 5- Commitments and contingencies

Leases

In February 2017, we entered into an amendment to our current lease for a new space in our current building from March 2017 through February 2022. We also entered into a six-month lease in February 2017 for our London office from March 2017 through August 2017. Rent expense incurred during the three months ended March 31, 2017 and 2016 totaled approximately $82,000 and $14,000, respectively.

The schedule below details the future financial obligations under the active leases.

	Remaining nine months 2017	2018	2019	2020	2021	2022	Total Obligation
Wayne - Corporate HQ	$87,000	$118,000	$119,000	$120,000	$122,000	$20,000	$586,000

London Office	37,000	-	-	-	-	-	37,000

Total Lease Obligations	$124,000	$118,000	$119,000	$120,000	$122,000	$20,000	$623,000

Other matters

Product Liability Insurance

For certain products, we were (and are) listed as an additional insured party under the product manufacturers’ insurance policy. We purchased our own liability insurance, which expires on April 20, 2018. We intend to renew this policy. At present, management is not aware of any claims against the Company for any products sold.

Note 6 – Intangibles, net:

	March 31, 2017	December 31, 2016
Beginning of Period	$1,163,816	$-
Additions:
DermaWand purchase	-	1,163,816
Formulations	1,355,983	-
Trademark	1,256,460	-
Patented/Unpatented Technology	940,628	-
Gross Amount end of Period	$4,716,887	$1,163,816

Accumulated Amortization	(482,125)	(290,952)
Intangibles,net	$4,234,762	$872,864

Amortization expense was approximately $191,000 and $73,000 for the three months ended March 31, 2017 and 2016, respectively.

F-45

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Unaudited)

Note 6 – Intangibles, net (continued)

The following table outlines the estimated future amortization expense related to the intangible assets held as of March 31, 2017.

2017 (remaining nine months)	1,128,000
2018	856,000
2019	711,000
2020	711,000
2021	711,000
Thereafter	118,000

$4,235,000

Note 7 – DermaWand Purchase Agreement

On January 22, 2016, we entered into a Purchase Agreement with Omega 5 Technologies, Inc. to acquire the worldwide ownership of the DermaWand patent and all related trademarks and intellectual property for the sum of $1,200,000 paid out as follows: $300,000 per year for calendar years 2016 through 2019, payable in uniform quarterly installments on or before the last day of each calendar quarter. As a result, effective January 1, 2016, the Company is no longer obligated to make royalty payments on sales of DermaWandTM. There shall be no interest charged, and ICTV may, in its sole discretion, at any time without permission or penalty pre-pay some or all of the purchase price. Under our old licensing agreement, ICTV had been assigned the patents, related trademarks, and exclusive commercial rights to DermaWand based upon a $2.50 per unit fee and maintaining annual minimum royalty requirements.

As a result, of the agreement, we recorded an offsetting intangible asset and other liability at January 1, 2016 in the amount of $1,200,000 for the asset from the intellectual property acquired and a corresponding liability per the payment schedule. As there is no interest charged with the purchase agreement we recorded a discount for imputed interest of approximately $37,000, calculated based on the applicable federal rates at January 2016 of 1.45%, which will be amortized over the term of the agreement using the effective interest method. The intangible asset balance for the patent and trademark will be amortized using the straight-line method over the four-year period of the agreement, which at this time is management’s best estimate of the remaining useful life.

As of March 31, 2017, the other liability balance was approximately $882,000 including the discount for imputed interest of approximately $18,000, of which approximately $289,000 was current. For the three months ended March 31, 2017, we amortized approximately $3,200 of interest expense related to the discount for imputed interest. The intangible balance was approximately $800,000 as of March 31, 2017 and 2016 with amortization of approximately $73,000 being recorded in cost of sales for the three months ended March 31, 2017. The accumulated amortization was approximately $365,000 and $292,000 as of March 31, 2017 and December 31, 2016, respectively. Management evaluates the intangible asset for impairment when there is a triggering event and concluded there was no such event as of March 31, 2017.

Note 8 - Capital Transactions

On January 23, 2017, pursuant to the terms of the securities purchase agreement, dated October 4, 2016, between our company and the selling stockholders, we completed a private placement whereby the selling stockholders purchased 8,823,530 shares of common stock at a price of $0.34 per share, for aggregate gross proceeds of $3,000,000. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

F-46

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Unaudited)

Note 8- Capital Transactions (continued):

On February 1, 2017, pursuant to the terms of the securities purchase agreement, we completed a second and final private placement whereby the selling stockholders purchased 11,764,713 shares of common stock at a price of $0.34 per share, for aggregate gross proceeds of $4,000,000. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933. We incurred approximately $17,000 of offering costs related to the private placements for the three months ended March 31, 2017.

On March 16, 2017, we issued 600,000 shares of fully vested common stock as part of a share bonus to three executive officers. The stock price on date of issuance was $0.56 per share. The recipients of the shares of common stock are key employees of our company, and the issuance of the common stock is exempt from registration under Section 4(2) of the Securities Act of 1933. Total stock based compensation related to this transaction for the three months ended March 31, 2017 was $336,000 and is included in operating expenses in the accompanying condensed consolidated statements of operations and comprehensive loss.

On March 31, 2017, a former employee exercised 35,000 options previously issued to her, at an exercise price of $0.22 per share. The exercise was cashless, such that the exercise price was paid in shares of our common stock, resulting in a net issuance of 22,475 shares. The shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

Note 9 – Related party transactions

The spouse and mother-in-law of our director, Diana Pessin, participated in the private placement on January 23, 2017 and purchased a total of 4,411,765 shares at a price of $0.34 per share for a total purchase price of $1,500,000. Kelvin Claney, our Chief Executive Officer, participated in the private placement and purchased a total of 500,000 shares at a price of $0.34 per share for a total purchase price of $170,000.

Note 10 - Basic and diluted earnings per share

ASC 260, “Earnings Per Share” requires presentation of basic earnings per share and dilutive earnings per share.

The computation of basic earnings (loss) per share is computed by dividing earnings (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted earnings per share gives the effect to all dilutive potential common shares outstanding during the period. The computation of diluted earnings per share does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect. At March 31, 2017, there were 5,833,336 stock options outstanding with 4,695,003 vested and exercisable at an average exercise price of $0.28.

F-47

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Unaudited)

Note 10 - Basic and diluted earnings per share (continued):

All outstanding securities were anti-dilutive for the three months ended March 31, 2017 and 2016 as a result of a net loss for both periods. The following securities were not involved in the computation of diluted net loss per share as their effect would have been anti-dilutive:

	March 31,
	2017	2016
Options to purchase common stock	5,833,336	5,748,336

The computations for basic and fully diluted earnings per share are as follows:

For the 3-months ended March 31, 2017:	Loss (Numerator)	Weighted Average Shares (Denominator)	Per Share Amount

Basic and diluted loss per share
Loss to common shareholders	$(367,618)	44,067,195	$(0.01)

For the 3-months ended March 31, 2016:	Loss (Numerator)	Weighted Average Shares (Denominator)	Per Share Amount

Basic and diluted loss per share
Loss to common shareholders	$(88,876)	28,148,074	$(0.00)

Note 11- Income taxes

The provision for income taxes is $0 for the three months ended March 31, 2017 and 2016. The effective tax rates reflect provisions for current federal and state income taxes. As of December 31, 2016, the Company had approximately $3,259,000 of gross federal net operating losses and $951,000 of gross state net operating losses available. . The Company has provided a full valuation allowance on its net deferred asset as the Company does not have sufficient history of taxable income. The Company does not believe it has any material uncertain tax positions. The Company’s policy is to recognize interest and penalties related to tax matters in general and administrative expenses in the Condensed Consolidated Statements of Operations and Comprehensive Loss. The Company recorded zero interest and penalties for the three months ended March 31, 2017 and 2016.

Due to the change in ownership provisions of the Internal Revenue Code, the availability of the Company’s net operating loss carry forwards may be subject to annual limitation against taxable income in future periods, which could substantially limit the eventual utilization of such carry forwards. The Company has updated its analysis through March 31, 2016, but has not analyzed the potential impact of its recent equity financing on beneficial ownership and therefore no determination has been made whether the net operating loss carry forward is subject to any Internal Revenue Code Section 382 limitation. To the extent there is a limitation, there would be a reduction in the deferred tax asset with an offsetting reduction in the valuation allowance.

F-48

ICTV BRANDS INC. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017 and 2016

(Unaudited)

Note 12 - Segment reporting

We operate in the Direct to Consumer segment, which is engaged in the selling of various consumer products primarily through a multi-channel direct marketing channels, as well as through e-commerce and retail market places. In addition, we sell our products through our international third party distributor segment and our airline and Hong Kong retail segment. We evaluate performance and allocate resources based on several factors, of which the primary financial measure is operating income (loss) by the end customer, either direct to consumer sales, wholesale international third party distributor sale or airline/other retail sales. Operating expenses are primarily prorated based on the relationship between direct to consumer sales and international third party distributor sales.

Information with respect to our operating income (loss) by segment is as follows:

	For the three months ended March 31, 2017				For the three months ended March 31, 2016
	Direct to Customer	International Third Party Distributor	Airline and Hong Kong Retail	Totals	Direct to Consumer	International Third Party Distributor	Airline and Hong Kong Retail	Totals

Net Sales	$6,941,251	$480,481	$225,387	$7,647,119	$2,491,885	$1,231,789	$-	$3,723,644

Cost of Sales	1,786,765	266,794	100,021	2,153,580	569,354	627,342	-	1,196,696
Gross profit	5,154,486	213,687	125,366	5,493,539	1,922,501	604,447	-	2,526,948

Operating expenses:
General and administrative	2,160,012	258,931	63,326	2,482,269	836,795	122,522	-	959,317
Selling and marketing	3,333,560	33,182	23,202	3,389,944	1,638,447	14,080	-	1,652,527
Total operating expense	5,493,572	292,113	86,528	5,872,213	2,475,242	136,602	-	2,611,844

Operating income (loss)	$(339,086)	$(78,426)	$38,838	$(378,674)	$(552,471)	$467,845	$-	$(84,896)

Selected balance sheet information by segment is presented in the following table as of:

	March 31, 2017	December 31, 2016
Direct to Consumer	$20,312,867	$4,454,701
International Third Party Distributor	24,100	84,713
Airline/Other Retail	466,956	-
Total Assets	$20,803,923	$4,539,414

F-49

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM Board of Directors and Stockholders PhotoMedex, Inc.	Fahn Kanne & Co. Head Office 32 Hamasger Street Tel-Aviv 6721118, ISRAEL PO Box 36172, 6136101 T +972 3 7106666 F +972 3 7106660 www.gtfk.co.il

We have audited the accompanying consolidated balance sheets of PhotoMedex, Inc. (a Nevada corporation) and Subsidiaries (the “Company”) as of December 31, 2016 and 2015, and the related consolidated statements of comprehensive loss, changes in equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PhotoMedex, Inc. and Subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, as of December 31, 2016, the Company had an accumulated deficit of $115,635 and shareholders’ deficit of $1,408. Also, during the most recent periods the Company has incurred losses and negative cash flows from continuing operations and was forced to sell certain assets and business units to obtain additional liquidity resources to support its operations. In addition, as discussed in Note 18 to the consolidated financial statements, on January 23, 2017, the Company completed the sale of its consumer products division which represented the sale of substantially all of the remaining operations and assets of the Company. These conditions, along with other matters as set forth in Note 1, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ FAHN KANNE & CO. GRANT THORNTON ISRAEL

Tel-Aviv, Israel

March 31, 2017

F-50

PHOTOMEDEX, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$2,335	$3,302
Restricted cash	342	724
Accounts receivable, net of allowance for doubtful accounts of $1,192 and $14,959 respectively	4,125	8,469
Inventories, net	-	11,735
Deferred tax asset, net	-	470
Prepaid expenses and other current assets	3,253	2,795
Assets held for sale	8,362	-
Total current assets	18,417	27,495

Property and equipment, net	77	1,306
Patents and licensed technologies, net	-	1,613
Other intangible assets, net	-	241
Goodwill, net	-	3,581
Other assets, net	7	138
Total assets	$18,501	$34,374

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of notes payable	$-	$490
Accounts payable	6,648	7,216
Accrued compensation and related expenses	4,029	2,917
Other accrued liabilities	8,091	8,565
Deferred revenues	1,141	1,847
Total current liabilities	19,909	21,035

Long-term liabilities:
Deferred revenues, net of current portion	-	642
Total liabilities	19,909	21,677

Commitment and contingencies (Note 11)

Stockholders’ equity (deficit):
Preferred Stock, $.01 par value, 5,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2016 and 2015	-	-
Common Stock, $.01 par value, 50,000,000 shares authorized; 4,361,094 and 4,398,344 shares issued and outstanding, respectively	221	221
Additional paid-in capital	118,585	116,616
Accumulated deficit	(115,635)	(102,371)
Accumulated other comprehensive loss	(4,579)	(1,769)
Total stockholders’ equity (deficit)	(1,408)	12,697
Total liabilities and stockholders’ equity (deficit)	$18,501	$34,374

The accompanying notes are an integral part of these consolidated financial statements.

F-51

PHOTOMEDEX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	For the Year Ended December 31,
	2016	2015

Revenues:	$38,397	$75,890

Cost of revenues	8,086	18,425

Gross profit	30,311	57,465

Operating expenses:
Engineering and product development	1,249	1,313
Selling and marketing	21,729	57,412
General and administrative	13,233	17,484
Impairment	3,518	21,481
Loss on sale of assets	2,574	-
	42,303	97,690
Loss from continuing operations before interest and other financing expense, net	(11,992)	(40,225)

Interest and other financing expense, net	(385)	(1,402)
Loss from continuing operations before income taxes	(12,377)	(41,627)

Income tax expense (benefit)	762	(1,794)

Loss from continuing operations	(13,139)	(39,833)

Discontinued operations:
Loss from discontinued operations, net of taxes	(125)	(4,131)
Gain on sale of discontinued operations, net of taxes	-	9,410

Loss	$(13,264)	$(34,554)

Basic net loss per share:
Continuing operations	$(3.15)	$(9.84)
Discontinued operations	(0.03)	1.30
	$(3.18)	$(8.54)
Diluted net loss per share:
Continuing operations	$(3.15)	$(9.84)
Discontinued operations	(0.03)	1.30
	$(3.18)	$(8.54)
Shares used in computing net loss per share:
Basic	4,171,549	4,049,518
Diluted	4,171,549	4,049,518

Other comprehensive loss:
Foreign currency translation adjustments	$(2,810)	$(1,256)
Comprehensive loss	$(16,074)	$(35,810)

The accompanying notes are an integral part of these consolidated financial statements.

F-52

PHOTOMEDEX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(In thousands, except share and per share amounts)

	Common Stock		Additional Paid-In	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Capital	Deficit	Loss	Total

BALANCE, DECEMBER 31, 2014	4,075,249	204	110,391	(67,817)	(513)	42,265
Stock-based compensation related to stock options and restricted stock	-	-	6,309	-	-	6,309
Restricted stock issued	323,095	17	-	-	-	17
Registration costs	-	-	(84)	-	-	(84)
Other comprehensive loss	-	-	-	-	(1,256)	(1,256)
Loss	-	-	-	(34,554)	-	(34,554)
BALANCE, DECEMBER 31, 2015	4,398,344	$221	$116,616	$(102,371)	$(1,769)	$12,697

Stock-based compensation related to stock options and restricted stock	-	-	1,969	-	-	1,969
Restricted stock canceled	(37,250)	-	-	-		-
Other comprehensive loss	-	-	-		(2,810)	(2,810)
Loss	-	-	-	(13,264)	-	(13,264)
BALANCE, DECEMBER 31, 2016	4,361,094	$221	$118,585	$(115,635)	$(4,579)	$(1,408)

The accompanying notes are an integral part of these consolidated financial statements.

F-53

PHOTOMEDEX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended December 31,
	2016	2015
Cash Flows From Operating Activities:
Loss	$(13,264)	$(34,554)
Adjustments to reconcile loss to net cash provided by (used in) operating activities related to continuing operations:
Depreciation and amortization	559	1,973
Impairment of goodwill and intangible assets	3,518	21,481
Provision for doubtful accounts	457	1,533
Deferred income taxes	470	865
Stock-based compensation	1,969	2,280
Loss on disposal of property and equipment	213	-
Loss on sale assets	2,574	515
Changes in operating assets and liabilities:
Accounts receivable	2,943	7,460
Inventories	1,444	4,707
Prepaid expenses and other assets	(256)	6,195
Accounts payable	(144)	(3,376)
Accrued compensation and related expenses	1,118	708
Other accrued liabilities	69	(4,045)
Deferred revenues	(1,312)	(2,969)
Adjustments related to continuing operations	13,622	37,327
Adjustment related to discontinued operations	-	(9,235)

Net cash provided by (used in) operating activities	358	(6,462)

Cash Flows From Investing Activities:
Decrease in restricted cash	382	-
Purchases of property and equipment	(94)	(321)
Proceeds from short-term deposit	-	87
Proceeds on sale of property and equipment	110	-
Proceeds on sale of assets	1,750	1,210
Net cash provided by investing activities – continuing operations	2,148	976
Net cash provided by investing activities – discontinued operations	-	76,153
Net cash provided by investing activities	2,148	77,129

The accompanying notes are an integral part of these consolidated financial statements.

F-54

PHOTOMEDEX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended December 31,
	2016	2015

Cash Flows From Financing Activities:
Registration costs	-	(84)
Proceeds from note payable	5,460	-
Repayment of debt	-	(76,500)
Payments on notes payable	(6,144)	(914)
Net cash used in financing activities – continuing operations	(684)	(77,498)
Net cash used in financing activities – discontinued operations	-	(92)
Net cash used in financing activities	(684)	(77,590)

Effect of exchange rate changes on cash	(2,789)	(124)
Net decrease in cash and cash equivalents	(967)	(7,047)
Cash and cash equivalents, beginning of year	3,302	10,349

Cash and cash equivalents, end of year	$2,335	$3,302

Supplemental information:

Cash paid for income taxes	$203	$85
Cash paid for interest	$281	$1,594

The accompanying notes are an integral part of these consolidated financial statements.

F-55

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

Note 1

The Company and Summary of Significant Accounting Policies:

The Company:

Background

PhotoMedex, Inc. (and its subsidiaries) (the “Company”) was a Global Skin Health company providing integrated disease management and aesthetic solutions to dermatologists, professional aestheticians and consumers. The Company provided proprietary products and services that address skin diseases and conditions including psoriasis, acne, actinic keratosis (a precursor to certain types of skin cancer), photo damage and unwanted hair.

Starting in August 2014, the Company began to restructure its operations and redirect its efforts in a manner that management expected would result in improved results of operations and address certain defaults in its commercial bank loan covenants. As part of such redirected efforts, management continues its comprehensive efforts to minimize the Company’s operational costs and capital expenditures. During this time the Company has also sold off certain business units and product lines to support this restructuring and has agreed to sell its Consumer product division (See Note 18 - Subsequent Event).

The Company did not present the consumer products segment as a discontinued operation, since the consumer products represent the entire remaining operations of the Company and accordingly, following such transaction, the Company will have only minimal operations and assets, with no continuing operations.

On September 7, 2016 the Company’s Board of Directors approved a reverse split in a ratio of 1-for-five.  The 2016 reverse split was implemented on September 23, 2016 (the “2016 Reverse Split”).  The amount of authorized Common Stock as well as the par value for the Common Stock were not effected.  Any fractional shares resulting from the 2016 Reverse Split were rounded up to the nearest whole share.

Liquidity and Going Concern

As of December 31, 2016, the Company had an accumulated deficit of $115,635 and shareholders’ deficit of $1,408. To date, the Company has dedicated most of its financial resources to sales and marketing, general and administrative expenses and research and development.

Cash and cash equivalents as of December 31, 2016 were $2,677, including restricted cash of $342. The Company has historically financed its activities with cash from operations, the private placement of equity and debt securities, borrowings under lines of credit and, in the most recent periods with sales of certain assets and business units. . The Company will be required to obtain additional liquidity resources in order to support its operations. The Company is addressing its liquidity needs by selling certain of its product lines to a third party (see NOTE 18 Subsequent Events). There are no assurances, however, that the Company will be able to collect all remaining amounts due from sale of these assets and product lines or, in the alternative, obtain an adequate level of financial resources required for the short and long-term support of its operations if the remaining amounts due from the sale of assets and product lines remain uncollected or not paid when due. In light of the Company’s recent operating losses and negative cash flows and the uncertainty of collecting amounts due from the sales of its product lines, there is no assurance that the Company will be able to continue as a going concern.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on recoverability and classification of liabilities that may result from the outcome of this uncertainty.

On January 6, 2016, PhotoMedex, Inc. received an advance of $4 million, less a $40 financing fee (the “January 2016 Advance”), from CC Funding, a division of Credit Cash NJ, LLC, (the “Lender”), pursuant to a Credit Card Receivables Advance Agreement (the “Advance Agreement”), dated December 21, 2015. The Company’s domestic subsidiaries, Radiancy, Inc.; PTECH; and Lumiere, Inc., were also parties to the Advance Agreement (collectively with the Company, the “Borrowers”). Each Advance was secured by security interest in defined collateral representing substantially all the assets of the Company. Concurrent with the funding of the loan agreement, the Company established a $500 cash reserve account in favor of the lender to be used to make loan payments in the event that weekly remittances, net of sales return credits and other bank charges or offsets, were insufficient to cover the weekly repayment amount due the lender.

F-56

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

Subject to the terms and conditions of the Advance Agreement, the Lender was to make periodic advances to the Company (collectively with the January 2016 Advance and the April 2016 Advance described below, the “Advances”). The proceeds were used for general corporate purposes.

All outstanding Advances were repaid through the Company’s existing and future credit card receivables and other rights to payment arising out of our acceptance or other use of any credit or charge card (collectively, “Credit Card Receivables”) generated by activities based in the United States.

On April 29, 2016, the Company received an advance of $1 million, less a $10 financing fee (the “April 2016 Advance”), from the Lender pursuant to the Advance Agreement.

On June 17, 2016, the Company received an advance of $550, less a $50 financing fee (the “June 2016 Advance”), from the Lender pursuant to the Advance Agreement.

The above described advances were paid in full on July 29, 2016 and the security interest in the defined collateral was released from lien.

As of December 31, 2016 the restricted cash account includes $253 from the Neova Escrow Agreement (see Acquisitions and Dispositions below). Restricted cash also includes $89 reflecting certain commitments connected to our leased office facilities in Israel. Additionally, during 2016 the Company gained access to previously restricted cash amounts of $724 that were held in escrow as of the one year anniversary of the sale of the XTRAC and VTRAC business on June 22, 2015, from which $125 was paid to MELA Science, the purchaser of that business which amount was reflected within the loss from discontinued operations.

On August 30, 2016, the Company entered into an Asset Purchase Agreement for the sale of its Neova product line. The sale was completed on September 15, 2016 resulting in immediate cash proceeds to the Company of $1.5 million and the Company recorded a loss of $1,731 from the transaction during the year ended December 31, 2016.

On October 4, 2016, the Company entered into an Asset Purchase Agreement for the sale of its Consumer Division for $9.5 million, including $5 million in cash plus a $4.5 million royalty agreement. (See Note 18 Subsequent Event and Acquisitions and Dispositions). On January 23, 2017, the Company entered into a First Amendment (the “First APA Amendment”) to the Asset Purchase Agreement which revised the definition of Business Assets and Assumed Liabilities, provided for the establishment of employee benefit plans by the Purchaser and substituted a new Disclosure Letter for the one delivered concurrently with the signing of the original Asset Purchase Agreement. The amendment also extended the term of the Letter of Credit issued in connection with the Asset Purchase Agreement to 100 days after the Closing Date.   The Company also entered into a First Amendment (the “First TSA Amendment”) to the Transition Services Agreement between the Company and its subsidiaries and the Purchaser of the Consumer Products division, pursuant to which the Company and its subsidiaries will provide the Purchaser with certain accounting, benefit, payroll, regulatory, IT support and other services for periods ranging from approximately three months to up to one year following the Closing Date, during which time the Purchaser will arrange to transition the services it receives to its own personnel.  The First TSA Amendment revised references in the Transition Services Agreement from “Effective Date” to “Closing Date”, and clarified specifications regarding the lease for certain premises in Israel by and between Radiancy Israel and the landlord for those premises.  This transaction was completed on January 23, 2017. See background paragraph above.

Assets held for sale related to the Consumer Division consisted of the following as of December 31, 2016:

Inventory	$7,336
Property and equipment	911
Other assets	115
Assets held for sale as of December 31, 2016	$8,362

The Company has classified the assets of the Consumer Division as assets held for sale as of December 31, 2016.

F-57

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

Summary of Significant Accounting Policies:

Accounting Principles

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). Certain reclassifications from the prior year presentation have been made to conform to the current year presentation. These reclassifications did not have material impact on the Company’s equity, net assets, results of operations or cash flows.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and the wholly and majority owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Held for Sale Classification and Discontinued Operations

A disposal group is reported as held for sale when management has approved or received approval to sell and is committed to a formal plan, the disposal group is available for immediate sale, the business is being actively marketed, the sale is anticipated to occur during the next 12 months and certain other specified criteria are met. A disposal group classified as held for sale is recorded at the lower of its carrying amount or estimated fair value less cost to sell. If the carrying value of the business exceeds its estimated fair value less cost to sell, a loss is recognized. However, when a disposal group meets the held for sale criteria, the Company first evaluates whether the carrying amounts of the assets not covered by ASC 360-10 included in the disposal group (such as goodwill) are required to be adjusted in accordance with other applicable GAAP before measuring the disposal group at fair value less cost to sell.

Assets and liabilities related to a disposal group classified as held for sale are segregated in the consolidated balance sheet in the period in which the disposal group is classified as held for sale.

Until December 31, 2014, in accordance with previous US GAAP, operations of a disposal group were reported as discontinued operations if the disposal group is classified as held for sale, the operations and cash flows of the business have been or will be eliminated from the ongoing operations as a result of a disposal transaction and when the Company will not have any significant continuing involvement in the operations of the disposal group after the disposal transaction. See below regarding change to the criteria for reporting discontinued operations.

Commencing January 1, 2015 (the effective date of the ASU 2014-08), only disposal of a component of an entity or a group of components of an entity that represents a strategic shift that has or will have a major effect on an entity’s operations and financial results shall be reported as discontinued operations. The revised guidance did not change the criteria required to qualify for held for sale presentation. The revised guidance includes several new disclosures and among others, requires to reclassify the assets and liabilities of discontinued operations to separate line items in the balance sheets for all periods presented (including comparatives).

The results of discontinued operations are reported in discontinued operations in the consolidated statement of comprehensive loss for current and prior periods commencing in the period in which the business meets the criteria of a discontinued operation, and include any gain or loss recognized on closing or adjustment of the carrying amount to fair value less cost to sell. Depreciation is not recorded on assets of a business while it is classified as held for sale. (See also Note 2, Discontinued Operations).

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States (“US GAAP”) requires management to make estimates and assumptions that affect amounts reported of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates and be based on events different from those assumptions. As part of these financial statements, the more significant estimates include (1) revenue recognition, including provision for sales return and valuation allowances of accounts receivable; (2) valuation allowance of deferred tax assets and uncertainty in tax positions; and (3) stock based compensation and (4) impairment of long lived assets and intangibles (5) evaluation of going concern; (6) contingencies.

F-58

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

Functional Currency

The currency of the primary economic environment in which the operations of the Company, its U.S. subsidiaries and Radiancy Ltd., its subsidiary in Israel, are conducted is the US dollar (“$” or “dollars”). Thus, the functional currency of the Company and its subsidiaries (other than the foreign subsidiaries mentioned below) is the dollar (which is also the reporting currency of the Group). The operations of the other foreign subsidiaries are each conducted in the local currency of the subsidiary. These currencies include: Great Britain Pounds (GBP) and Hong Kong Dollar (HKD). Substantially all of the Group’s revenues are derived in dollars or in other currencies linked to the dollar. Purchases of most materials and components are carried out in, or linked to the dollar.

Balances denominated in, or linked to, foreign currencies are stated on the basis of the exchange rates prevailing at the balance sheet date. For foreign currency transactions included in the statement of comprehensive income (loss), the exchange rates applicable to the relevant transaction dates are used. Transaction gains or losses arising from changes in the exchange rates used in the translation of such balances are carried to financing income or expenses.

Assets and liabilities of foreign subsidiaries, whose functional currency is the local currency, are translated from its respective functional currency to U.S. dollars at the balance sheet date exchange rates. Income and expense items are translated at the average rates of exchange prevailing during the year. Translation adjustments are reflected in the consolidated balance sheets as a component of accumulated other comprehensive income or loss.

Fair Value Measurements

The Company measures and discloses fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC Topic 820”). ASC Topic 820 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions there exists a three-tier fair-value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

●	Level 1 - unadjusted quoted prices are available in active markets for identical assets or liabilities that the Company has the ability to access as of the measurement date.

●	Level 2 – pricing inputs are other than quoted prices in active markets that are directly observable for the asset or liability or indirectly observable through corroboration with observable market data.

●	Level 3 – pricing inputs are unobservable for the non-financial asset or liability and only used when there is little, if any, market activity for the non-financial asset or liability at the measurement date. The inputs into the determination of fair value require significant management judgment or estimation. Fair value is determined using comparable market transactions and other valuation methodologies, adjusted as appropriate for liquidity, credit, market and/or other risk factors.

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining fair value.

The fair value of cash and cash equivalents are based on its demand value, which is equal to its carrying value. Additionally, the carrying value of all other monetary assets and liabilities is estimated to be equal to their fair value due to the short-term nature of these instruments.

Derivative financial instruments are measured at fair value, on a recurring basis. The fair value of derivatives generally reflects the estimated amounts that the Group would receive or pay to terminate the contracts at the reporting dates, based on the prevailing currency prices and the relevant interest rates. As of December 31, 2016 and 2015 there are no such instruments.

F-59

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

In addition to items that are measured at fair value on a recurring basis, there are also assets and liabilities that are measured at fair value on a nonrecurring basis. Assets and liabilities that are measured at fair value on a nonrecurring basis include certain long-lived assets including goodwill and intangibles. These fair value measurements reside within Level 3 of the fair value hierarchy.

Cash and Cash Equivalents

The Company invests its excess cash in highly liquid short-term investments. The Company considers short-term investments that are purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consisted of cash and money market accounts at December 31, 2016 and 2015.

Short-term Deposits

Short-term deposits are deposits with original maturities of more than three months but less than one year. Short-term deposits are presented at their costs including accrued interest.

Accounts Receivable and Allowance for Doubtful Accounts

The majority of the Company’s accounts receivable are due from consumers, distributors (domestic and international), physicians and other entities in the medical field. Accounts receivable are most often due within 30 to 90 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. Allowance for doubtful accounts were determined by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company and available information about their credit risk, and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they are considered uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts. The Company did not recognize interest accruing on accounts receivable past due.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined to be purchased cost for raw materials and the production cost (materials, labor and indirect manufacturing cost, including sub-contracted work components) for work-in-process and finished goods. For the Company’s consumer and LHE products, cost was determined on the weighted-average method. For the pre-merged PhotoMedex’s products, cost was determined on the first-in, first-out method.

Reserves for slow moving and obsolete inventories were provided based on historical experience and product demand. Management evaluates the adequacy of these reserves periodically based on forecasted sales and market trend.

Property, Equipment and Depreciation

Property and equipment are recorded at cost, net of accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets, primarily three to seven years for computer hardware and software, furniture and fixtures, and machinery and equipment. Leasehold improvements are amortized over the lesser of the useful lives or lease terms. Expenditures for major renewals and betterments to property and equipment are capitalized, while expenditures for maintenance and repairs are charged as an expense as incurred. Upon retirement or disposition, the applicable property amounts are deducted from the accounts and any gain or loss is recorded in the consolidated statements of comprehensive (loss) income. Useful lives are determined based upon an estimate of either physical or economic obsolescence or both.

Management evaluated the realizability of property and equipment based on estimates of undiscounted future cash flows over the remaining useful life of the asset. If the amount of such estimated undiscounted future cash flows is less than the net book value of the asset, the asset is written down to fair value. (See Impairment of Long-Lived Assets and Intangibles).

F-60

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

Patent Costs and Licensed Technologies

Costs incurred to obtain or defend patents and licensed technologies were capitalized and amortized over the shorter of the remaining estimated useful lives or eight to 12 years. Core and product technology was also recorded in connection with the reverse acquisition on December 13, 2011 and was being amortized on a straight-line basis over ten years for core technology and five years for product technology. (See Note 6, Patent and Licensed Technologies).

Management evaluated the recoverability of intangible assets based on estimates of undiscounted future cash flows over the remaining useful life of the asset. If the amount of such estimated undiscounted future cash flows is less than the net book value of the asset, the asset is written down to fair value. During the years ended December 31, 2015 and 2016, the Company recorded an impairment of patents and licensed technologies in the amount of $1,424 and $1,261, respectively. (See Impairment of Long-Lived Assets and Intangibles).

Other Intangible Assets

Other intangible assets were recorded in connection with the reverse acquisition on December 13, 2011. The assets which were determined to have definite useful lives were amortized on a straight-line basis over ten years. Such assets primarily include customer relationships and trademarks. (See Note 7, Goodwill and Other Intangible Assets).

Management evaluates the recoverability of such other intangible assets based on estimates of undiscounted future cash flows over the remaining useful life of the asset. If the amount of such estimated undiscounted future cash flows is less than the net book value of the asset, the asset is written down to fair value. As of December 31, 2015 the Company recognized and recorded an impairment of Physician Recurring segment intangibles for its trademark, tradename, customer relationships in the amount of $3,527. In connection with the transactions with ICTV, as of December 31, 2016 the Company recorded an impairment of the entire remaining balance of Consumer segment other intangible assets in the amount of $1,261. (See Impairment of Long-Lived Assets and Intangibles).

Accounting for the Impairment of Goodwill

The Company evaluates the carrying value of goodwill annually at the end of the calendar year and also between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit to which goodwill was allocated to below its carrying amount. Such circumstances could include, but are not limited to: (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. Goodwill impairment evaluation is performed subsequent to Impairment evaluation of long-lived assets and intangibles (see Notes 6 and 7). Goodwill impairment testing involves a two-step process. Step 1 compares the fair value of the Group’s reporting units to which goodwill was allocated to their carrying values. If the fair value of the reporting unit exceeds its carrying value, no further analysis is necessary. The reporting unit fair value is based upon consideration of various valuation methodologies, including guideline transaction multiples, multiples of current earnings, and projected future cash flows discounted at rates commensurate with the risk involved. If the carrying amount of the reporting unit exceeds its fair value, Step 2 must be completed to quantify the amount of impairment. Step 2 calculates the implied fair value of goodwill by deducting the fair value of all tangible and intangible assets, excluding goodwill, of the reporting unit, from the fair value of the reporting unit as determined in Step 1. The implied fair value of goodwill determined in this step is compared to the carrying value of goodwill. If the implied fair value of goodwill is less than the carrying value of goodwill, an impairment loss, equal to the difference, is recognized. See Note 2, regarding the impairment of goodwill which was allocated to the XTRAC division classified as assets held for sale in 2015. Furthermore, during the fourth quarter of 2015, we recorded goodwill asset impairment charges of $16,530, as we determined that a portion of the value of our goodwill was impaired in connection with our annual impairment test. A number of factors contributed to decreased earnings projection including, competition from consumer device companies claiming similar product functionality, our inability to attract sufficient financial resources to quickly increase our advertisement to overcome the market confusion created by competitors, the inability to effectively expand operations into foreign markets and quickly ramp product launches of new and innovative products in the second half of 2015 after satisfying on June 23, 2015 the bank covenant defaults of our senior credit facility, and a continuing challenging media environment to purchase cost effective advertisement in the USA, our largest product distribution market. The fair value of Goodwill associated with the operating and reporting units was estimated using a combination of Income and Market Approach methodologies to valuation. The Income method of valuation explicitly recognizes the current value of future economic benefits developed by discounting future net cash flows to their present value at a rate the reflects both the current return requirements of the market and the risks inherent in the market. The Market approach measures the value of an asset through the analysis of recent sales or offerings of comparable property. Our business was organized into three operating and reporting units which were defined as Consumer, Physician Recurring, and Professional Equipment. Upon completion of our annual goodwill impairment analysis as of December 31, 2015 the Company recorded an impairment of Consumer segment goodwill in the amount of $15,654 and an impairment of Physician Recurring segment goodwill of $876. Upon completion of our goodwill impairment analysis in connection with the transaction with ICTV Brands, as of December 31, 2016 the Company recorded an impairment of the entire remaining balance of goodwill (allocated to consumer segment) in the amount of $2,257. Such determination was based on the market approach.

F-61

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

Accrued Warranty Costs

The Company offered a standard warranty on product sales generally for a one to two-year period. The Company provided for the expected cost of estimated future warranty claims on the date the product is sold. Total accrued warranty was included in other accrued liabilities on the balance sheet. The activity in the warranty accrual during the years ended December 31, 2016 and 2015 is summarized as follows:

	December 31,
	2016	2015
Accrual at beginning of year	$330	$529
Additions charged to warranty expense	56	130
Expiring warranties	(293)	(329)
Claims satisfied	-	-
Total	93	330
Less: current portion	(93)	(330)
Long term accrued warranty	$0	$0

For extended warranty on the consumer products, see Revenue Recognition below.

Revenue Recognition

The Company recognizes revenues from the product sales when the following four criteria have been met: (i) the product has been delivered and the Company has no significant remaining obligations; (ii) persuasive evidence of an arrangement exists; (iii) the price to the buyer is fixed or determinable; and (iv) collection is reasonably assured. Revenues from product sales are recorded net of provisions for estimated chargebacks, rebates, expected returns and cash discounts.

The Company ships most of its products FOB shipping point, although from time to time certain customers, for example governmental customers, will be granted FOB destination terms. Among the factors the Company takes into account when determining the proper time at which to recognize revenue are (i) when title to the goods transfers and (ii) when the risk of loss transfers. Shipments to distributors or physicians that do not fully satisfy the collection criteria are recognized when invoiced amounts are fully paid or fully assured and included in deferred revenues until that time.

For revenue arrangements with multiple deliverables within a single, contractually binding arrangements (usually sales of products with separately priced extended warranty), each element of the contract is accounted for as a separate unit of accounting when it provides the customer value on a stand-alone basis and there is objective evidence of the fair value of the related unit.

F-62

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

With respect to sales arrangements under which the buyer has a right to return the related product, revenue is recognized only if all the following conditions are met: the price is fixed or determinable at the date of sale; the buyer has paid, or is obligated to pay and the obligation is not contingent on resale of the product; the buyer’s obligation would not be changed in the event of theft or physical destruction or damage of the product; the buyer has economic substance; the Company does not have significant obligations for future performance to directly bring about resale of the product by the buyer; and the amount of future returns can be reasonably estimated.

The Company provides a provision for product returns based on the experience with historical sales returns, in accordance with ASC Topic 605-15 with respect to sales of product when a right of return exists. Reported revenues are shown net of the returns provision. Such allowance for sales returns is included in Other Accrued Liabilities. (See Note 9).

Deferred revenue includes amounts received with respect to extended warranty maintenance, repairs and other billable services and amounts not yet recognized as revenues. Revenues with respect to such activities are deferred and recognized on a straight-line basis over the duration of the warranty period, the service period or when service is provided, as applicable to each service.

Shipping and Handling Costs

Shipping and handling fees billed to customers are reflected as revenues while the related shipping and handling costs are included in selling and marketing expense. To date, shipping and handling costs have not been material.

Advertising Costs

Advertising costs are charged to expenses as incurred. Advertising expenses amounted to approximately $12 and $33 for the years ended December 31, 2016 and 2015, respectively.

Derivatives

The Company applies the provisions of Accounting Standards Codification (“ASC”) Topic 815, Derivatives and Hedging. In accordance with ASC Topic 815, all the derivative financial instruments are recognized as either financial assets or financial liabilities on the balance sheet at fair value. The accounting for changes in the fair value of a derivative financial instrument depends on whether it has been designated and qualifies as part of a hedging relationship and further, on the type of hedging relationship. For derivative financial instruments that are designated and qualify as hedging instruments, a company must designate the hedging instrument, based upon the exposure being hedged, as a fair value hedge, cash flow hedge or a hedge of a net investment in a foreign operation.

From time to time the Company carries out transactions involving foreign exchange derivative financial instruments (mainly forward exchange contracts) which are expected to be paid with respect to forecasted expenses of the Israeli subsidiary (Radiancy) denominated in Israeli local currency (NIS) which is different than its functional currency. However, during 2016 and 2015, such activity was limited.

Such derivatives were not designated as hedging instruments, and accordingly they were recognized in the balance sheet at their fair value, with changes in the fair value carried to the Statement of Comprehensive (Loss) Income and included in interest and other financing income (expenses), net.

At December 31, 2016, the balance of such derivative instruments amounted to approximately $0 in liabilities and approximately $0 were recognized as financing loss in the Statement of Comprehensive (Loss) Income during the year ended that date. At December 31, 2015, the balance of such derivative instruments amounted to approximately $0 in assets and approximately $171 were recognized as financing income in the Statement of Comprehensive (Loss) Income during the year ended that date.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using enacted tax rates and laws that are expected to be in effect when the differences reverse. Any resulting net deferred tax assets are evaluated for recoverability and, accordingly, a valuation allowance is provided when it is more likely than not that all or some portion of the deferred tax asset will not be realized.

F-63

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

The Company or its subsidiaries may incur additional tax liabilities in the event of an intercompany dividend distribution or a deemed dividend distribution under the U.S. income tax law and regulations. Prior to 2014, it was the Company’s policy not to cause a distribution of dividends which would generate an additional tax liability to the Company. During 2014 and 2015, the Company’s affiliates borrowed funds from the subsidiary in Israel. These borrowings resulted in a large deemed distribution taxable in the U.S. Furthermore, management can no longer represent that the earnings of its non U.S. subsidiaries will remain permanently invested outside the U.S. Therefore, beginning in 2014, the Company has provided deferred taxes on the undistributed earnings of its non U.S. subsidiaries. Taxes, which would apply in the event of disposal of investments in subsidiaries, have not been taken into account in computing the deferred taxes, as it is the Company’s policy to hold these investments, not to dispose of them.

The Company accounts for uncertain tax positions in accordance with an amendment to ASC Topic 740-10, Income Taxes (Accounting for Uncertainty in Income Taxes), which clarified the accounting for uncertainty in tax positions. This amendment provides that the tax effects from an uncertain tax position can be recognized in the financial statements only if the position is “more-likely-than-not” to be sustained were it to be challenged by a taxing authority. The assessment of the tax position is based solely on the technical merits of the position, without regard the likelihood that the tax position may be challenged. If an uncertain tax position meets the “more-likely-than-not” threshold, the largest amount of tax benefit that is more than 50% likely to be recognized upon ultimate settlement with the taxing authority is recorded.

In the years ended December 31, 2015 and 2016, the Company determined that the liability for unrecognized tax benefits could suitably be extinguished by application of net operating loss carryforwards and carrybacks, with any residual impact arising as a liability in 2015 and 2016 that has been duly provided for.

Concentrations of credit risk

Financial instruments which subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, derivative (assets), accounts receivable and restricted deposits. The carrying amounts of these instruments approximate fair value due to their short-term nature. The Company deposits cash and cash equivalents and short term deposits in major financial institutions in the US, UK, Brazil and in Israel. The Company performs periodic evaluations of the relative credit standing of these institutions. The Company is of the opinion that the credit risk in respect of these balances is immaterial. In addition, the Company performs an ongoing credit evaluation and establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of customers (see also Accounts receivable above).

Most of the Company’s sales are generated in North America and Asia Pacific, to a large number of customers. Management periodically evaluates the collectability of the trade receivables to determine the amounts that are doubtful of collection and determine a proper allowance for doubtful accounts. Accordingly, the Company’s trade receivables do not represent a substantial concentration of credit risk.

Contingencies

The Company and its subsidiaries are involved in certain legal proceedings that arise from time to time in the ordinary course of its business. Except for income tax contingencies, the Company records accruals for contingencies to the extent that the management concludes that the occurrence is probable and that the related amounts of loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred.

Earnings (Loss) Per Share

The Company computes earnings (net loss) per share in accordance with ASC Topic. 260, Earnings per share. Basic earnings (loss) per share are computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, net of the weighted average number of treasury shares (if any). Diluted earnings (loss) per common share are computed similar to basic earnings per share, except that the denominator is increased to include the number of additional potential common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Potential common shares are excluded from the computation for a period in which a net loss is reported or if their effect is anti-dilutive. The Company’s potential common shares consist of stock options, warrants and restricted stock awards issued under the Company’s stock incentive plans and their potential dilutive effect is considered using the treasury method.

F-64

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

Basic and diluted loss per common share was calculated using the following weighted average shares outstanding for the years ended December 31, 2016 and 2015:

	December 31,
	2016	2015
Weighted average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	4,171,549	4,049,518
Dilutive effect of stock options and warrants	-	-
Diluted number of common and common stock equivalent shares outstanding	4,171,549	4,049,518

Diluted earnings (loss) per share for each of the years ended December 31, 2016 and 2015 exclude the impact of common stock options, warrants and unvested restricted stock totaling 327,900, and 473,210 shares, respectively, as the effect of their inclusion would be anti-dilutive. This table has been updated to reflect the one for five reverse stock split effected September 23, 2016.

Impairment of Long-Lived Assets and Intangibles

Long-lived assets, such as property and equipment, and definite-lived intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset (or group of assets) may not be recoverable. Impairment test is applied at the lowest level where there are identifiable independent cash flows, which may involve a group of assets.

Recoverability of assets to be held and used (or group of assets) is measured by a comparison of the carrying amount of an asset to the undiscounted cash flows expected to be generated by the asset. If an asset is determined to be impaired, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as discontinued operations are presented separately in the appropriate asset and liability sections of the balance sheet.

Indefinite-life intangible assets are tested for impairment, on an annual basis or more often, when triggering events indicate that it is more likely than not that the asset is impaired, by comparing the fair value of the asset with its carrying amount. If the carrying amount of the intangible asset exceeds its fair value, an impairment loss is recognized in the amount of that excess. Subsequent reversal of a previously recognized impairment loss is prohibited.

Pursuant to ASC 360 the Company tested the long-lived assets and determined that changes in circumstances indicated that its carrying value may not be recoverable. The carrying amount of the assets is considered recoverable if it exceeds the sum of undiscounted cash flows expected from the use or eventual disposition of the asset. As of December 2015 and in connection with its annual budgeting process, the Company determined its acquired intangible assets indicated that the cash flows related to the acquired assets were substantially riskier and subject to shortfalls in revenues and profits relative to original expectations. The Company’s internal operating forecast has been revised downward in terms of revenue growth and profitability for the foreseeable future. The analysis entailed comparing the carrying amount of the long-lived assets as of December 31, 2015 with the sum of their respective projected undiscounted cash flows. For the long lived assets where carrying amount exceeded the projected undiscounted cash flows, the Company recognized and recorded an impairment of Physician Recurring segment intangibles for its trademark, tradename, and customer relationships in the amount of $3,527 and licensed technology in the amount of $1,424 based on the amounts the carrying amounts exceeded the fair value. Upon completion of our goodwill impairment analysis in connection with the pending transaction with ICTV Brands, as of December 31, 2016 the Company recorded an impairment of the entire remaining balance of Consumer segment goodwill in the amount of $2,257.

F-65

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

In connection with the pending transaction with ICTV Brands, as of December 31, 2016, the Company recorded an impairment of the Consumer segment intangibles for its entire remaining Licensed Technology balance in the amount of $1,261.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation – Stock Compensation. Under the fair value recognition provision, of this statement, share-based compensation cost is measured at the grant date based on the fair value of the award that is ultimately expected to vest and is recognized as operating expense over the applicable vesting period of the stock award using the graded vesting method.

Treasury Stock and Repurchase of Common Stock

Shares held by the Company are presented as a reduction of equity, at their cost to the Company as treasury stock, until such shares are retired and removed from the account.

Recently Issued Accounting Standards

In May 2014, The FASB issued Accounting Standard Update 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”).

ASU 2014-09 outlines a single comprehensive model to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. ASU 2014-09 also requires entities to disclose sufficient information, both quantitative and qualitative, to enable users of financial statements to understand the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

An entity should apply the amendments in this ASU using one of the following two methods: 1. Retrospectively to each prior reporting period presented with a possibility to elect certain practical expedients, or, 2. Retrospectively with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application. If an entity elects the latter transition method, it also should provide certain additional disclosures.

For a public entity, the amendments in ASU 2014-09 are effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period (the first quarter of fiscal year 2018 for the Company). Early application is not permitted. The Company is in the process of assessing the impact, if any, of ASU 2014-09 on its consolidated financial statements.

In August 2014, the FASB issued Accounting Standards Update 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”). ASU 2014-15 provide guidance on management’s responsibility in evaluating whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). ASU 2014-15 also provide guidance related to the required disclosures as a result of management evaluation.

The amendments in ASU 2014-15 are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

F-66

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

In July, 2015, The FASB issued Accounting Standards Update No. 2015-11, Simplifying the Measurement of Inventory (Topic 330) (“ASU 2015-11”). ASU 2015-11 outlines that inventory within the scope of its guidance be measured at the lower of cost and net realizable value. Inventory measured using last-in, first-out (LIFO) are not impacted by the new guidance. Prior to the issuance of ASU 2015-11, inventory was measured at the lower of cost or market (where market was defined as replacement cost, with a ceiling of net realizable value and floor of net realizable value less a normal profit margin). For a public entity, the amendments in ASU 2015-11 are effective, in a prospective manner, for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period (the first quarter of fiscal year 2017 for the Company). Early adoption is permitted as of the beginning of an interim or annual reporting period. The Company is in the process of assessing the impact, if any, of ASU 2015-11 on its consolidated financial statements.

In February, 2016, the FASB issued its new lease accounting guidance in Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842). Under the new guidance, lessees will be required to recognize the following for all leases (with the exception of short-term leases) at the commencement date: 1. A lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and, 2. A right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term.

Under the new guidance, lessor accounting is largely unchanged. Certain targeted improvements were made to align, where necessary, lessor accounting with the lessee accounting model and Topic 606, Revenue from Contracts with Customers. The new lease guidance simplified the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. Lessees will no longer be provided with a source of off-balance sheet financing. Public business entities should apply the amendments in ASU 2016-02 for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years (i.e., January 1, 2019, for a calendar year Company). Early application is permitted for all public business entities upon issuance. Lessees (for capital and operating leases) and lessors (for sales-type, direct financing, and operating leases) must apply a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. Lessees and lessors may not apply a full retrospective transition approach. The Company is in the process of assessing the impact, if any, of ASU 2016-02 on its consolidated financial statements.

In November 2015, the FASB has issued Accounting Standards Update (ASU) No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes, which changes how deferred taxes are classified on organizations’ balance sheet. The ASU eliminates the current requirement for organizations to present deferred tax liabilities and assets as current and noncurrent in a classified balance sheet. Instead, all deferred tax assets and liabilities will be required to be classified as noncurrent.The amendments apply to all organizations that present a classified balance sheet. For public companies, the amendments are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods (i.e., in the first quarter of 2017 for calendar year-end companies).Early adoption is permitted for all entities as of the beginning of an interim or annual reporting period.The guidance may be applied either prospectively, for all deferred tax assets and liabilities, or retrospectively (i.e., by reclassifying the comparative balance sheet). If applied prospectively, entities are required to include a statement that prior periods were not retrospectively adjusted. If applied retrospectively, entities are also required to include quantitative information about the effects of the change on prior periods. The Company does not believe this ASU will have a significant impact on its consolidated financial statements.

Note 2

Discontinued Operations:

On June 22, 2015, the Company closed on the asset sale of the XTRAC and VTRAC business for $42.5 million in cash. The Company realized net proceeds of approximately $41 million. The sale was effective June 22, 2015. The domestic revenues from this business have historically been reported in our Physician Recurring business segment. Internationally, we sold our XTRAC-Velocity and VTRAC equipment to distributors which sales have been historically reported in our Professional Equipment segment. As this business was a substantial business unit of the Company, and as such the sale brought a strategic shift in focus of management. The Company accordingly classified this former business as discontinued operations with ASC Topic 360.

F-67

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

The Company recognized a gain of $9,410, net of tax of $5,447, on the sale of the discontinued operations in the year ended December 31, 2015, which represents the difference between the adjusted net purchase price and the carrying value of the disposal group.

Revenues from the XTRAC and VTRAC business, reported as discontinued operations, for the year ended December 31, 2015 were $14,669. Loss from the XTRAC and VTRAC business, reported as discontinued operations, for the year ended December 31, 2015 was $5,042, which includes interest expense of $2,289 and stock compensation of $1,684 related to the contractual acceleration of vesting of awards then outstanding to employees from the XTRAC and VTRAC business, included as the result of acceleration of vesting periods, due to the sale..

On February 2, 2015, the Company closed on a sale transaction of 100% of the shares of LCA for $40 million in cash. Excluding estimated working capital adjustments and direct expenses (professional fees to third parties), PhotoMedex realized net proceeds of approximately $36.5 million. The sale was effective January 31, 2015. No income tax benefit was recognized by the Company from the loss on the sale of discontinued operations.

For the year ended December 31, 2015 a loss of $1,708 was recorded with respect to the operations of LCA (up to the completion of its sale), which included an amount of $2,345 of stock compensation expense related to the contractual acceleration of vesting of awards then outstanding to employees of LCA, as the result of acceleration of vesting periods, due to the sale.

Note 3

Acquisitions: None

Note 4

Inventories, net:

	December 31,
	2016	2015
Raw materials and work-in-process	$1,968	$4,236
Finished goods	5,368	7,499
Total inventories	$7,336	$11,735
Less Assets held for sale	(7,336)	-
Total inventory	$-	$11,735

Work-in-process is immaterial given the typically short manufacturing cycle, and therefore is disclosed in conjunction with raw materials (see Note 2 regarding inventory balance classified as part of the assets held for sale as of December 31, 2016). During January 2017, all of the inventory was sold to ICTV. See Note 18.

Note 5

Property and Equipment, net:

	December 31,
	2016	2015
Lasers-in-service	$-	$-
Equipment, computer hardware and software	5,005	5,147
Furniture and fixtures	433	424
Leasehold improvements	438	443
	5,876	6,014
Accumulated depreciation and amortization	(4,888)	(4,708)
Total property and equipment, net	$988	$1,306
Less Assets held for sale	(988)	-
Total property and equipment, net	$-	$1,306

F-68

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

Related depreciation and amortization expense was $292 in 2016, $427 in 2015. (See Note 1 regarding property and equipment as part of assets held for sale as of December 31, 2016.)

During January 2017, the consumer division property and equipment was sold to ICTV. See Note 18.

Note 6

Patents and Licensed Technologies, net:

	December 31,
	2016	2015
Gross Amount beginning of period	$3,376	$7,027
Additions(disposals)	(177)	(177)
Translation differences	36	30
Gross Amount end of period	3,235	6,880

Accumulated amortization	(1,974)	(3,843)
Impairment (See Note 7 below)	(1,261)	(1,424)

Net Book Value	$-	$1,613

Related amortization expense was $230 and $769 for the years ended December 31, 2016 and 2015, respectively.

Note 7

Goodwill and Other Intangible Assets:

As part of the purchase price allocation for the reverse acquisition, the Company recorded goodwill in the amount of $24,005 and definite-lived intangibles in the amount of $12,000. Goodwill reflects the value or premium of the acquisition price in excess of the fair values assigned to specific tangible and intangible assets. Goodwill has an indefinite useful life and therefore is not amortized as an expense, but is reviewed annually for impairment of its fair value to the Company. Activity in goodwill during the year ended December 31, 2016 follows:

Balance at January 1, 2016	$3,581
Disposal on sale of assets	(1,039)
Impairment of goodwill	(2,257)
Translation differences	(285)
Balance at December 31, 2016	$0

During the fourth quarter of 2015, we recorded goodwill and other intangible asset impairment charges of $21,481, as we determined that a portion of the value of our goodwill and other intangible assets was impaired in connection with our annual impairment test. A number of factors contributed to decreased earnings projection including, competition from consumer device companies claiming similar product functionality, our inability to attract sufficient financial resources to quickly increase our advertisement to overcome the market confusion created by competitors, the inability to effectively expand operations into foreign markets and quickly ramp new and innovative product launches in the second half of the year after satisfying the bank covenant defaults of our senior credit facility on June 23, 2015, and a continuing challenging media environment to purchase cost effective advertisement in the USA, our largest product distribution market. The fair value of Goodwill associated with the operating and reporting units were estimated using a combination of Income and Market Approach methodologies to valuation. The Income method of valuation explicitly recognizes the current value of future economic benefits developed by discounting future net cash flows to their present value at a rate the reflects both the current return requirements of the market and the risks inherent in the market. The Market approach measures the value of an asset through the analysis of recent sales or offerings of comparable property.

F-69

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

Our business was organized into three operating and reporting units which are defined as Consumer, Physician Recurring, and Professional Equipment. Upon completion of our annual goodwill impairment analysis as of December 31, 2015 the Company recorded an impairment of Consumer segment goodwill in the amount of $15,654 and an impairment of Physician Recurring segment goodwill of $876.

During the third quarter of 2016, we recorded goodwill and other intangible asset impairment charges of $3,518, as we determined that a portion of the value of our goodwill and other intangible assets was impaired in connection with the pending transaction with ICTV Brands, Inc. See Note 18, Subsequent Event for more information. The Company recorded an impairment of the entire remaining balance of Consumer segment goodwill in the amount of $2,257 and recorded the impairment of the Consumer segment of the intangibles for its licensed technology in the amount of $1,261. The Company derecognized an amount of $1,039 of goodwill related to the Physician Recurring segment in connection with the asset sale of the Neova product line.

In addition, pursuant to ASC 360 the Company tested the long-lived assets and determined that changes in circumstances indicated that its carrying value may not be recoverable. The carrying amount of the assets is considered recoverable if it exceeds the sum of undiscounted cash flows expected from the use or eventual disposition of the asset. As of December 2015 and in connection with its annual budgeting process, the Company determined its acquired intangible assets indicated that the cash flows related to the acquired assets were substantially riskier and subject to shortfalls in revenues and profits relative to original expectations. The Company’s internal operating forecast has been revised downward in terms of revenue growth and profitability for the foreseeable future. The analysis entailed comparing the carrying amount of the long-lived assets as of December 31, 2015 with the sum of their respective projected undiscounted cash flows. The Company recognized and recorded an impairment of Physician Recurring segment intangibles for its trademark, tradename, and customer relationships in the amount of $3,527 and licensed technology in the amount of $1,424. Also in connection with the pending transaction with ICTV Brands, as of December 31, 2016, and based on the expected price of such transaction which management believed represents market approach fair value estimate, the Company recorded an impairment of the Consumer segment intangibles for its Licensed Technology in the amount of $1,261.

The goodwill was allocated among the reportable segments as of December 31, 2016 and 2015 in accordance with the provisions of ASC Topic 350-20 Intangibles-Goodwill and consisted of the following:

	December 31, 2016	December 31, 2015

Consumer segment	$0	$3,519
Physician Recurring segment	0	62
Total goodwill	$0	$3,581

F-70

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

Set forth below is a detailed listing of other definite-lived intangible assets:

	December 31, 2016			December 31, 2015
	Trademarks	Customer Relationships	Total	Trademarks	Customer Relationships	Total
Gross Amount beginning of period	$405	$-	$405	$3,925	$4,356	$8,281

Translation differences	-	-	-	(32)	(67)	(99)
Gross Amount end of period	405	-	405	3,893	4,289	8,182

Disposal	(221)	-	(221)	(531)	(587)	(1,118)
Accumulated amortization	(184)	-	(184)	(1,358)	(1,938)	(3,296)
Impairment	-	-	-	(1,763)	(1,764)	(3,527)

Net Book Value	$-	$0	$-	$241	$0	$241

Related amortization expense was $37 and $777 for the years ended December 31, 2016 and 2015. Customer Relationships embody the value to the Company of relationships that Pre-merged PhotoMedex had formed with its customers. Tradename includes the names and various other trademarks associated with Pre-merged PhotoMedex products.

Note 8

Accrued Compensation and related expenses:

	December 31,
	2016	2015
Accrued payroll and related taxes	$262	$403
Accrued vacation	66	94
Accrued commissions and bonuses	3,701	2,420
Total accrued compensation and related expense	$4,029	$2,917

Note 9

Other Accrued Liabilities:

	December 31,
	2016	2015
Accrued warranty, current, see Note 1	$93	$330
Accrued taxes, including liability for unrecognized tax benefit, see Note 13	1,606	1,135
Accrued sales return (1)	1,975	4,179
Other accrued liabilities	4,417	2,921
Total other accrued liabilities	$8,091	$8,565

(1)	The activity in the sales returns liability account was as follows:

	December 31,
	2016	2015

Balance at beginning of year	$4,179	$7,651
Additions that reduce net sales	8,427	18,905
Deductions from reserves	(10,631)	(22,377)
Balance at end of year	$1,975	$4,179

F-71

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

Note 10

Long-term Debt:

On January 6, 2016, PhotoMedex, Inc. received an advance of $4 million, less a $40 financing fee (the “January 2016 Advance”), from CC Funding, a division of Credit Cash NJ, LLC, (the “Lender”), pursuant to a Credit Card Receivables Advance Agreement (the “Advance Agreement”), dated December 21, 2015.  The Company’s domestic subsidiaries, Radiancy, Inc.; PTECH; and Lumiere, Inc., were also parties to the Advance Agreement (collectively with the Company, the “Borrowers”). Each Advance was secured by security interest in defined collateral representing substantially all the assets of the Company. Concurrent with the funding of the loan agreement, the Company established a $500 cash reserve account in favor of the lender to be used to make loan payments in the event that weekly remittances, net of sales return credits and other bank charges or offsets, were insufficient to cover the weekly repayment amount due the lender. The advance was paid in full on July 29, 2016 and the security interest in the defined collateral was released from lien.

Subject to the terms and conditions of the Advance Agreement, the Lender was to make periodic advances to the Company (collectively with the January 2016 Advance and the April 2016 Advance described below, the “Advances”). The proceeds can be used for general corporate purposes.

All outstanding Advances were required to be repaid through the Company’s existing and future credit card receivables and other rights to payment arising out of our acceptance or other use of any credit or charge card (collectively, “Credit Card Receivables”) generated by activities based in the United States.

On April 29, 2016 the Company received an additional advance of $1 million, less a $10 financing fee (the “April 2016 Advance”), from the Lender pursuant to the Advance Agreement

On June 17, 2016, the Company received an advance of $550, less a $50 financing fee (the “June 2016 Advance”), from the Lender pursuant to the Advance Agreement.

The advances were paid in full on July 29, 2016 and the security interest in the defined collateral was released from lien.

Note 11

Commitments and Contingencies:

Leases

The Company has entered into various non-cancelable operating lease agreements for real property. These arrangements expire at various dates through 2017. Rent expense was $550 and $761 for the years ended December 31, 2016 and 2015 respectively. The future annual minimum payments under these leases, relating to our continuing operations are as follows:

Year Ending December 31,
2017	243
2018	15
Thereafter	-
Total	$808

F-72

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

As a result of the sale of the Consumer Products division to ICTV Brands, the Company no longer has a need for certain of its leased properties, including the facilitates located in the United Kingdom and in Israel. In connection with the Transition Services Agreement entered into between the Company and ICTV, the Company will maintain certain of its leased properties for a specified period of time to allow ICTV to transition its operations to its own facilities. Leases that will expire during that transition period will not be renewed. At the end of that period, the Company intends to seek the termination of these leases, and is in the process of taking steps to effect those terminations. On March 16, 2016, the Company provided notice to the landlord of its United Kingdom facility that it was invoking the right to terminate that lease early, on the fifth anniversary of the lease, or on March 24, 2018.

Litigation

During the year ended December 31, 2013, Radiancy, Inc., a wholly-owned subsidiary of PhotoMedex, commenced legal action against Viatek Consumer Products Group, Inc., over Viatek’s Pearl and Samba hair removal products which Radiancy believes infringe the intellectual property covering its no!no! hair removal devices. The first suit, which was filed in the United States Federal Court, Southern District of New York, includes claims against Viatek for patent infringement, trademark and trade dress infringement, and false and misleading advertising. A second suit against Viatek was filed in Canada, where the Pearl is offered on that country’s The Shopping Channel, alleging trademark and trade dress infringement, and false and misleading advertising. Viatek’s response contains a variety of counterclaims and affirmative defenses against both Radiancy and its parent company PhotoMedex, including, among other counts, claims regarding the invalidity of Radiancy’s patents and antitrust allegations regarding Radiancy’s conduct.

Radiancy, and PhotoMedex, had moved to dismiss PhotoMedex from the case, and to dismiss the counterclaims and affirmative defenses asserted by Viatek. On March 28, 2014, the Court granted the Company’s motion and dismissed PhotoMedex from the lawsuit. The Court also dismissed certain counterclaims and affirmative defenses asserted by Viatek, including Viatek’s counterclaims against Radiancy for antitrust, unfair competition, and tortuous interference with business relationships and Viatek’s affirmative defenses of unclean hands and inequitable conduct before the U.S. Patent and Trademark Office in procuring its patent. Radiancy had also moved for sanctions against Viatek for failure to provide meaningful and timely responses to Radiancy’s discovery requests; on April 1, 2014, the Court granted that motion. Viatek appealed both the sanctions ruling and the dismissal of Viatek’s counterclaims and defenses from the case, as well as PhotoMedex dismissal as a plaintiff; the Court has denied those appeals. The Court has appointed a Special Master to oversee discovery. A Markman hearing on the patents at issue was held on March 2, 2015. Viatek has requested an opportunity to supplement its patent invalidity contentions in the US case; Radiancy opposes that request. Radiancy has been granted permission by the US Court to supplement its earlier sanctions motion to include the legal fees and costs associated with preparing and prosecuting that motion; to date, Viatek has paid $83 in sanctions to Radiancy.

On October 4, 2016, PhotoMedex, Inc., Radiancy, Inc. and Viatek Consumer Products, Inc. entered into General Releases under which the parties and the former and present corporations in which they were or are shareholders; each and every one of their corporations; and such corporations’ predecessors, former and present subsidiaries, parent entities, affiliates, divisions, licensees, receivers, distributors, successors and assigns, and the present, former and future officers, directors, employees and shareholders of the foregoing entities, and their heirs, executors, administrators, attorneys, associates, agents, successors, assigns, and anyone affiliated with or acting on behalf of any of them, from all actions, claims, liabilities, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, that a party or its affiliate ever had, now has or hereafter can, shall or may have, from the beginning of the world to the day of the date of the General Release including, but not limited to, the claims and counterclaims in the United States and Canadian litigation, as well as all claims and rights of Viatek arising out of or related to the Letter of Intent, dated August 5, 2016, between Photomedex, Radiancy and Viatek entitled Proposal to Acquire Certain Assets of Radiancy, Inc. As a result of these General Releases, both the United States and the Canadian litigation were dismissed without costs effective October 11, 2016.

F-73

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

On April 25, 2014, a putative class action lawsuit was filed in the United States District Court for the District of Columbia against the Company’s subsidiary, Radiancy, Inc. and Dolev Rafaeli, Radiancy’s President. The suit was filed by Jan Mouzon and twelve other customers residing in ten different states who purchased Radiancy’s no!no! Hair products. It alleges various violations of state business and consumer protection codes including false and misleading advertising, unfair trade practices, and breach of express and implied warranties. The complaint seeks certification of the putative class, or, alternatively, certification as subclasses of plaintiffs residing in those specific states. The complaint also seeks an unspecified amount of monetary damages, pre-and post-judgment interest and attorneys’ fees, expert witness fees and other costs. Dr. Rafaeli was served with the Complaint on May 5, 2014; to date, Radiancy, has not been served. A mediation was scheduled in this matter for November 24, 2014, but no settlement was reached. On March 30, 2015, the Court dismissed this action in its entirety for failure to state a claim. The Court specifically dismissed with prejudice the claims pursuant to New York General Business Law §349-50 and the implied warranty of fitness for a particular purpose; the other counts against Radiancy were dismissed without prejudice. The Court also granted Dr. Rafaeli’s motion to dismiss the actions against him for lack of personal jurisdiction over him by the Court. The Court denied the plaintiffs request for jurisdictional discovery with respect to Dr. Rafaeli and plaintiffs request to amend the complaint. Radiancy and its officers intend to continue to vigorously defend themselves against any attempts to continue this lawsuit.

On July 17, 2014, plaintiffs’ attorneys refiled their putative class action lawsuit in the United States District Court for the District of Columbia against only the Company’s subsidiary, Radiancy, Inc. The claims of the suit are virtually identical to the claims originally considered, and dismissed without prejudice, by the same Court. A companion suit was filed in the United States District Court for the Southern District of New York, raising the same claims on behalf of plaintiffs from New York and West Virginia against Radiancy and its President, Dr. Dolev Rafaeli. That New York case was removed to the D.C. Court and the cases were consolidated into one action. The Company filed a Motion to Dismiss the complaint against Dr. Rafaeli and Radiancy; on August 1, 2016, the D.C. Court granted the dismissal of the case against Dr. Rafaeli, with prejudice, and decided to allow the action against Radiancy to proceed. The Company intends to defend itself vigorously against this suit. At this time, the amount of any loss, or range of loss, cannot be reasonably estimated as the case has only been initiated and no discovery has been conducted to determine the validity of any claim or claims made by plaintiffs. Therefore, the Company has not recorded any reserve or contingent liability related to these particular legal matters. However, in the future, as the cases progress, the Company may be required to record a contingent liability or reserve for these matters.

On June 30, 2014, the Company’s subsidiary, Radiancy, Inc., was served with a class action lawsuit filed in the Superior Court in the State of California, County of Kern. The suit was filed by April Cantley, who purchased Radiancy’s no!no! hair products. It alleges various violations of state business and consumer protection codes including false and misleading advertising, breach of express and implied warranties and breach of the California Legal Remedies Act. The complaint seeks certification of the class, which consists of customers in the State of California who purchased the no!no! hair devices. The complaint also seeks an unspecified amount of monetary damages, pre-and post-judgment interest and attorneys’ fees, expert witness fees and other costs. Radiancy has filed an Answer to this Complaint; the case is now in the discovery phase. On October 30, 2015, Radiancy filed to remove this action to the United States District Court for the Southern District of California; as a result of that filing, all discovery in this case has now been stayed. That removal was granted, and the Company has now filed to remove this case to the U.S. District Court for the District of Columbia, the district with jurisdiction over Jan Mouzon v. Radiancy, Inc. and Dolev Rafaeli, President. The suit was filed by Jan Mouzon and twelve other customers residing in ten different states, including California, who purchased Radiancy’s no!no! hair products and alleges various violations of state business and consumer protection codes including false and misleading advertising, unfair trade practices, and breach of express and implied warranties. The complaint seeks certification of the putative class, or, alternatively, certification as subclasses of plaintiffs residing in those specific states. The Company’s Motion to Remove the Cantley case had been stayed pending resolution of the Mouzon litigation; now that the Court in Mouzon has issued its opinion regarding the Company’s Motion to Dismiss, the California Court has granted the Company’s Motion to Remove the Cantley case to the Federal Court for the District of Columbia. Radiancy and its officers intend to vigorously defend themselves against this lawsuit. Discovery has now commenced in this action. At this time, the amount of any loss, or range of loss, cannot be reasonably estimated as the case has only been initiated and no discovery has been conducted to determine the validity of any claim or claims made by plaintiffs. Therefore, the Company has not recorded any reserve or contingent liability related to these particular legal matters. However, in the future, as the cases progress, the Company may be required to record a contingent liability or reserve for these matters.

F-74

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

On February 19, 2016, the Company and its subsidiaries entered into Agreements and Plans of Merger and Reorganization with DS Healthcare Group, Inc. and its subsidiaries (“DSKX”), under which DSKX would acquire the Company’s subsidiaries Radiancy, Inc. and PhotoMedex Technology, Inc. in exchange for shares of stock in DSKX as well as cash payments and notes for future cash payments. Subsequent to the signing of those Agreements, on March 23, 2016, DSKX filed a Current Report on Form 8-K (the “DSKX March 23 Form 8-K”) with the SEC reporting its audit committee, after discussion with its independent registered public accounting firm, concluded that the unaudited condensed consolidated financial statements of DSKX for the two fiscal quarters ended June 30, 2015 and September 30, 2015 should no longer be relied upon because of certain errors in such financial statements. Also, DSKX reported that its audit committee, consisting of all members of its board of directors other than Daniel Khesin (at the time DSKX’s President and Chairman of the Board and a member of its board of directors), had engaged independent counsel to conduct an investigation regarding certain transactions involving Mr. Khesin and other individuals; the committee’s investigation had begun earlier in February. The board also reported that it had terminated the employment of Mr. Khesin as DSKX’s president and as an employee of DSKX, and also terminated Mr. Khesin’s employment agreement, dated December 16, 2013, for cause.

The Company was not advised of this investigation during its negotiations with DSKX or after signing the Merger Agreements until the evening of March 21, 2016. On April 12, 2016, the Company sent a Reservation of Rights letter to DSKX. The Notice states that, based upon the disclosures set forth in DSKX’s Current Report on Form 8-K filed on March 23, 2016 and subsequent press releases and filings by DSKX with the United States Securities and Exchange Commission (collectively, the “DSKX Public Disclosure”), DSKX is in material breach of various representations, warranties, covenants and agreements set forth in the Agreements; had failed to provide to the Company the information contained in the DSKX Public Disclosures during the discussions relating to the negotiation and execution of the Agreements; and continues to be in material breach under the Agreements. As a result, the conditions precedent to the closing of these transactions as set forth in the Agreements may not be able to occur. The Notice also declares that the Company reserves all its rights and remedies under the Agreements, including, without limitation, the right to terminate the Agreements and collect a termination fee from DSKX of $3.0 million. The Notice further asserts that the Company regards certain provisions of the Agreements to have been waived by DSKX and to no longer be in effect, including the non-solicitation and no-shop provisions, negative covenants, and termination events, as applicable solely to the PHMD Group, as well as the payment of any termination fee by PHMD to DSKX. Finally, the Notice provided that the Company has the right to terminate the Agreements to pursue, consider and enter into any acquisition proposal or other transaction without the payment of fees and expenses to DSKX.

On May 27, 2016, the Company and its subsidiaries Radiancy, Inc., an indirectly wholly-owned subsidiary of the Company (“Radiancy”), and Photomedex Technology, Inc., a wholly-owned subsidiary of the Company (“P-Tech”), terminated: (a) the Agreement and Plan of Merger and Reorganization, dated as of February 19, 2016 (the “Radiancy Merger Agreement”), among the Company, Radiancy, DS Healthcare Group, Inc. (“DSKX”) and PHMD Consumer Acquisition Corp., a wholly-owned subsidiary of DSKX (“Merger Sub A”), and (b) the Agreement and Plan of Merger and Reorganization, dated as of February 19, 2016 (the “P-Tech Merger Agreement” and together with the Radiancy Merger Agreement, the “Merger Agreements”), among the Company, P-Tech, DSKX, and PHMD Professional Acquisition Corp., a wholly-owned subsidiary of DSKX (“Merger Sub B”). Pursuant to the Merger Agreements, Radiancy was to merge with Merger Sub A, with Radiancy as the surviving corporation in such merger, P-Tech was to merge with Merger Sub B, with P-Tech as the surviving corporation in such merger, and DSKX was to become the holding company for Radiancy and P-Tech.

Given the material breaches identified in the Company’s notice to DSKX, and other disclosures and communications by DSKX, in connection with the Company’s termination of the Merger Agreements and pursuant to their terms, the Company is seeking to recover a termination fee of $3.0 million, an expense reimbursement of up to $750,000 and its liabilities and damages suffered as a result of DSKX’s failures and breaches in connection with each of the Merger Agreements. On May 27, 2016, the Company, Radiancy and P-Tech filed a complaint in the U.S. District Court for the Southern District of New York alleging breaches of the Merger Agreements by DSKX and seeking the damages described in the foregoing sentence. On August 1, 2016, DSKX filed its answer to the complaint, denying the allegations stated in the complaint and alleging its own counterclaims including, among others, the Company’s alleged failure to disclose the Mouzon and Cantley cases filed against Radiancy.

At this time, the amount of any loss, or range of loss, cannot be reasonably estimated as the case has only been initiated and no discovery has been conducted to determine the validity of any claim or claims made by plaintiffs. Therefore, the Company has not recorded any reserve or contingent liability related to these particular legal matters. However, in the future, as the cases progress, the Company may be required to record a contingent liability or reserve for these matters. For additional information regarding these matters, see the Pending Transactions disclosures in the Company’s Form 10-K for the year ending December 31, 2015, and the Company’s Form 10-Q for the period ending March 31, 2016.

F-75

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

During 2016, Linda Andrews, an alleged user of the no!no! Hair device, filed a product liability claim against the Company, its subsidiary Radiancy, Inc., and Dr. Dolev Rafaeli, in the United States District Court for the Middle District of Florida, Orlando Division, alleging that use of the device had caused a relapse of and complication to a pre-existing medical condition resulting from her treatment for cancer.  The complaint alleges, among other claims, that Radiancy failed to provide adequate warnings regarding the operation of the device.  The Company and Dr. Rafaeli have filed a motion to dismiss the claims against them; Radiancy filed an answer to the Complaint.  Ms. Doe then sought leave to amend her complaint to clarify the claims; the Company, Radiancy and Dr. Rafaeli have filed appropriate responses and renewed the motion to dismiss the claims against the Company and Dr. Rafaeli.  Those motions are now pending before the Court.  The company otherwise has denied the allegations of a defect and intends to defend itself vigorously against this suit. At this time, the amount of any loss, or range of loss, cannot be reasonably estimated as the case has only been initiated and discovery has not been fully conducted to determine the validity of any claim or claims made by plaintiffs. Therefore, the Company has not recorded any reserve or contingent liability related to these particular legal matters. However, in the future, as the cases progress, the Company may be required to record a contingent liability or reserve for these matters.

Employment Agreements

The Company has severance agreements with certain key executives and employees that create certain liabilities in the event of their termination of employment by the company without cause, or following a change in control of the Company. The aggregate commitment under these executive severance agreements, should all covered executives and employees be terminated other than for cause, was approximately $5,058 as of December 31, 2016, based on 2016 salary levels.

Note 12

Stockholders’ Equity:

Preferred Stock

The Company has authorized preferred stock consisting of 5,000,000 shares with a $.01 par value, which shall be designated as blank check preferred. The Board of Directors may authorize the issuance from time to time of one or more classes of preferred stock with one or more series within any class thereof, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions thereon as shall be set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such preferred shares. At December 31, 2016 and 2015, no shares of preferred stock were issued or outstanding.

Common Stock Options

The Company has a Non-Employee Director Stock Option Plan. This plan has authorized 74,000 shares; of which 2,135 shares had been issued or were reserved for issuance as awards of shares of common stock, and 12,079 shares were reserved for outstanding stock options. The number of shares available for future issuance pursuant to this plan is 71,364.

In addition, the Company has a 2005 Equity Compensation Plan (“2005 Equity Plan”). The 2005 Equity Plan has authorized 1,200,000 shares, of which 519,078 shares had been issued or were reserved for issuance as awards of shares of common stock, and 133,649 shares were reserved for outstanding options. The number of shares available for future issuance pursuant to this plan is 547,273.

A summary of option transactions for all of the Company’s equity plans during the years ended December 31, 2016 and 2015 follows:

	Number of Stock Options	Weighted Average Exercise Price
Outstanding at December 31, 2014	231,941	81.15
Granted	-	-
Exercised	-	-
Expired/cancelled	(81,803)	74.27
Outstanding at December 31, 2015	150,138	$67.99
Granted	-	-
Exercised	-	-
Expired/cancelled	(15,988)	82.26
Outstanding at December 31, 2016	134,150	$85.22
Exercisable at December 31, 2016	109,066	$84.40

F-76

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

The outstanding and exercisable options at December 31, 2016, have a range of exercise prices and associated weighted remaining contractual life and weighted average exercise price, as follows:

Options Range of Exercise Prices	Outstanding Number of Shares	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Exercisable Number of Shares	Exercisable Weighted Avg. Exercise Price
$0 - $37.50	2,168	2.54	$30.78	2,168	$30.78
$37.51 - $75.00	57,145	5.56	$71.32	47,746	$71.12
$75.01-$112.50	74,640	5.38	$97.05	58,841	$96.25
$112.51 - up	197	0.01	$234.06	311	$256.15
Total	134,150		$85.22	109,066	$84.40

The outstanding options will expire, as follows:

Year Ending	Number of Options	Weighted Average Exercise Price	Exercise Price

2017	197	$234.06	$233.10 - $239.40
2018	-	-	-
2019	1,954	$32.01	$31.20 - $44.40
2020	534	$32.81	$28.50 - $40.00
2021 and later	131,465	$86.00	$70.00 - $100.00
	134,150	$85.22	$28.50 - $239.40

As the share price as of December 31, 2016 was $2.20, the aggregate intrinsic value for options outstanding and exercisable was nil.

F-77

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

The Company uses the Black-Scholes option-pricing model to estimate fair value of grants of stock options. There were no grants of stock options in 2016 and 2015.The Company calculates expected volatility for a share-based grant based on historic daily stock price observations of its common stock. For estimating the expected term of share-based grants the Company has adopted the simplified method. The Company has used historical data to estimate expected employee behaviors related to option exercises and forfeitures and included these expected forfeitures as a part of the estimate of expense as of the grant date.

With respect to grants of options, the risk-free rate of interest is based on the U.S. zero-coupon US Government bond rates appropriate for the expected term of the grant or award.

The Company has nonvested restricted stock, as follows:

	Share	Weighted Average Grant-Date Fair Value
Nonvested at December 31, 2014	167,040	$21.60
Granted	299,000	9.25
Vested/cancelled	(207,468)	17.75
Nonvested at December 31, 2015	258,572	$10.55
Granted	-	-
Vested/cancelled	(129,361)	10.04
Nonvested at December 31, 2016	129,250	$11.07

On February 26, 2015, the Company issued 299,000 restricted stock units to a number of employees. The restricted shares have a purchase price of $0.01 per share and vest, and cease to be subject to the Company’s right of repurchase, over a four-year period. The Company determined the fair value of the awards to be the fair value of the Company’s common stock units on the date of issuance less the value paid for the award. The aggregate fair value of these restricted stock issued was $2,766.

On October 29, 2015, the Company issued 1,000 shares of common stock to a non-employee director for an aggregate fair value of $75.

Total stock-based compensation expense was as $1,969 and $6,309 for the years ended December 31, 2016 and 2015.

At December 31, 2016, there was $1,704 of total unrecognized compensation cost related to non-vested stock awards that based on their original vesting terms was expected to be recognized over a weighted-average period of 1.86 years. Following the completion of the transaction described in Note 18, such compensation will be accelerated.

Common Stock Warrants

As a result of the cash raise on December 12, 2014, the Company issued separately detachable warrants to the shareholders participating in the raise at 0.50 per share acquired. The warrants have the following principal terms: (i) a warrant exercise price of $2.25 per share of common stock, (ii) an exercise period of December 12, 2015 through December 12, 2017. The underlying warrants were registered via registration statement. The adjusted warrant exercise price after the reverse stock split is $11.25 per share of common stock.

F-78

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

A summary of warrant transactions for the years ended December 31, 2016and 2015 follows:

	Number of Warrants	Weighted Average Exercise Price
Outstanding at December 31, 2014	70,950	18.05
Issued	-	-
Exercised	-	-
Expired/cancelled	6,450	85.95
Outstanding at December 31, 2015	64,500	11.25
Issued	-	-
Exercised	-	-
Expired/cancelled	-	-
Outstanding at December 31, 2016	64,500	$11.25

At December 31, 2016, all outstanding warrants are exercisable. As the share price as of December 31, 2016 was $2.20, the aggregate intrinsic value for warrants outstanding and exercisable was nil.

If not previously exercised, the outstanding warrants will expire as follows:

Year Ending December 31,	Number of Warrants	Weighted Average Exercise Price

2017	64,500	11.25
	64,500	$11.25

Note 13

Income Taxes:

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

A valuation allowance is provided when it is more likely than not that some portion or all of a deferred tax asset will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income and the reversal of deferred tax liabilities during the period in which the related temporary difference becomes deductible. The benefit of tax positions taken or expected to be taken in the Company’s income tax returns are recognized in the consolidated financial statements if such positions are more likely than not of being sustained.

F-79

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

For the years ended December 31, 2016, and 2015, the following table summarizes the components of income before income taxes from continuing operations and the provision for income taxes:

	Year Ended December 31,
	2016	2015
Income (loss) before income tax:
U.S.	$(14,578)	$(29,667)
Israel	1,942	1,839
UK	180	(13,161)
Other Foreign	79	(638)
Income (loss) before income taxes	$(12,377)	$(41,627)

Income tax expense (benefit):
United States - Federal tax:
Current	$-	$(3,220)
Deferred	-	272

United States - State tax:
Current	-	9
Deferred:	-	(105)

Israel:
Current	241	552
Deferred	464	21

UK:
Current	-	-
Deferred	-	700

Other foreign:
Current	-	-
Deferred:	-	(23)

Income tax expense (benefit)	$705	$(1,794)

F-80

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

For the years ended December 31, 2016 and 2015, the following table reconciles the federal statutory income tax rate to the effective income tax rate:

	Year Ended December 31,
	2016	2015
Federal Tax rate	34%	34%

Federal tax expense (benefit) at 34%	$(4,208)	$(14,154)
State and local income tax, net of Federal benefit	(476)	(421)
Foreign rate differential	(173)	(454)
Increase in taxes from permanent differences instock-based compensation	508	489
Increase in taxes from permanent difference in Intangible asset impairment	-	3,779
US taxation of foreign earnings – Subpart F	-	7,610
Return to provision and other adjustments	-	269
Impact of deferred tax adjustments	-	2,852
Foreign tax credits	-	(5,079)
Tax on foreign exchange	-	-
Tax on undistributed earnings	-	(2,816)
Change in valuation allowance	5,036	5,893
Other, net	18	238

Income tax expense (benefit)	$705	$(1,794)

As of December 31, 2016, the Company had approximately $78 million of Federal net operating loss carryforwards in the United States. Other tax attributes in the United States and their approximate amounts include: State NOLs - $45.4 million; foreign tax credits - $12.1 million which will begin to expire in 2024; and, AMT tax credits – $0.1 million that do not expire. A 100% valuation allowance has been recorded against these tax attributes and the net deferred tax assets of the U.S. group of companies. The net deferred tax assets – liabilities of the U.S. companies is reduced to zero (0). Based on current operating conditions and the availability of projected future sources of taxable income, the Company determined that it was not more likely than not that the net deferred tax assets of the U.S. companies would be realized in the future. The Federal NOLs expire generally from 2022 to 2030. The State NOLs expire generally from 2017 to 2034.

After conversion to U.S. dollars, Photo Therapeutics Limited had approximately $9.5 million of net operating loss carryforwards in the U.K. A 100% valuation allowance has been applied against these loss carryforwards. Additionally, NOLs have been recorded in Brazil, Colombia, India, and Korea. The Brazilian NOL is approximately $1.8 million. The NOLs of the other companies are less than $0.3 million. All these NOLs have a 100% valuation allowance recorded.

F-81

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

The following table summarizes the components of deferred income tax assets and (liabilities):

	December 31,
	2016	2015

Loss carryforwards	$30,770	$22,640
AMT credits	112	112
Foreign tax credits	12,308	12,308
Accrued employment expenses	2,652	2,290
Amortization and write-offs	1,299	1,282
Capitalized R&D costs	1,342	1,951
Deferred revenues	6,263	6,262
Depreciation	1,224	1,216
Doubtful accounts	225	4,838
Inventory reserves	459	413
Tax on undistributed earnings	(517)	(517)
Other accruals and reserves	602	642
Return allowances	456	1,928

Gross deferred tax asset	57,195	55,365

Less: valuation allowance	(57,195)	(54,901)

Net deferred tax asset	$-	$464

Among current assets	$-	$470
Among other non-current liabilities	-	(6)

PhotoMedex files corporate income tax returns in the United States, both in the Federal jurisdiction and in various State jurisdictions. The Company is subject to Federal income tax examination for calendar years 2013 through 2016 and is also generally subject to various State income tax examinations for calendar years 2013 through 2016. Photo Therapeutics Limited files in the United Kingdom. Radiancy (Israel) Limited files in Israel. The Israeli subsidiary is subject to tax examination for calendar years 2012 through 2016.

The Israeli subsidiary is entitled to reduced tax rates regarding income that is subject to tax pursuant to the “approved enterprise” until end of year 2012 and “preferred enterprise” from year 2013. Other income is subject to the regular corporate income tax rate. For the year 2015 and 2016 all income in Israel was taxed at the regular corporate income tax rate.

Change in Israel rates. Effective for tax periods beginning 1 January 2014, the standard corporate income tax rate was increased from 25% to 26.5%. On January 4, 2016, the plenary Knesset passed the Law for Amendment of the Income Tax Ordinance No. 216 which provides, inter alia, for a reduction of the Companies Tax rate commencing from 2016 and thereafter by the rate of 1.5% such that the rate will be 25%.

Change in U.K. rates. In addition, effective for tax periods beginning on April 1, 2014, the United Kingdom tax rate was reduced from 23% to 21%. A further enacted decrease in the tax rate to 20% took effect on April 1, 2015. The rate is scheduled to further reduce to 19% effective April 1, 2017. These changes in rate will affect the tax provision with regard to the tax attributes of Photo Therapeutics Limited, the United Kingdom subsidiary.

Unrecognized Tax Benefits. The Company is subject to income taxation in the U.S., Israel, the U.K., Brazil, Colombia, Hong Kong, India and The Republic of Korea. Unrecognized tax benefits reflect the difference between positions taken or expected to be taken on income tax returns and the amounts recognized in the financial statements. Resolution of the related tax positions through negotiations with the relevant tax authorities or through litigation could take years to complete. It is difficult predict the timing of resolution for tax positions since such timing is not entirely within the control of the Company. It is reasonably possible that the total amount of unrecognized tax benefits could increase in the next 12 months. Additionally, a decrease in the amount of $375 is expected with the lapse of a statute of limitations.

F-82

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

The increase during 2015 relates to a decision in 2015 to file certain income tax returns for 2014 based on functional currency rather than local currency. Since the 2014 tax provision was calculated based on filing tax returns in local currency, the increase in unrecognized tax benefits reported below was materially offset by a reduction in the 2014 amount reported as taxes payable. The tax differential was reported in 2015 tax expense.

The Company and its subsidiaries file income tax returns in all of the countries listed above.

In 2012, Management conducted an analysis of the facts and law surrounding the then existing income tax uncertainties, and found that such liability as may have arisen was of a much lesser magnitude and is able to be extinguished by loss carryforwards and carrybacks,

Reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Balance December 31, 2013	644
Additions/ Settlements due 2014	-
Balance at December 31, 2014	644
Additions / Settlements due 2015	1,277
Balance at December 31, 2015	1,921
Additions / Settlements due 2016	-
Balance at December 31, 2016	$1,921

Note 14

Significant Customer Concentration:

No single customer accounted for more than 10% of total company revenues for the years ended December 31, 2016 and 2015.

Note 15

Business Segment and Geographic Data:

The Company has been reorganized its business into three operating segments to better align its organization based upon the Company’s management structure, products and services offered, markets served and types of customers, as follows: The Consumer segment (sold to ICTV on January 23, 2017) derives its revenues from the design, development, manufacturing and selling of long-term hair reduction and acne consumer products. The Physician Recurring segment derives its revenues from the XTRAC (sold to MELA Sciences on June 22, 2015) procedures performed by dermatologists, the sales of skincare products (sold to Pharma Cosmetics on September 15, 2016), the sales of surgical disposables and accessories to hospitals and surgery centers (sold to Dalian JiKang Medical Systems September 1, 2015) and on the repair, maintenance and replacement parts on various products. The Professional segment generates revenues from the sale of equipment, such as lasers, medical and esthetic light and heat based products and LED products. Management reviews financial information presented on an operating segment basis for the purposes of making certain operating decisions and assessing financial performance.

Unallocated operating expenses include costs that are not specific to a particular segment but are general to the group; included are expenses incurred for administrative and accounting staff, general liability and other insurance, professional fees and other similar corporate expenses. Interest and other financing income (expense), net is also not allocated to the operating segments. Unallocated assets include cash and cash equivalents, prepaid expenses and deposits.

F-83

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

The following tables reflect results of operations from the continuing operations of our business segments for the periods indicated below:

Year ended December 31, 2016

	CONSUMER	PHYSICIAN RECURRING	PROFESSIONAL	TOTAL
Revenues	$34,331	$3,302	$764	$38,397
Costs of revenues	5,862	1,847	377	8,086
Gross profit	28,469	1,455	387	30,311
Gross profit %	82.9%	44.1%	50.7%	78.9%

Allocated operating expenses:
Engineering and product development	1,045	204	-	1,249
Selling and marketing expenses	19,426	2,270	33	21,729

Impairment	3,518	-		3,518
Loss on sale of assets		2,574		2,574
Unallocated operating expense	-	-	-	13,233
	23,989	5,048	33	42,303
Income (loss) from continuing operations	4,480	(3,593)	354	(11,992)

Interest and other financing expense, net	-	-	-	(385)

Income (loss) from continuing operations before taxes	$4,480	$(3,593)	$354	$(12,377)

Year ended December 31, 2015

	CONSUMER	PHYSICIAN RECURRING	PROFESSIONAL	TOTAL
Revenues	$67,569	$5,918	$2,403	$75,890
Costs of revenues	14,733	2,271	1,421	18,425
Gross profit	52,836	3,647	982	57,465
Gross profit %	78.2%	61.6%	40.9%	75.7%

Allocated operating expenses:
Engineering and product development	1,192	105	16	1,313
Selling and marketing expenses	53,184	3,955	273	57,412

Impairment	15,654	5,827	-	21,481
Unallocated operating expenses	-	-	-	17,484
	70,030	9,887	289	97,690
Income (loss) from continuing operations	(17,194)	(6,240)	693	(40,225)

Interest and other financing expense, net	-	-	-	(1,402)

Net income (loss) before taxes	$(17,194)	$(6,240)	$693	$(41,627)

F-84

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

For the years ended December 31, 2016 and 2015, net revenues by geographic area (determined by ship to locations) were as follows:

	Year Ended December 31,
	2016	2015
North America [1]	$22,007	$51,092
Asia Pacific [2]	3,837	3,988
Europe (including Israel)	12,522	20,544
South America	31	266
	$38,397	$75,890

[1] United States	$17,839	$45,105
[1] Canada	$1,698	$5,353
[2] Japan	$1,060	$387

For the years ended December 31, 2016 and 2015, long-lived assets by geographic area were as follows:

	Year Ended December 31,
	2016	2015
North America	$71	$169
Asia Pacific	17	41
Europe (including Israel)	900	1,096
	$988	$1,306

F-85

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

Note 18

Subsequent Events:

Sale of consumer products line

On October 4, 2016, the Company and its subsidiaries Radiancy, Inc., a Delaware corporation (“Radiancy US”), Photo Therapeutics Ltd., a private limited company incorporated under the laws of England and Wales (“PHMD UK”), and Radiancy (Israel) Limited, an Israel corporation (“Radiancy Israel” and, together with the Company, Radiancy, and PHMD UK, “PHMD”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with ICTV Brands, Inc., a Nevada corporation (“ICTV Parent”), and its subsidiary ICTV Holdings, Inc. a Nevada corporation (the “Purchaser” and together with together with ICTV Parent, “ICTV”) pursuant to which ICTV will acquire PHMD’s consumer products division, including its no!no!® hair and skin products and the Kyrobak back pain management products (all such consumer products, the “Consumer Products”) and the shares of capital stock of Radiancy (HK) Limited, a private limited company incorporated under the laws of Hong Kong (the “Hong Kong Foreign Subsidiary”), and LK Technology Importaçăo E Exportaçăo LTDA, a private Sociedade limitada formed under the laws of Brazil (the “Brazilian Foreign Subsidiary” and together with the Hong Kong Foreign Subsidiary, the “Foreign Subsidiaries”) (collectively, the “Transferred Business”) from PHMD, for a total purchase price of up to $9.5 million (the “Purchase Price”) including $3 million in cash at closing, $2 million of cash 90 days after closing collateralized by a letter of credit, and up to a $4.5 million royalty on ICTV’s future sales of the product line.

The Purchase Price will be paid as follows:

●	ICTV placed Three Million Dollars ($3,000) in immediately available funds in an escrow account in ICTV’s counsel’s IOLTA Trust Account to be held by ICTV’s counsel as escrow agent under an escrow agreement among PHMD, ICTV and certain investors in ICTV Parent’s securities (the “Escrow Agreement”). These funds will be paid to PHMD on the Closing Date of this transaction.
●	On or before the ninetieth (90th) day following the Closing Date of this transaction, ICTV will pay PHMD Two Million Dollars ($2,000) in immediately available funds.
●	The remaining amount of up to Four Million Five Hundred Thousand Dollars ($4,500) will be paid by ICTV to PHMD under a continuing royalty on net cash (invoiced amount less sales refunds, returns, rebates, allowances and similar items) actually received by ICTV or its Affiliates from sales of the Consumer Products commencing with net cash actually received by the Purchaser or its Affiliates from and after the Closing Date of this transaction and continuing until the total royalty paid to PHMD reaches that amount. Royalty payments will be made on a monthly basis in arrears within thirty days of each month end. PHMD will receive thirty five percent (35%) of net cash actually received by ICTV through Consumer Products sold through live television promotions less certain deductions and six percent (6%) of all other sales of Consumer Products.

As part of this Transaction, ICTV will also acquire from PHMD all of the shares of capital stock of the Foreign Subsidiaries.

The Asset Purchase Agreement provides that ICTV will make offers of employment to certain employees of the Transferred Business and that PHMD will not solicit such employees (or any other employees of ICTV) for employment or other services for a period of five years and that PHMD will not compete with ICTV with respect to the Transferred Business for a period of five years.  It also contains customary representations, warranties and covenants by the Company, each of its subsidiaries and ICTV, as well customary indemnification provisions among the parties.

In connection with the sale of the Transferred Business, on October 4, 2016, the parties entered into an Escrow Agreement and a Transition Services Agreement.

Under the Escrow Agreement, ICTV deposited $3,000 of the Purchase Price into an escrow account which will be released to PHMD upon closing.

F-86

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

Under the Transition Services Agreement, PHMD will continue to provide certain accounting, benefit, payroll, regulatory, IT support and other services to ICTV for periods ranging from approximately three to up to nine months following the Closing. During those periods, ICTV will arrange to transition the services it receives to its own personnel.  In consideration for such services, ICTV will pay to PHMD the documented costs and expenses incurred by PHMD in connection with the provision of those services and the documented lease costs including monthly rental and any utility charges incurred under the applicable leases and will reimburse PHMD for the documented costs and expenses incurred for the continued storage of inventory and raw materials at warehouse locations, and for services for fulfilling and shipping orders for such inventory and the payroll, employment-related taxes, benefit costs and out of pocket expenses paid to or on behalf of employees. ICTV shall also have the right to continue occupying certain portions of the Orangeburg, New York facility of PHMD’s Radiancy, Inc. subsidiary for a period of time.

On January 23, 2017, (the “Closing Date”), the Company and its subsidiaries completed the disposition of the Transferred Business to ICTV. On that date, pursuant to the terms of the Asset Purchase Agreement as amended, ICTV acquired all of the assets related to and associated with the Transferred Business, including but not limited to intellectual property, product inventory, accounts receivable and payable, and other tangible and intangible assets connected with the conduct of that Transferred Business. In exchange for these assets, the Company received on the Closing Date an initial net payment from ICTV of $3.0 million.

Following the impairment of the consumer segment’s goodwill and intangible asset during the three months period ended September 30, 2016, as discussed above, the company is not expected to record significant gain or loss from the transaction contemplated under the Asset Purchase Agreement.

On January 23, 2017, PhotoMedex, Inc. (the “Company”) (Nasdaq and TASE: PHMD) and its subsidiaries Radiancy, Inc., (“Radiancy”), PhotoTherapeutics Ltd. (“PHMD UK”), and Radiancy (Israel) Limited, (“Radiancy Israel” and, together with the Company, Radiancy, and PHMD UK, the “Sellers” and each, a “Seller”) entered into a First Amendment (the “First APA Amendment”) to the Asset Purchase Agreement (the “Asset Purchase Agreement”) between the Company and its subsidiaries, and ICTV Brands Inc. (“Parent”) and ICTV Holdings, Inc. (“Purchaser” and together with Parent, the Company, Radiancy, PHMD UK and Radiancy Israel, the “Parties” or singularly a “Party”) under which Purchaser agreed to acquire the consumer products division of PhotoMedex and its subsidiaries (the “Acquisition”), which includes, among other products, the no!no!® Hair and Skin and the Kyrobak pain management products (the “Transferred Business”). This transaction was previously reported on a Current Report filed on Form 8-K on October 5, 2016 and in a Definitive Proxy on Schedule 14A on December 16, 2016.

The First APA Amendment revised the definition of Business Assets and Assumed Liabilities in the Asset Purchase Agreement, as set forth in the attached exhibit. It also modified the first sentence of Section 5.5(b) of the Asset Purchase Agreement to provide that the Parent, Purchaser, or an affiliate would take the necessary steps to establish and implement “employee benefit plans” within the meaning of Section 3(3) of ERISA and a 401(k) plan intended to be qualified under Section 401(a) of the Code (collectively, “Applicable Plans”) in which employees of the consumer products division who are hired by Purchaser shall be eligible to participate from and after the date of establishment. These steps are to be taken as soon as reasonably practicable after the Closing Date (defined below) of the Transaction, or a later date agreed to by the Parties or permitted under the Transition Services Agreement (defined below), but no later than 60 days after the Closing Date. The First APA Amendment also replaced the initial Disclosure Letter delivered by the Sellers to Purchaser concurrently with the execution of the Asset Purchase Agreement in its entirety with an amended Disclosure Letter.

Finally, the First APA Amendment modified the Letter of Credit issued in connection with the Asset Purchase Agreement. Under the Asset Purchase Agreement, the Purchaser agreed to pay to the Company $2.0 million on or before the ninetieth (90th) day following the Closing Date. This amount is guaranteed by an original letter of credit for the benefit of the Company made by a third party; however, under its original terms, the Letter of Credit was valid until the earlier of 180 days after the letter of credit was issued, or April 4, 2017, or until full payment upon demand and presentation on or January 3, 2017. Accordingly, the parties agreed to extend the term of the Letter of Credit to 100 days after the Closing Date.

Also on January 23, 2017, the Company and its subsidiaries entered into a First Amendment (the “First TSA Amendment”) to the Transition Services Agreement (the “Transition Services Agreement”) between the Company and its subsidiaries and Parent and Purchaser, pursuant to which the Company and its subsidiaries will provide the Purchaser with certain accounting, benefit, payroll, regulatory, IT support and other services for periods ranging from approximately three to up to one year following the Closing Date. During that time the Purchaser will arrange to transition the services it receives to its own personnel. The First TSA Amendment revised references in the Transition Services Agreement from “Effective Date” to “Closing Date”, and amended the fifth recital in its entirety to clarify specifications regarding the lease for certain premises in Israel by and between Radiancy Israel and the landlord for those premises.

F-87

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

Acquisition of First Capital Real Estate Development Business

On March 31, 2017, PhotoMedex, Inc. (the “Company”) and its newly-formed subsidiary FC Global Realty Operating Partnership, LLC, a Delaware limited liability company (“Acquiror”) entered into an Interest Contribution Agreement (the “Agreement”) with First Capital Real Estate Operating Partnership, L.P., a Delaware limited partnership (“Contributor”), and First Capital Real Estate Trust Incorporated, a Maryland corporation, the “Contributor Parent” and, together with Contributor, the “Contributor Parties”), under which the Contributor may contribute certain real estate assets to the Company’s subsidiary in a series of three installments no later than December 31, 2017. In exchange, the Contributor will receive shares of the Company’s Common Stock and newly designated Series A Convertible Preferred Stock as described below.

First Contribution

In the first contribution installment, which has an initial closing on or before May 17, 2017, the Contributor will transfer $10 million of assets to the Company, comprising four vacant land sites set for development into gas stations located in northern California, and a single family residential development located in Los Lunas, New Mexico. Contributor Parent currently has a 6% interest in the entity which owns the residential development, and expects to acquire an additional 11.9% interest prior to the initial closing date. The proposed gas station sites are located in Atwater and Merced, California and have an appraised value of $2.6 million. The residential development in New Mexico consists of 251, non-contiguous, single family residential lots and a 10,000 square foot club house. 37 lots have been finished, and the remaining 214 are platted and engineered lots. The appraised value of this property is approximately $7.4 million.

In return, the Company will issue to Contributor a number of duly authorized, fully paid and non-assessable shares of the Company’s Common Stock and Series A Convertible Preferred Stock, determined by dividing the $10 million value of that contribution by a specified per share value, which will represent a 7.5% premium above the volume-weighted average price (“VWAP”) of all on-exchange transactions in the Company’s shares executed on NASDAQ during the forty-three (43) NASDAQ trading days prior to the NASDAQ trading day immediately prior to the public announcement of the transaction by the Company and Contributor Parent, as reported by Bloomberg L.P. (the “Per Share Value”). Contributor shall receive a number of shares equal to up to 19.9% of the issued and outstanding Common Stock of the Company immediately prior to the initial closing. The balance of the shares shall be paid in the Company’s newly designated Series A Convertible Preferred Stock.

Also at this initial closing, the Acquiror shall assume the liabilities associated with these initial contributed properties. On or before this initial closing, certain named officers and/or directors of the Company – Dr. Dolev Rafaeli, Dennis McGrath, and Dr. Yoav Ben-Dror – will resign from their positions as officers and/or directors of the Company. In addition, certain members of the Company’s board of directors will resign, or the board will be expanded, so that the board will ultimately consist of seven (7) persons as set forth under “Special Meeting of Stockholders” below.

Second Contribution

Contributor Parent is also required to contribute two additional property interests valued at $20 million if certain conditions as set forth in the Agreement are satisfied by December 31, 2017. This second installment is mandatory.

Contributor Parent must contribute to the Acquiror its 100% ownership interest in a private hotel that is currently undergoing renovations to convert to a Wyndham Garden Hotel. This 265 room full service hotel is located in Amarillo, Texas and has an appraised value of approximately $16 million. Before contributing the property to the Acquiror, Contributor Parent must resolve a lawsuit concerning ownership of the property. Only when Contributor Parent has confirmed that it is the full and undisputed owner of the property may it contribute that interest to the Acquiror.

In addition, Contributor Parent must contribute to the Acquiror its interest in Dutchman’s Bay and Serenity Bay (referred to as the “Antigua Resort Developments”), two planned full service resort hotel developments located in Antigua and Barbuda in which Contributor Parent owns a 75% interest in coordination with the Antigua government. Serenity Bay is a planned five star resort comprised of five contiguous parcels (28.33 acres) zoned for hotel and residential use that are planned for 246 units and 80 one, two and three bedroom condo units. Dutchman’s Bay, is a planned four star condo hotel with 180 guestrooms, 102 two bedroom condos, and 14 three bedroom villas. For the property in Antigua, Contributor Parent must obtain an amendment to its agreement with the government to extend the time for development of these properties and confirm that all development conditions in the original agreement with the government have been either satisfied or waived.

F-88

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

In exchange for each of these properties, the Company will issue to Contributor a number of duly authorized, fully paid and non-assessable shares of the Company’s Common Stock or Series A Convertible Preferred Stock, determined by dividing the $20 million value of that contribution by the Per Share Value. The shares shall be comprised entirely of shares of Common Stock if the issuance has been approved by the Company’s stockholders prior to the issuance thereof and shall be comprised entirely of shares of Series A Convertible Preferred Stock if such approval has not yet been obtained.

Optional Contribution

Contributor Parent has the option to contribute either or both of two additional property interests valued at $66,5 million if certain conditions as set forth in the Agreement are satisfied by December 31, 2017. This third installment is optional in Contributor Parent’s sole discretion.

The Contributor Parent may contribute to the Acquiror its interest in a resort development project on an island just south of Hilton Head, South Carolina (“Melrose”). Contributor Parent currently has the property under a Letter of Intent and expects to close on the property by December 31, 2017. Melrose is valued by Contributor Parent at $22.5 million, based upon a senior lending position that Contributor Parent holds under the Letter of Intent on this property.

Contributor Parent also may contribute to the Acquiror a golf and surf club development project on the Baja Peninsula in Mexico (“Punta Brava”). Contributor Parent also has this property under a Letter of Intent and expects to close by December 31, 2017. Punta Brava is valued by Contributor Parent at $44 million based on Contributor Parent’s commitment of $5 million upon closing on this property, plus a commitment for an additional $5 million and a second commitment of $34 million for construction of the project.

In exchange for each of these properties, the Company will issue to Contributor a number of duly authorized, fully paid and non-assessable shares of the Company’s Common Stock or Series A Convertible Preferred Stock, determined by dividing $86,450,000 (130% of the value of that contribution) by the Per Share Value. The shares shall be comprised entirely of shares of Common Stock if the issuance has been approved by the Company’s stockholders prior to the issuance thereof and shall be comprised entirely of shares of Series A Convertible Preferred Stock if such approval has not yet been obtained. In addition, the Company will issued to Contributor a five (5) year warrant (the “Warrant”) to purchase up to 25,000,000 shares of the Company’s Common Stock at an exercise price of $3.00 per share that shall vest with respect to the number of underlying shares upon the achievement of the milestone specified Agreement. The number of warrant shares and the exercise price will be equitably adjusted in the event of a stock split, stock combination, recapitalization or similar transaction.

General Conditions

In each case, the Company’s board of directors will determine whether or not the pre-contribution conditions have been satisfied before accepting the property interests and issuing shares of the Company’s stock to Contributor Parent.

The Agreement is subject to the usual pre- and post-closing representations, warranties and covenants, and restricts the Company’s conduct to the conduct to that in the ordinary course of business between the signing and December 31, 2017.

Under the Agreement, amounts due to Dr. Dolev Rafaeli and Dennis McGrath under their employment agreements, as well as amounts due to Dr. Yoav Ben-Dror for his services as a board member and officer of the Company’s foreign subsidiaries, will be converted to convertible secured notes (the “Payout Notes”) after approval from the Company’s stockholders. The Payout Notes will be due one year after the stockholder approval and carry a ten percent (10%) interest rate. The principal will convert to shares of the Company’s Common Stock at the lower of (i) the Per Share Value or (ii) the VWAP with respect to on-exchange transactions in the Company’s Common Stock executed on the NASDAQ during the thirty (30) trading days prior to the maturity date as reported by Bloomberg L.P.; provided, however, that the value of the Company’s Common Stock shall in no event be less than $1.75 per share. The Payout Notes will be secured by a security interest in all assets of the Company; provided, however, that such security interest will be subordinated to any (i) claims or liens to the holders of any debt (including mortgage debt) being assumed by the Company as a result of the transaction contemplated by the Agreement, and (ii) all post-closing indebtedness incurred by the Company or its subsidiaries. The holders of the Payout Notes will have demand registration rights which requiring the filing of a re-sale registration statement on appropriate form that registers for re-sale the shares of Common Stock underlying the Payout Notes within thirty (30) days of issuance with best efforts to cause the same to become effective within one-hundred twenty (120) days of issuance.

F-89

PHOTOMEDEX, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In thousands, except share and per share amounts)

Special Meeting of Stockholders

As promptly as possible following the initial closing, the Company is required file a proxy statement and hold a special meeting of its stockholders to authorize and approve the following matters:

●             an increase the number of authorized shares of common stock, $.01 par value per share, of the Company from fifty million (50,000,00) shares to five hundred million (500,000,000) shares and increase the number of authorized shares of preferred stock, $.01 par value per share, of the Company from five million (5,000,000) shares to fifty million (50,000,000) shares;

●             the issuance to the Contributor or its designee or designees the Company’s shares in exchange for the contributed assets, and the issuance of the Warrant and, upon exercise of the Warrant, the underlying shares of the Company’s Common Stock in exchange for the contribution of the optional property interests, if any are made;

●             the amendment and restatement of the Articles of Incorporation of the Company;

●             the amendment and restatement the Bylaws of the Company;

●             the approval of the issuance of the Payout Notes and the issuance of the Company’s Common Stock upon conversion thereof; and

●             the election a new Board of Directors to consist of seven (7) persons of whom (i) three (3) shall be designated by the Company, (ii) three (3) shall be designated by Contributor Parent; and (iii) one (1) (the “Nonaffiliated Director”) shall be selected by the other six (6) directors; provided, however, that at least four (4) of the members of the Board of Directors as so designated shall be independent directors as provided by the rules of NASDAQ (each an “Independent Director”). Of the board designees of the parties, one (1) of the Company’s designees shall be an Independent Director, two (2) of the Contributor Parent’s designees shall be Independent Directors and the Nonaffiliated Director shall be an Independent Director. The compensation committee, nominations and corporate governance committee and audit committee of the Company shall each consist of the Company’s designee who is an Independent Director, one of Contributor Parent’s designees who is an Independent Director and the Nonaffiliated Director.

Board members, officers and certain insiders of the Company are subject to a voting agreement under which they are obligated to vote in favor of the proposals at the stockholder meeting.

Registration Rights

Promptly following the execution of the Agreement, the Company is required prepare and file with the Securities and Exchange Commission two registration statements on Form S-3 (or such other form available for this purpose) (the “Registration Statements”) to register (a) the primary offering by the Company (i) to the holders of the Payout Notes the Common Stock underlying the Payout Notes, and (ii) to the unaffiliated shareholders of Contributor Parent the Common Stock distributed to such unaffiliated shareholders as a dividend by Contributor Parent and (b) the secondary offering (i) by the Contributor Parties of all the shares of the Company’s Common Stock (including, without limitation, the shares of Common Stock underlying the Warrant) retained by the Contributor Parties, (ii) by Maxim Group LLC of the shares received by it as compensation for services rendered to Contributor Parent, and (ii) by certain affiliates of the Contributor Parent who receive shares from Contributor Parent.

Termination Fee

Finally, the transaction is subject to a termination provision under which, in the event of a material breach of the terms of the transaction, the breaching company must pay all out-of-pocket expenses of the non-breaching company incurred up to the date of termination of the transaction.

F-90

20,588,243 Shares of Common Stock

ICTV BRANDS INC.

PROSPECTUS

         , 2017

Dealer Prospectus Delivery Obligation

Until                      , 2017, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common shares being registered. All amounts, other than the SEC registration fee, are estimates. We will pay all these expenses.

Commission filing fee	$1,360.21
Legal fees and expenses	19,468.79
Accounting fees and expenses	44,030.00
Miscellaneous	881.00
Total	$65,740.00

Item 14. Indemnification of Directors and Officers

Our amended and restated bylaws provide for indemnification of directors and officers to the fullest extent permitted by Nevada law. Nevada law provides that a Nevada corporation may indemnify, and our bylaws provide that the corporation shall indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding, if the person (a) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or (b) acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation.

Section 78.138 of the Nevada Revised Statutes and the bylaws provide that a director or officer of our company shall not be personally liable to our company or our stockholders or creditors for damages resulting from any action or failure to act in his or her capacity as a director or officer, if his or her act or omission did not constitute a breach of his or her fiduciary duties and did not involve intentional misconduct, fraud or a knowing violation of law. Nevada law provides that, to the extent a director, officer, employee or agent has been successful on the merits or otherwise in the defense of an action, suit or proceeding, we must indemnify such person against expenses incurred in connection with the defense. Our bylaws provide that any repeal or amendment of a person’s rights to indemnification shall be prospective only, and a director shall not be liable to our company or stockholders or creditors to such further extent as permitted by any law enacted after adoption of the bylaws, including, without limitation, any subsequent amendment to Nevada corporate law.

The above discussion of our bylaws and the Nevada Revised Statutes is not intended to be exhaustive and is qualified in its entirety by such bylaws and statutes.

II-1

We maintain insurance coverage for the purpose of providing indemnification benefits in certain circumstances.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and persons controlling us, we have been advised that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

On January 3, 2014, a stockholder exercised 35,000 warrants previously issued in connection with a private offering, at an exercise price of $.25 per share. The shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On January 9, 2014, a stockholder exercised 100,000 warrants previously issued in connection with a private offering, at an exercise price of $.25 per share. The shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On January 15, 2014, one of our key employees exercised 8,333 options previously issued to him, at an exercise price of $.228 per share. The shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On January 24, 2014, a stockholder exercised 333,333 warrants previously issued in connection with a private offering, at an exercise price of $.25 per share, and 133,333 options previously issued to him at an exercise price of $.15 per share. The shares were issued as restricted stock, with restrictive legends placed on the share certificates. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On January 29, 2014, one of our key employees exercised 166,667 options previously issued to him, at an exercise price of $.0828 per share. The shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On February 5, 2014, The Better Blocks Trust sold $50,000 of its note to our company to an accredited investor, who then converted the $50,000 note into 100,000 shares of our stock at the contractual conversion price of $.50 per share. The shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On February 18, 2014, an option holder exercised 125,000 options previously issued, at an exercise price of $.10 per share. The shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On February 21 2014, two of our key employees exercised 100,000 options at an exercise price of $.0828 per share, and 10,000 options at an exercise price of $.23 per share. The Shares were issued as restricted stock, with restrictive legends placed on the share certificates. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

II-2

On March 18, 2014, The Better Blocks Trust sold $75,000 of its note to our company to an accredited investor, who then converted the $75,000 note into 150,000 shares of our stock at the contractual conversion price of $.50 per share. The shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On December 28, 2015, we issued 300,000 incentive stock options to four employees under our 2011 Stock Option Plan. The options were issued with a fair market value exercise price of $0.21 per share. The options vest over three years, provided the recipients are still employed by our company at the time of vesting. The options may be exercised, once vested, at any time prior to 10 years from the date of grant. The recipients of the options are key employees of our company, and the issuance of the options was exempt from registration under Section 4(2) of the Securities Act of 1933.

On December 28, 2015, we modified the exercise price of 1,630,000 options issued to nine employees and 500,000 options to one employee under our 2011 Stock Option Plan. The options were issued with a fair market value exercise price of $0.21 per share for the nine employees and $0.24 for the remaining employee. The vesting periods remained the same, provided the recipients are still employed by our company at the time of vesting. The options may be exercised, once vested, at any time prior to 10 years from the date of grant. The recipients of the options are key employees of our company, and the issuance of the options was exempt from registration under Section 4(2) of the Securities Act of 1933.

On December 28, 2015, we modified the exercise price of 200,000 options issued to three of its independent directors at a fair market value exercise price of $0.21 per share, and the vesting period remained the same, provided the recipients are still directors of our company at the time of vesting. The options may be exercised, once vested, at any time prior to 10 years from the date of grant. The recipients of the options are key employees of our company, and the issuance of the options was exempt from registration under Section 4(2) of the Securities Act of 1933.

On January 7, 2016, we issued a total of 50,000 incentive stock options to one of its independent directors at a fair market value exercise price of $0.21 per share. The options vest one third each year over the next three years, provided the recipient is still a director of our company. The options may be exercised, once vested, at any time prior to 10 years from the date of grant. The issuance of the options was exempt from registration under Section 4(2) of the Securities Act of 1933.

On January 15, 2016, a former employee exercised 200,000 options previously issued to him, at an exercise price of $.08 per share. The exercise was cashless, such that the exercise price was paid in shares of our common stock, resulting in a net issuance of 128,000 shares. The shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On March 4, 2016, a former employee exercised 150,000 options previously issued to him, at an exercise price of $.15 per share. The exercise was cashless, such that the exercise price was paid in shares of our common stock, resulting in a net issuance of 47,727 shares. The shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

II-3

On October 10, 2016, we issued 650,000 incentive stock options to one employee under our 2011 Stock Option Plan. The options were issued with a fair market value exercise price of $0.34 per share. The options vest as following; (i) 200,000 shares, as of October 10, 2016, (ii) 250,000 shares, as of one year after the date of issuance, and (iii) 200,000 shares, as of two years after the date issuance, provided the recipient is still employed by our company at the time of vesting. The options may be exercised, once vested, at any time prior to 10 years from the date of grant. The recipient of the options is a key employee of our company, and the issuance of the options was exempt from registration under Section 4(2) of the Securities Act of 1933.

On October 28, 2016, a former employee exercised 300,000 options previously issued to him, at an exercise price of $0.22 per share. The exercise was cashless, such that the exercise price was paid in shares of our common stock, resulting in a net issuance of 140,268 shares. The shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On November 30, 2016, we issued 75,000 incentive stock options to one employee under our 2011 Stock Option Plan. The options were issued with a fair market value exercise price of $0.34 per share. The options vest over three years, provided the recipient is still employed by our company at the time of vesting. The options may be exercised, once vested, at any time prior to 10 years from the date of grant. The recipient of the options is a key employee of our company, and the issuance of the options was exempt from registration under Section 4(2) of the Securities Act of 1933.

On January 23, 2017, pursuant to the terms of the securities purchase agreement, dated October 4, 2016, between our company and the selling stockholders, we completed a private placement whereby the selling stockholders purchased 8,823,530 shares of common stock at a price of $0.34 per share, for aggregate gross proceeds of $3,000,000. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On February 1, 2017, pursuant to the terms of the securities purchase agreement, we completed a second and final private placement whereby the selling stockholders purchased 11,764,713 shares of common stock at a price of $0.34 per share, for aggregate gross proceeds of $4,000,000. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

On March 16, 2017 , we issued 600,000 shares of fully vested common stock as part of a share bonus to three executive officers. The stock on date of issuance was $0.56 per share. The recipients of the shares of common stock are key employees of our company, and the issuance of the common stock is exempt from registration under Section 4(2) of the Securities Act of 1933.

On March 31, 2017, a former employee exercised 35,000 options previously issued to her, at an exercise price of $0.22 per share. The exercise was cashless, such that the exercise price was paid in shares of our common stock, resulting in a net issuance of 22,475 shares. The shares were issued as restricted stock, with a restrictive legend placed on the share certificate. The issuance of the shares was exempt from registration under Regulation D and Section 4(2) of the Securities Act of 1933.

II-4

Item 16. Exhibits.

Exhibit No.	Description	Location
2.1	Share and Option Purchase Agreement	Incorporated herein by reference to Exhibit 2.1 of the Company’s Form SB-2, filed with the Securities and Exchange Commission on October 3, 2001.

3.1	Amended and Restated Articles of Incorporation	Incorporated herein by reference to Exhibit 3.1 to the Company’s Form SB-2, filed with the Securities and Exchange Commission on October 3, 2001

3.2	Amendment to Articles of Incorporation.	Filed herewith

3.3	Amended and Restated Bylaws	Incorporated herein by reference to Exhibit 3.2 of the Company’s Form SB-2, filed with the Securities and Exchange Commission on October 3, 2001

3.4	First Amendment to Amended and Restated Bylaws	Incorporated herein by reference to Exhibit 3.3 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on October 3, 2001

4.1	Specimen certificate evidencing common stock	Incorporated herein by reference to Exhibit 4.1 of the Company’s Form SB-2, filed with the Securities and Exchange Commission on October 3, 2001

5.1	Legal Opinion of Sherman & Howard LLC	Filed herewith

10.1	2001 Stock Option Plan	Incorporated by reference from Form SB-2 filed with the Securities and Exchange Commission on October 3, 2001

10.2	Product Purchase Agreement, dated January 22, 2016, by and between Omega 5 Technologies Inc., Richard A. Zirger, Christina Boves, and ICTV Brands, Inc.	Incorporated herein by reference to Exhibit 10.2 of the Company’s annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on March 28, 2017

10.3	Assignment of Trademark by Dimensional Marketing Concepts, Inc.	Incorporated herein by reference to Exhibit 10.2 to the Company’s Form SB-2 filed with the Securities and Exchange Commission on October 3, 2001

10.4	Asset Purchase Agreement, dated October 4, 2016, by and among ICTV Brands Inc., ICTV Holdings, Inc., PhotoMedex, Inc., Radiancy, Inc., PhotoTherapeutics Ltd. and Radiancy (Israel) Limited	Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission October 5, 2016

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10.5	First Amendment to Asset Purchase Agreement, dated January 23, 2017 by and among ICTV Brands Inc., ICTV Holdings, Inc., PhotoMedex, Inc., Radiancy, Inc., PhotoTherapeutics Ltd., and Radiancy (Israel) Limited	Incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission January 23, 2017

10.6	Asset Purchase Agreement, dated October 4, 2016, by and among ICTV Brands Inc., Ermis Labs, Inc., LeoGroup Private Debt Facility, L.P. and Ermis Labs, Inc.	Incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission October 5, 2016

10.7	First Amendment to Asset Purchase Agreement, dated January 23, 2017, by and among ICTV Brands Inc., Ermis Labs, Inc., LeoGroup Private Debt Facility, L.P. and Ermis Labs, Inc.	Incorporated herein by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission January 23, 2017

10.8	Securities Purchase Agreement, dated October 4, 2016, by and among ICTV Brands Inc., LeoGroup Private Debt Facility, L.P., Sandra F. Pessin and Brian L. Pessin	Incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission October 5, 2016

10.9	Registration Rights Agreement, dated January 23, 2017, by and among ICTV Brands Inc. and the Investors named therein.	Incorporated herein by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission January 23, 2017

10.10	Escrow Agreement, dated October 4, 2016, by and among ICTV Brands Inc., ICTV Holdings, Inc., PhotoMedex, Inc., Radiancy, Inc., PhotoTherapeutics Ltd., Radiancy (Israel) Limited, LeoGroup Private Debt Facility, L.P., Sandra F. Pessin, Brian L. Pessin and Bevilacqua PLLC	Incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission October 5, 2016

10.11	Transition Services Agreement, dated October 4, 2016, by and among ICTV Holdings, Inc., PhotoMedex, Inc., Radiancy, Inc., PhotoTherapeutics Ltd. and Radiancy (Israel) Limited	Incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission October 5, 2016

10.12	First Amendment to Transition Services Agreement, dated January 23, 2017, by and among ICTV Holdings, Inc., PhotoMedex, Inc., Radiancy, Inc., PhotoTherapeutics Ltd. and Radiancy (Israel) Limited	Incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission January 23, 2017

10.13	2011 Incentive Stock Option Plan	Previously filed

21	Subsidiaries	Previously filed

23.1	Consent of EisnerAmper LLP	Filed herewith

23.2	Consent of Fahn Kanne & co. Grant Thornton Israel	Filed herewith

23.3	Consent of Sherman & Howard LLC, included in Ex. 5.1	Filed herewith

101.INS	XBRL Instance Document	*

* As provided in Rule 406T of Regulation S–T, this information shall not be deemed “filed” for purposes of Sections 11 and 12 of the Securities Act and Section 18 of the Securities Exchange Act or otherwise subject to liability under those sections.

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Item 17. Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remains unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act to any purchaser, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Pennsylvania on the 12th day of June , 2017.

ICTV BRANDS INC.

By:	/s/ Kelvin Claney
Name:	Kelvin Claney
Title:	Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the 12th of June, 2017.

Signature	Title

/s/ Kelvin Claney	Chief Executive Officer, Chairman and
Name: Kelvin Claney	Chief Financial Officer

*
Name: Richard Ransom	President

*
Name: Ernest P. Kollias, Jr.	Chief Financial Officer

*
Name: Stephen J. Jarvis	Director

*
Name: Donald McDonald	Director

*
Name: William N. Kinnear	Director

*
Name: Diana Pessin	Director

By:	/s/ Kelvin Claney
Kelvin Claney
Attorney-In-Fact

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amendment to Articles of Incorporation

5.1	Legal Opinion of Sherman & Howard LLC

23.1	Consent of EisnerAmper LLP

23.2	Consent of Fahn Kanne & co. Grant Thornton Israel

23.3	Consent of Sherman & Howard LLC, included in Exhibit 5.1